As filed with the Securities and Exchange Commission on March 31, 2021.

Registration No. 333-254255

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IM CANNABIS CORP.
(Exact name of Registrant as specified in its charter)

British Columbia
(Province or other jurisdiction of incorporation or organization)

2833
(Primary Standard Industrial Classification Code Number, if applicable)

Not Applicable
(I.R.S. Employer Identification No., if applicable)

Kibbutz Glil Yam,

Central District, Israel 4690500

+972-54-6687515
(Address and telephone number of Registrant's principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3133

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

James Guttman

Richard Raymer

Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario

Canada, M5J 2S1
Tel: (416) 367-7376

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐

pursuant to Rule 467(b) on (            ) at (            ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

	3.	☒

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	March 31, 2021

IM CANNABIS CORP.

US$250,000,000
Common Shares
Warrants
Subscription Receipts

Debt Securities
Units

This short form base shelf prospectus (the "Prospectus") relates to the offering for sale from time to time (each, an "Offering"), during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of the securities of IM Cannabis Corp. ("IMCC" or the "Company") including: (i) common shares ("Common Shares") in the capital of the Company; (ii) common share purchase warrants ("Warrants"); (iii) subscription receipts ("Subscription Receipts") convertible into other Securities (as defined below); (iv) senior and subordinated debt securities, including debt securities convertible or exchangeable into other securities of the Company (collectively, "Debt Securities"); and (v) units ("Units") comprised of one or more of any of the other Securities (as defined below) that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the "Securities" and individually, a "Security") in one or more series or issuances, with a total offering price of such Securities, in the aggregate, of up to $250,000,000 in United States dollars (or the equivalent thereof in other currencies). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement").

We are permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in United States and Canada ("MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. IMCC has prepared its consolidated financial statements, incorporated herein by reference, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

The Common Shares are listed and posted for trading under the symbol "IMCC" on the Canadian Securities Exchange (the "CSE") and on the NASDAQ Capital Market (the "NASDAQ"). The issued and outstanding Warrants (the "Listed Warrants") are listed and posted for trading under the symbol "IMCC.WT" on the CSE. On March 30, 2021, the last full trading day prior to the date of this Prospectus, the closing price per Common Share on the CSE was C$8.89 and on the NASDAQ was US$7.12 and the closing price per Listed Warrant on the CSE was C$1.01.  Unless otherwise specified in the applicable Prospectus Supplement, there is no existing trading market through which any of the Securities other than the Common Shares and Listed Warrants may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange. See "Risk Factors".

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY CANADIAN SECURITIES REGULATOR, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

All information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities. The Company may offer and sell Securities through underwriters or dealers, directly or through agents designated by the Company from time to time at amounts and prices and other terms determined by the Company. A Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the Offering and will set forth the terms of the Offering, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the distribution. In connection with any Offering (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may, subject to applicable law, over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at levels other than that which might otherwise exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution". No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus may qualify an "at-the-market distribution", as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102"). See "Plan of Distribution".

Investing in the Securities is speculative and involves certain risks. The risks outlined in this Prospectus and in the documents incorporated by reference herein and in the applicable Prospectus Supplement should be carefully reviewed and considered by prospective investors. See "Risk Factors".

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Company is incorporated in Canada, most of the officers, directors and experts named in this Prospectus are not residents of the United States, and some of the Company's assets and all or a substantial portion of the assets of such persons are located outside of the United States. See "Enforceability of Certain Civil Liabilities".

Mr. Oren Shuster, a director, officer and promoter of the Company, Ms. Vivian Bercovici, Ms. Haleli Barath and Mr. Brian Schinderle, each a director of the Company, Mr. Shai Shemesh and Ms. Yael Harrosh, each an officer of the Company, and Mr. Rafael Gabay, a promoter of the Company, reside outside of Canada. Each of Mr. Shuster, Ms. Bercovici, Ms. Barath, Mr. Schinderle, Mr. Shemesh, Ms. Harrosh and Mr. Gabay have appointed Gowling WLG (Canada) LLP, Suite 1600, 100 King St. West, Toronto, Ontario, M5X 1G5 as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

- ii -

Owning any of IMCC's Securities may subject you to tax consequences in Canada, the United States and in your place of residence or citizenship. Such tax consequences are not fully described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular Offering and consult your own tax advisor with respect to your own particular circumstances.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests, including, for example, an equity or debt security, or a statistical measure of economic or financial performance (including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items). For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate), LIBOR (the London Interbank Offered Rate), EURIBOR (the Euro Interbank Offered Rate) or a United States federal funds rate.

The head and principal office of the Company is located at Kibbutz Glil Yam, Central District, Israel 4690500.

The registered and records office of the Company is located at 550 Burrard Street, Suite 2300, Bentall 5, Vancouver, British Columbia, Canada, V6C 2B5.

- iii -

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

Unless otherwise noted or the context indicates otherwise, references to "we", "us", "our" or similar terms, as well as the "Company" and "IMCC" refer to IM Cannabis Corp., together with its subsidiaries, on a consolidated basis, and the "Group" refers to the Company, its subsidiaries and Focus Medical Herbs Ltd. ("Focus").

This Prospectus is part of a registration statement on Form F-10 that we are filing with the SEC under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), relating to the Securities (the "Registration Statement"). Under the Registration Statement, we may, from time to time, offer any combination of the Securities described in this Prospectus in one or more Offerings of up to an aggregate principal amount of US$250,000,000 (or the equivalent in other currencies). This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities under the Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that Offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Securities.

You should rely only on the information contained or incorporated by reference in this Prospectus and on the other information included in the Registration Statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with any different, additional, inconsistent or other information, you should not rely on it. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this Prospectus, any applicable Prospectus Supplement or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery or of any sale of the Securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Company's website should not be deemed to be a part of this Prospectus, any applicable Prospectus Supplement or incorporated by reference herein or therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

FINANCIAL INFORMATION AND CURRENCY

IMCC has prepared its consolidated financial statements, incorporated herein by reference, in accordance with IFRS and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

All currency amounts in this Prospectus are expressed in Canadian dollars, unless otherwise indicated. References to "$", "C$" or "dollars" are to Canadian dollars. References to "US$" are to United States dollars and references to "NIS" are to New Israeli Shekels.

The following table reflects the exchange rates for one United States dollar, expressed in Canadian dollars, during the periods noted, based on the daily exchange rates for 2019 and 20201 .

	Years Ended December 31, 2020	2019
Low for the period	1.2718	1.2988
High for the period	1.4496	1.3600
Rate at the end of the period	1.2732	1.2988
Average	1.3415	1.3269

On March 30, 2021, the Bank of Canada daily average rate of exchange was C$1.00 = US$0.7917 or US$1.00 = C$1.2631.

The following table reflects the exchange rates for one Canadian dollar, expressed in New Israeli Shekels, during the periods noted, based on the Bank of Israel spot rate of exchange2 .

	Years Ended December 31, 2020	2019
Low for the period	2.4895	2.5956
High for the period	2.7274	2.7854
Rate at the end of the period	2.5217	2.6535
Average	2.5663	2.6868

On March 30, 2021, the closing spot rate for NIS reported by the Bank of Israel was C$1.00 = NIS 2.6413 or NIS 1.00 = C$0.3786.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a company existing under the laws of the Province of British Columbia. Most of the officers, directors and expert named in this Prospectus are not residents of the United States, and some of our assets and all or a substantial portion of the assets of such persons are located outside of the United States. IMCC has appointed an agent for service of process within the United States upon those officers or directors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon IMCC's civil liability and the civil liability of such officers or directors under United States federal securities laws or the securities or "blue sky" laws of any state within the United States.

IMCC has been advised that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. IMCC has also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or any such state securities or "blue sky" laws.

We are filing with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the Offering of the Securities.

________________________________
 1 As reported by the Bank of Canada, obtained from: https://www.bankofcanada.ca.

 2 As reported by the Bank of Israel, obtained from: http://www.boi.org.il.

WHERE YOU CAN FIND MORE INFORMATION

The Company is filing a Registration Statement with the SEC. This Prospectus and the documents incorporated by reference herein, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Information omitted from this Prospectus but contained in the Registration Statement is available on the Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") under the Company's profile at www.sec.gov. Investors should review the Registration Statement and the exhibits thereto for further information with respect to us and the Securities. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Each time we sell Securities under the Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that Offering. The Prospectus Supplement may also add to, update or change information contained in this Prospectus.

We are required to file with the various securities commissions or similar authorities in each of the applicable provinces and territories of Canada, annual and quarterly reports, material change reports and other information. We are also an SEC registrant subject to the informational requirements of the United States Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, file with, or furnish to, the SEC certain reports and other information. Under the MJDS adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those of the United States. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities legislation (collectively referred to herein as "forward-looking information" or "forward-looking statements"). Forward-looking statements are included to provide information about management's current expectations and plans that allows investors and others to get a better understanding of the Group's operating environment, the business operations and financial performance and condition.

Forward-looking statements include, but are not limited to, statements regarding the benefits of listing on NASDAQ for the Company and retail and institutional investors; the potential impacts of COVID-19 on the Group; logistics relating to the Group's supply agreements, including timing and quantity of medical cannabis products purchased; the Company's expectations of JWC (as defined below) as a long-term source of cannabis supply for the Group; potential consequences of negative outcomes from matters related to the Construction Allegations (as defined below) and/or MOH Allegations (as defined below) and their effects on the Group; the Company's expectations regarding cash flows from future operating activities; the Company's potential reallocation of net proceeds from the sale of the Securities; changes in interest and exchange rates; potential amendments to the Plan (as defined below), including an increase in the Option Cap (as defined below), subject to shareholder approval; future growth potential of IMCC; future development plans; and currency and interest rate fluctuations. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as "expects", "is expected", "anticipates", "believes", "plans", "projects", "estimates", "assumes", "intends", "strategy", "goals", "objectives", "potential", "possible" or variations thereof or stating that certain actions, events, conditions or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of fact and may be forward-looking statements.

Forward-looking statements are necessarily based upon a number of factors and assumptions that, if untrue, could cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such statements. Forward-looking statements are based upon a number of estimates and assumptions that, while considered reasonable by the Company at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies that may cause the Group's actual financial results, performance, or achievements to be materially different from those expressed or implied herein. Some of the material factors or assumptions used to develop forward-looking statements include, without limitation, anticipated costs and the Company's ability to fund its operations; the Group's ability to carry on operations; the timely receipt of required approvals and permits; the Group's ability to operate in a safe, efficient and effective manner; the impact of COVID-19; the Group's ability to maintain the required licenses, permits, approvals and other authorizations to operate in the jurisdictions it operates in; and the Company's ability to obtain financing as and when required and on reasonable terms.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Certain important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others: the failure of the Company or Messrs. Oren Shuster and Rafael Gabay to maintain "de facto control" over Focus; the failure of the Group to maintain licenses, permits, approvals and other authorizations required for its operations, including the Focus License (as defined below) and permits relating to the Focus Facility and/or Focus Lease Agreement (as defined below); the Company's inability to capture the benefits associated with its acquisition of Trichome (as defined below); access to additional capital; volatility in the market price of the Company's Securities; future sales of the Company's Securities; dilution of shareholders' holdings; negative operating cash flow; failure to obtain required regulatory and stock exchange approvals; limitations in the liquidity of the Securities; health, safety and environmental risks; delays in obtaining or failure to obtain governmental permits, or non-compliance with permits; the fluctuating price of cannabis; the negative effects of interest rate and exchange rate changes to the market price or value of Debt Securities; depression of market price of Securities caused by sales of significant number of Common Shares; assessments by taxation authorities; the potential impact of health crises including the COVID-19 pandemic; litigation; risks related to the Company's status as a "foreign private issuer" under U.S. securities laws, including the loss of status thereof; risks related to the Company's status as an "emerging growth company" under U.S. securities laws, including the loss of status thereof; and the Company's ability to identify, complete and successfully integrate acquisitions.

This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements. Although the Company believes its expectations are based upon reasonable assumptions and have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. See the section entitled "Risk Factors" below, and in the section entitled "Risk Factors" in the Company's annual information form for the year ended December 31, 2019, dated January 27, 2021 (the "Annual Information Form"), and incorporated by reference herein, for additional risk factors that could cause results to differ materially from forward-looking statements.

Investors are cautioned not to put undue reliance on forward-looking statements. The forward-looking statements contained herein are made as of the date of this Prospectus and, accordingly, are subject to change after such date. The Company disclaims any intent or obligation to update publicly or otherwise revise any forward-looking statements or the foregoing list of assumptions or factors, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. Investors are urged to read the Company's filings with Canadian securities regulatory agencies, which can be viewed online under the Company's profile on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com.

NON-IFRS MEASURES AND OTHER FINANCIAL MEASURES

This Prospectus, including the documents incorporated herein by reference, makes reference to certain non-IFRS financial measures including "Gross Margin", "EBITDA" and "Adjusted EBITDA". These performance measures do not have a standard meaning within IFRS and, therefore, amounts presented may not be comparable to similar data presented by other companies in the industry. These performance measures should not be considered in isolation as a substitute for measures of performance in accordance with IFRS.

The Company defines Gross Margin as the difference between revenue and cost of goods sold divided by revenue (expressed as a percentage), prior to the effect of a fair value adjustment for inventory and biological assets. The most directly comparable IFRS measure presented by IMCC in its financial statements is gross profit before fair value adjustments divided by revenue.

The Company defines EBITDA as income earned or lost from operations, as reported, before interest, tax, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, adjusted by removing other non-recurring or non-cash items, including the unrealized change in fair value of biological assets, realized fair value adjustments on inventory sold in the period, share-based compensation expenses, and revaluation adjustments of financial assets and liabilities measured on a fair value basis. The Company believes that Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-recurring or non-cash items.

These non-IFRS performance measures are included in this Prospectus, and the documents incorporated herein by reference, because these statistics are used to provide investors with supplemental measures of the Company's operating performance and thus highlight trends in the Company's core business that may not otherwise be apparent when relying solely on IFRS measures. The Company believes that securities analysts, investors and other interested parties frequently use non-IFRS financial measures in the evaluation of issuers. The Company also uses these non-IFRS financial measures in order to facilitate operating performance comparisons from period to period, to prepare annual operating budgets and forecasts and to determine components of management compensation. See the Interim MD&A for more details, including a reconciliation of the foregoing non-IFRS measures to their most directly comparable measures calculated in accordance with IFRS.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada, which have also been filed with, or furnished to, the SEC.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of IM Cannabis Corp. at Kibbutz Glil Yam, Central District, Israel 4690500, telephone +972-54-6687515  or email yael.h@imcannabis.com, and are also available electronically under the Company's profile at www.sedar.com.

The following documents, filed by the Company with the securities commissions or similar authorities in each of the provinces and territories of Canada, and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a) the Annual Information Form;

(b) the Company's audited consolidated financial statements as at and for the financial year ended December 31, 2019, and related notes thereto, together with the independent auditor's report thereon;

(c) the management's discussion and analysis for the year and three months ended December 31, 2019 and 2018;

(d) the Company's unaudited interim condensed consolidated financial statements for the three and nine month periods ended September 30, 2020 and 2019, and related notes thereto (the "Interim Financial Statements");

(e) the management's discussion and analysis for the three and nine month periods ended September 30, 2020 and 2019 (the "Interim MD&A");

(f) the management information circular of the Company dated February 5, 2020 in connection with the annual general meeting of shareholders of the Company held on March 16, 2020;

(g) the management information circular of the Company dated November 12, 2020 in connection with the special meeting of shareholders of the Company held on December 16, 2020;

(h) the material change report of the Company dated February 26, 2021 related to the announcement on February 25, 2021 that the Company's application to list the Company's common shares on NASDAQ was approved;

(i) the material change report of the Company dated February 26, 2021 related to the appointments of Brian Schinderle and Haleli Barath to the Company's board of directors and concurrent resignations of Rafael Gabay and Steven Mintz from the Company's board of directors on February 22, 2021;

(j) the material change report of the Company dated February 17, 2021 related to the completion of the Consolidation (as defined in "The Company" below) on February 12, 2021;

(k) the material change report of the Company dated January 8, 2021 related to the announcement of the definitive arrangement agreement between the Company and Trichome (as defined below); and

(l)  the material change report of the Company dated March 25, 2021 related to the Company's completion of the Trichome Transaction (as defined below).

Any document of the type referred to in item 11.1 of Form 44-101F1 - Short Form Prospectus of National Instrument 44-101 - Short Form Prospectus Distributions ("NI 44-101") of the Canadian Securities Administrators (other than confidential material change reports, if any) filed by the Company with any securities commissions or similar regulatory authorities in Canada after the date of this Prospectus and all Prospectus Supplements disclosing additional or updated information filed pursuant to the requirements of applicable securities legislation in Canada during the period that this Prospectus is effective shall be deemed to be incorporated by reference in this Prospectus. These documents are available on SEDAR, which can be accessed at www.sedar.com.

In addition, to the extent any such document is included in any report on Form 6-K furnished to the SEC or in any report on Form 40-F (or any respective successor form) filed with the SEC subsequent to the date of this Prospectus, such document shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part (in the case of any report on Form 6-K, if and to the extent expressly set forth in such report). In addition, any other report on Form 6-K and the exhibits thereto filed or furnished by the Company with the SEC, and any other reports filed, under the Exchange Act from the date of this Prospectus shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part, but only if and to the extent expressly so provided in any such report. The Company's current reports on Form 6-K and annual reports on Form 40-F are or will be made available on EDGAR at www.sec.gov.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

When the Company files a new annual information form, audited consolidated financial statements and related management's discussion and analysis and, where required, they are accepted by the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited consolidated financial statements and related management's discussion and analysis and all unaudited interim condensed consolidated financial statements and related management's discussion and analysis for such periods, all material change reports and any business acquisition report filed prior to the commencement of the Company's financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon new unaudited interim condensed consolidated financial statements and related management's discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the term of this Prospectus, all unaudited interim condensed consolidated financial statements and related management's discussion and analysis filed prior to the filing of the new unaudited interim condensed consolidated financial statements shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a management information circular in connection with an annual general meeting of shareholders being filed by the Company with the appropriate securities regulatory authorities during the currency of this Prospectus, the management information circular filed in connection with the previous annual general meeting of shareholders (unless such management information circular also related to a special meeting of shareholders) will be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of any Offering of Securities will be delivered to purchasers of Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the Offering to which that Prospectus Supplement pertains.

MARKETING MATERIALS

Any "template version" of any "marketing materials" (as defined in National Instrument 41-101 - General Prospectus Requirements of the Canadian Securities Administrators) filed by the Company after the date of a Prospectus Supplement and before the termination of the distribution of Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed incorporated by reference in such Prospectus Supplement.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement on Form F-10 of which this Prospectus forms a part:

(a) the documents listed under "Documents Incorporated by Reference";

(b) powers of attorney from certain of the Company's directors and officers (included on the signature page to the Registration Statement);

(c) the consent of Kost Forer Gabay & Kasierer, a Member of Ernst & Young Global; and

(d) the consent of MNP LLP; and

(e) the form of indenture for any Debt Securities issued hereunder.

A copy of the form of warrant indenture or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

THE COMPANY

IMCC is a multi-country operator in the medical and recreational cannabis sector headquartered in Israel and with operations in Israel, Germany and Canada.

In Israel, I.M.C. Holdings Ltd. ("IMC Holdings") built the IMC brand of premium medical cannabis products which have been cultivated over the last decade by Focus, an Israeli licensed cultivator over which IMC Holdings exercises "de facto control" under IFRS 10, and its cultivation partners, and sold by Focus in the Israeli market. As part of its core Israeli business, the Company offers intellectual property-related services to the medical cannabis industry based on proprietary processes and technologies it developed for the production of medical cannabis products. The Company offers its intellectual property and consulting services to Focus pursuant to certain commercial agreements and receives as consideration for such services a share of Focus' revenues resulting from the sale of medical cannabis products under the IMC brand.

In Europe, IMCC operates through Adjupharm GmbH, a German-based subsidiary and EU-GMP certified medical cannabis distributor, which provides the Company with a platform to establish and entrench its brand in Germany and other European jurisdictions, using its experience in the Israeli market. IMCC's European presence is augmented by strategic alliances with a network of certified suppliers and distributors to capitalize on the increased demand for medical cannabis products in Europe and to bring the IMC brand and its product portfolio to European patients.

In Canada, IMCC operates through Trichome Financial Corp. ("Trichome"), a Canadian-based subsidiary and specialty finance company focused on providing capital solutions to the global legal cannabis market, and Trichome JWC Acquisition Corp. d/b/a JWC ("JWC"), a wholly-owned subsidiary of Trichome and licensed producer of cannabis products in the adult-use recreational cannabis market in Canada. IMCC is focused on continuing with an aggressive and accretive acquisition strategy focusing on attractively valued and highly synergistic targets in Canada. Furthermore, IMCC expects JWC's premium indoor cultivation facility in Canada to serve as a long-term source of cannabis supply for the Group.

For further information regarding IMCC, see the Annual Information Form and other documents incorporated by reference in this Prospectus available at www.sedar.com under the Company's profile.

Recent Developments

Common Shares Consolidation

On February 12, 2021 the Company consolidated all of its issued and outstanding Common Shares on a four (4) to one (1) basis (the "Consolidation"). Following the Consolidation, the number of Listed Warrants outstanding was not altered; however, the exercise terms were adjusted such that four Listed Warrants are exercisable for one Common Share following the payment of an adjusted exercise price of $5.20.

All references to the Company's Common Shares and securities issuable into Common Shares such as Listed Warrants, incentive stock options ("Options"), broker compensation options ("Broker Options"), and restricted share units ("RSUs") in documents dated prior to February 12, 2021 that are incorporated by reference in this Prospectus, reflect pre-Consolidation amounts unless otherwise indicated.

Changes to Board of Directors

On February 22, 2021, the Company appointed Brian Schinderle and Haleli Barath to its board of directors (the "Board"). Both Mr. Schinderle and Ms. Barath are independent directors under applicable Canadian and United States securities laws. In conjunction with these appointments, Rafael Gabay and Steven Mintz concurrently resigned from the Board.

Listing on NASDAQ

On March 1, 2021, the Company's Common Shares commenced trading on NASDAQ under the ticker symbol "IMCC", making the Company the first Israeli medical cannabis operator to list its shares on NASDAQ. The listing is expected to increase access to investment in the Company for retail and institutional investors around the world, to improve liquidity of the Company's Common Shares and, in turn, optimize the Company's cost of capital.

Multi-year Supply Agreement

On March 8, 2021, the Company announced that Focus signed a multi-year supply agreement with GTEC Holdings Ltd. ("GTEC"), a Canadian licensed producer of handcrafted and high quality cannabis (the "GTEC Agreement"). According to the GTEC Agreement, Focus Medical will import GTEC's high-THC medical cannabis flower into Israel to be sold under the IMC brand. With the arrival of these commercial shipments, IMCC will launch a new category of imported premium indoor medical cannabis products under its well-established brand. The import of the Canadian-grown high-THC strains from GTEC's subsidiary, Grey Bruce Farms Incorporated ("GBF"), is expected to commence in Q2 2021, subject to fulfilling all regulatory requirements in relation to such import, including compliance with MOH regulations and receipt of a valid export license from Health Canada. According to the GTEC Agreement, Focus Medical will purchase a minimum quantity of 500 kg of high-THC medical cannabis flower from GBF and will be the exclusive recipient of GTEC cannabis products in the Israeli market for a period of 12 months from the date that the first shipment of GTEC products arrives in Israel (the "Exclusive Term"). The Exclusive Term can be extended under the terms of the GTEC Agreement by an additional 6 months. The agreement with GTEC further enhances IMCC's business presence in the North American legal cannabis market and adds another international supply partner to its network, following the listing of the Company's Common Shares on NASDAQ.

Completion of Trichome Transaction

On March 18, 2021, the Company closed the Trichome Transaction that was previously announced on December 30, 2020. The Trichome Transaction was completed pursuant to a plan of arrangement under the Business Corporations Act (Ontario). See "Trichome Transaction".

Update Regarding Impact of COVID-19 on Operations

The current global uncertainty with respect to the spread of COVID-19, the rapidly evolving nature of the pandemic and local and international developments related thereto and its effect on the broader global economy and capital markets may impact the Group's business in the coming months.

The Group has taken proactive measures to protect the health and safety of its employees in order to continue delivering high quality medical cannabis products to its patients and to maintain its financial health. The Company has postponed planned investments in certain jurisdictions until global economic risks subside, but it continues to focus on its acquisition strategy in North America and Europe. The Company also continues to develop the IMC brand by increasing physician awareness and engagement to drive sales of IMC-branded medical cannabis products in Germany and by seeking new supply and sales agreements in Israel.

While the precise impact of the COVID-19 outbreak on the Company remains unknown, the rapid spread of COVID-19 and declaration of the outbreak as a global pandemic have resulted in travel advisories and restrictions, certain restrictions on business operations, social distancing precautions and restrictions on group gatherings which are having direct impacts on businesses in Canada, Israel, Germany and elsewhere in the world. Such additional precautionary measures could also impact the Group's business. The spread of COVID-19 may also have a material adverse effect on global economic activity and could result in volatility and disruption to global supply chains and the financial and capital markets. These disruptions could cause interruptions in supplies and other services from third parties upon which the Group relies; decrease demand for products; and cause staff shortages, reduced customer traffic, and increased government regulation, all of which may materially and negatively impact the business, financial condition and results of operations of the Group. See "Risk Factors - COVID-19 and global health crisis".

RISK FACTORS

Before deciding to invest in the Securities, investors should carefully consider all of the information contained in, and incorporated or deemed to be incorporated by reference in, this Prospectus and any applicable Prospectus Supplement. An investment in the Securities is subject to certain risks, including risks related to the business of the Group and risks related to the Company's securities described in the documents incorporated or deemed to be incorporated by reference in this Prospectus. See the risk factors below, "Risk Factors" section in the Annual Information Form and the "Risk Factors" section of any applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein. Each of the risks described in these sections and documents could materially and adversely affect the Group's business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to the Company or that the Company currently deem immaterial may also impair the Group's business, financial condition, results of operations and prospects.

These risk factors, together with all other information included or incorporated by reference in this Prospectus, including, without limitation, information contained in the section "Cautionary Note Regarding Forward-Looking Statements" as well as the risk factors set out below, should be carefully reviewed and considered by investors.

Some of the factors described herein, in the documents incorporated or deemed incorporated by reference herein are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the adverse effects set out in the risk factors described herein, or in another document incorporated or deemed incorporated by reference herein occur, it could have a material adverse effect on the business, financial condition, results of operations and prospects of the Company or Group. Additional risks and uncertainties of which the Company currently is unaware of or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Group's business, financial condition, results of operations and prospects. The Company cannot provide assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out in the risk factors herein, or in the other documents incorporated or deemed incorporated by reference herein or other unforeseen risks.

Consolidation of Focus Financial Results under IFRS 10 and Maintenance of Common Control

The Company complies with IFRS 10, which applies a single consolidation model using a definition of "control" that requires an investor (as defined in IFRS 10) to consolidate an investee (as defined in IFRS 10) where: (i) the investor has power over the investee; (ii) the investor has exposure or rights to variable returns from involvement with the investee; and (iii) the investor can use its power over the investee to affect the amount of the investor's returns.

Subsequent to the restructuring of IMC Holdings on April 2, 2019, the Company analyzed the terms of the contractual agreements with Focus in accordance with IFRS 10 to conclude whether it should continue to consolidate the accounts of Focus in its financial statements.

Under IFRS 10, consolidation occurs when an investor can exercise control over an investee. Control is achieved through voting rights or other evidence of power. Where there are no direct holdings, under IFRS 10, an investor (as defined in IFRS 10) should consider other evidence of power and ability to unilaterally direct an investee's (as defined in IFRS 10) relevant activities. In view of the contractual agreements and the guidance in IFRS 10, notwithstanding that the Company has no direct or indirect ownership of Focus, it has sufficient rights to unilaterally direct the relevant activities (a concept known as "de facto control"), mainly due to the following:

(a) the Company receiving economic benefits from Focus (and the terms of the contractual agreements between the Company and Focus cannot be changed without the approval of the Company);

(b) the Company having the option to purchase the divested 74% interest in Focus held by Oren Shuster, the Chief Executive Officer, director and a promoter of the Company, and Rafael Gabay, a consultant, former director and a promoter of the Company;

(c) Messrs. Shuster and Gabay each being a director of Focus (while Mr. Shuster concurrently being a director, officer and substantial shareholder of the Company and Mr. Gabay concurrently being a substantial shareholder of the Company); and

(d) the Company providing management and support activities to Focus through a services agreement.

Accordingly, under IFRS 10, the Company has "de facto control" over Focus, and therefore consolidates the financial results of Focus in the Company's financial statements.

Any failure of the Company or Messrs. Oren Shuster and Rafael Gabay to maintain "de facto control" over Focus as defined under IFRS 10 could alter the Company's consolidation model, potentially resulting in a material adverse effect on the business, results of operations and financial condition of the Company.

COVID-19 and global health crisis

The COVID-19 global outbreak and efforts to contain it may have an impact on the Group's business. The Group has implemented various safety measures onsite to ensure the safety of its employees and contractors. The Group continues to monitor the situation and the impact that COVID-19 may have its operations. Should COVID-19 spread, travel bans remain in place or should a significant part of the Group's team members or consultants become infected, the Group's ability to continue operations may be impacted. Similarly, the Company's ability to obtain financing and the ability of the Group's vendors, suppliers, consultants and partners to meet obligations may be impacted as a result of COVID-19 and efforts to contain the virus.

Reliance on Focus Facility

Focus' license from the Israeli Ministry of Health ("MOH") to propagate and cultivate medical cannabis in the State of Israel (the "Focus License") is specific to the propagation and cultivation facility in Moshav Sde Avraham, Israel, operated by Focus (the "Focus Facility") and both must remain in good standing for Focus to conduct the medical cannabis activities authorized thereunder. Adverse changes or developments affecting the Focus Facility, including but not limited to the failure to maintain all requisite regulatory and ancillary permits and licenses, the failure to comply with state or municipal regulations, or a breach of security, could have a material adverse effect on the Group's business, financial condition, results of operations and prospects.

In addition, any breach of the long-term land lease agreement between Focus and the landowners on which the Focus Facility is built and operated (the "Focus Lease Agreement") or any failure to renew the Focus Lease Agreement, on materially similar or more favorable terms, may have a material adverse effect on the Group's business, financial condition, results of operations and prospects, and could also have an impact on Focus' ability to continue operating under the Focus License or to renew the Focus License.

The Focus Facility is subject to state and municipal regulation and oversight, including the acquisition of all required regulatory and ancillary permits to conduct operations or undertake any construction. Any breach of regulatory requirements, security measures or other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by government regulators at all levels, could also have an impact on Focus' ability to maintain the Focus Lease Agreement and/or keep the Focus Facility in good standing, and to continue operating under the Focus License or the prospect of renewing the Focus License.

The Focus Facility continues to operate with routine maintenance. Focus will bear many, if not all, of the costs of maintenance and upkeep of the Focus Facility, including replacement of components over time. Focus' operations and the Group's financial performance may be adversely affected if Focus is unable to keep up with maintenance requirements.

In December 2020, the municipal committee presiding over planning and construction in southern Israel (the "Construction Committee") advised Focus that it was the subject of certain allegations regarding inadequate permitting for construction relating to the Focus Facility (the "Construction Allegations"). Focus' shareholders and directors, including Oren Shuster and Rafael Gabay, received a summons and have testified before the Construction Committee. In January 2021, the MOH advised Focus that it had received a complaint of the same nature as the Construction Allegations (the "MOH Allegations"). Focus is fully cooperating with the ongoing investigations of both the Construction Committee and the MOH. As of the date of this Prospectus, no formal legal proceedings have been commenced against any of Focus, Mr. Shuster or Mr. Gabay. In the event that formal legal proceedings in respect of the Construction Allegations and/or the MOH Allegations are launched, potential consequences of any negative outcome may include, but are not limited to: (i) criminal charges against any or all of Focus or Focus' shareholders and directors, including Mr. Shuster and Mr. Gabay; (ii) monetary penalties or fines; (iii) temporary or permanent suspension of the Focus License; and (iv) other consequences that may limit, in part or as a whole, Focus' operations under the Focus License. A negative outcome to the Construction Allegations or the MOH Allegations may have a material adverse effect on the business, results of operations and financial conditions of the Group.

Management of Growth and Acquisition Integration

The Company may be subject to growth related risks including capacity constraints and pressure on its internal systems and controls. The ability of the Company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. If the Company is unable to deal with this growth, any negative impact may have a material adverse effect on the Company's business, financial condition, results of operation and prospects.

In addition, the realization of the benefits of acquisitions made by the Company, including without limitation the acquisition of Trichome, depend in part on successfully consolidating functions and integrating and leveraging operations, procedures and personnel in a timely and efficient manner as well as the Company's ability to share knowledge and realize revenues, synergies and other growth opportunities from combining the acquired businesses and operations with those of the Company. The integration of acquired businesses may depend on a number of factors, including without limitation: (i) the input of substantial management effort, time and resources; (ii) the successful incorporation of key personnel from acquired companies for post-acquisition periods; and (iii) the execution of effective non-competition agreements with certain employees or ex-employees of the acquired companies. Any failure in successfully integrating acquired businesses may result in a material adverse effect on the Company's business, financial condition, operating results and prospects.

Furthermore, there is no guarantee that the Company will be able to continue developing operations in its current jurisdictions or expand into new jurisdictions. Any such activities will require, among other things, various regulatory and other third-party approvals, licenses and permits and there is no guarantee that any or all required approvals, licenses and permits will be obtained.

Negative cash flow from operations

During the nine months ended September 30, 2020 and year ended December 31, 2019, the Company had negative cash flows from operating activities. Although the Company expects to generate positive cash flows from its future operating activities, there is no assurance that it will achieve this objective. If operational cash flows continue to be negative, the Company may be required to fund future operations with alternative financing options such as offerings of securities.

Capital resources

Historically, capital requirements have been primarily funded through the proceeds obtained from the Company's previously completed October 2019 private placement of subscription receipts of the Company, exercises of outstanding securities of the Company, and its Israeli operations. Factors that could affect the availability of financing necessary to implement the Group's business objectives include the progress and results of the Group's expansion efforts, the state of international debt and equity markets, and investor perceptions and expectations of the global cannabis markets and the cannabis markets in Israel, Europe and Canada. There can be no assurance that such financing will be available in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. Based on the amount of funding raised, the Group's planned business objectives may be postponed, or otherwise revised, as necessary.

Discretion in the Use of Proceeds

While detailed information regarding the use of proceeds from the sale of the Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of net proceeds from an Offering by the Company of its Securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Company's sole discretion.

Management will have discretion concerning the use of proceeds described in the applicable Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Group's results of operations may suffer.

Securities of IMCC are subject to price volatility

Capital and securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Factors unrelated to the financial performance or prospects of IMCC include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries or asset classes. There can be no assurance that fluctuations in cannabis prices will not occur. As a result of any of these factors, the market price of securities of IMCC at any given time may not accurately reflect the long-term value of IMCC.

In the past, following periods of volatility in the market price of a company's securities, shareholders have instituted class action securities litigation against them. Such litigation, if instituted, could result in substantial cost and diversion of management attention and resources, which could significantly harm profitability and the reputation of IMCC.

Changes in interest rates may cause the value of the Debt Securities to decline.

Prevailing interest rates will affect the value of the Debt Securities. The value of the Debt Securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Fluctuations in foreign currency markets may cause the value of the Debt Securities to decline.

Debt Securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable Prospectus Supplement.

Sales of a significant number of Common Shares in the public markets, or the perception of such sales, could depress the market price of the Common Shares

Sales of a substantial number of Common Shares or other equity-related securities in the public markets by the Company or its shareholders could depress the market price of the Company's securities and impair the Company's ability to raise capital through the sale of additional equity securities. The Company cannot predict the effect that future sales of Common Shares or other equity-related securities would have on the market price of the Common Shares or Listed Warrants. The price of the Common Shares or Listed Warrants could be affected by possible sales of the Common Shares or Listed Warrants by hedging or arbitrage trading activity. If the Company raises additional funding by issuing additional equity securities, such financing may substantially dilute the interests of shareholders of the Company and reduce the value of their investment.

Holders of Common Shares will be diluted

The Company may issue additional securities in the future, which may dilute a shareholder's holdings in the Company and reduce the value of its investment. The Company's articles permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with such further issuance. The directors of the Company have discretion to determine the price and the terms of further issuances. Moreover, additional Common Shares will be issued by the Company on the exercise of Options under the Company's incentive stock option plan (the "Plan") and upon the exercise of outstanding Warrants and Broker Options.

As of the date of this Prospectus, the Plan is subject to a maximum number of Common Shares reserved for issuance of 10% of the issued and outstanding Common Shares on a rolling basis (the "Option Cap"). Subject to shareholder approval, the Option Cap may be increased to a higher percentage of Common Shares issued and outstanding. As a result, additional dilution may occur if more options are issued under the increased Option Cap.

Market for Securities

There is currently no market through which the Company's Securities, other than its Common Shares and Listed Warrants, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, such unlisted Securities may not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such unlisted Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares and Listed Warrants, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Company's Securities, other than its Common Shares and Listed Warrants, will develop or, if developed, that any such market, including for Common Shares and Listed Warrants, will be sustained.

Risks relating to the Company's status as a "foreign private issuer" under U.S. securities laws

The Company is a "foreign private issuer", under applicable U.S. federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, the Company is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws. In addition, the Company's officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act. Therefore, the Company's shareholders may not know on as timely a basis when the Company's officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer.

As a foreign private issuer, the Company is exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. The Company is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While the Company complies with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, the Company may not be required under the Exchange Act to file annual and quarterly reports with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act.

In addition, as a foreign private issuer, the Company has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Company disclose the requirements it is not following and describe the Canadian practices it follows instead. The Company may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, the Company's shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

The Company may lose its status as a foreign private issuer under U.S. securities laws

In order to maintain its status as a foreign private issuer, a majority of the Company's Common Shares must be either directly or indirectly owned by non-residents of the U.S. unless the Company also satisfies one of the additional requirements necessary to preserve this status. The Company may in the future lose its foreign private issuer status if a majority of its Common Shares are held in the U.S. and if the Company fails to meet the additional requirements necessary to avoid loss of its foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the MJDS. If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, the Company may lose the ability to rely upon exemptions from NASDAQ corporate governance requirements that are available to foreign private issuers.

Risks relating to the Company's status as an "emerging growth company" under U.S. securities laws

The Company is an "emerging growth company" as defined in section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Company is deemed to be a "large accelerated filer", as defined in Rule 12b-2 under the Exchange Act. The Company will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more.

For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company cannot predict whether investors will find the Common Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company's development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company's business, financial condition and results of operations.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Company, on a consolidated basis, since the date of the Interim Financial Statements, except (i) the resulting decrease in number of Common Shares issued and outstanding pursuant to the Consolidation; (ii) the resulting decrease in number of Options issued and outstanding pursuant to a consolidation of 4 pre-consolidation options to 1 post-consolidation option, in connection with the Consolidation; (iii) the issue of 935,500 Options and forfeiture of 94,165 Options pursuant to the Company's stock option plan, on a post-consolidated basis; (iv) the issue of 404,207 Common Shares issued pursuant to the exercise of 454,629 Options, including cashless exercises; (v) the issue of 158,928 Common Shares issued pursuant to the exercise of 635,712 Warrants; (vi) the issue of 66,320 Common Shares and 33,158 Warrants issued pursuant to the exercise of 265,282 Broker Options; and (vii) the issue of 10,205,817 Common Shares pursuant to the Trichome Transaction, inclusive of 100,916 Common Shares issued for advisory fees. As at market close on March 30, 2021, the Company had:

(a) 50,498,009 Common Shares issued and outstanding;

(b) 9,356,500 Warrants issued and outstanding, including:

(i) 9,289,038 Listed Warrants expiring October 11, 2021, whereby four Listed Warrants are required to be exercised to purchase one Common Share at an adjusted exercise price of $5.20, with such Listed Warrants listed for trading on the CSE; and

(ii) 67,462 unlisted Warrants expiring August 30, 2022 (the "Unlisted Warrants"), whereby four Unlisted Warrants are required to be exercised to purchase one Common Share at an adjusted exercise price of $5.20, with such Unlisted Warrants issued as a result of exercises of Broker Options and not listed for trading on any exchanges;

(c) 674,414 Broker Options expiring on August 30, 2022, whereby four Broker Options are required to be exercised to purchase one unit at an adjusted exercise price of $4.20, with each unit exercisable into one Common Share and one-half of one Warrant, with each whole Warrant expiring on August 30, 2022 and exercisable to purchase one Common Share at an exercise price of $5.20;

(d) 3,582,389 Options expiring between October 2022 and October 2029, with a weighted average exercise price of $3.64 per Common Share and each Option exercisable into one Common Share; and

(e) No RSUs issued and outstanding.

TRICHOME TRANSACTION

About Trichome Financial Corp.

Trichome is a specialty finance company focused on providing flexible and creative capital solutions to the global legal cannabis market. Trichome was created to address the lack of credit availability in the large, growing and increasingly complex cannabis market. Trichome's experienced founders and management team have a unique edge to capitalize on proprietary deal flow and industry insight in order to drive the best risk-adjusted returns on shareholder's capital. Trichome also operates through its wholly-owned subsidiary, JWC, as a licensed producer of cannabis products in the adult-use recreational cannabis market in Canada.

Consideration

On December 30, 2020, the Company entered into an arrangement agreement with Trichome (as amended subsequent to the date thereof, the "Arrangement Agreement") pursuant to which, and subject to the terms and conditions of the Arrangement Agreement, the Company had agreed to acquire all of the issued and outstanding shares of Trichome (the "Trichome Shares") by way of a statutory plan of arrangement under the Business Corporations Act (Ontario) (the "Trichome Transaction"). On March 18, 2021, upon fulfilment of all requisite terms and conditions, the Company closed the Trichome Transaction.

Pursuant to the terms of the Trichome Transaction, former holders of Trichome Shares and former holders of Trichome convertible instruments (the "Trichome Securityholders") received 0.24525 of a Common Share for each Trichome Share held and each in-the-money convertible instrument of Trichome. As a result of the Trichome Transaction, a total of 10,104,901 Common Shares were issued to the Trichome Securityholders, resulting in former Trichome Securityholders holding approximately 20.06% of the total number of issued and outstanding Common Shares immediately after closing. In addition, 100,916 Common Shares were issued to financial advisors for advisory fees in connection with the Trichome Transaction.

Effect on Financial Position

The expected effect of the acquisition of Trichome on the Company’s financial position is outlined in the unaudited pro forma consolidated financial statements of the Company (the “Pro Forma Financial Statements”) attached as Appendix “A”, which includes the following: (i) the unaudited pro forma interim consolidated statement of financial position as at September 30, 2020; (ii) the unaudited pro forma interim consolidated statements of profit or loss and other comprehensive income for the nine months ended September 30, 2020; and (iii) the unaudited pro forma consolidated statements of profit and loss and other comprehensive income for the year ended December 31, 2019. The Pro Forma Financial Statements should be read in conjunction with Trichome’s audited annual consolidated financial statements for the years ended December 31, 2019 and 2018 (the “Trichome Annual FS”) and the unaudited consolidated condensed interim financial statements for the three and nine months ended September 30, 2020 and 2019 (the “Trichome Interim FS”, and together with the Trichome Annual FS, the “Trichome Financials”), attached as Appendix “B1” and Appendix “B2”, respectively. The Trichome Financials attached to this Prospectus are also available on Trichome’s SEDAR profile at www.sedar.com, however the notice of no auditor review has been removed from the Trichome Interim FS attached to this Prospectus.

The Company does not currently have any plans or proposals for material changes in the business acquired pursuant to the Trichome Transaction which may have a significant impact on the financial performance and financial position of the Company, including any proposal to sell, lease or exchange all or substantially all or a substantial part of the business acquired pursuant to the Trichome Transaction or to make any material changes to the Company's business.

Prior Valuations

To the knowledge of the Company, there has not been any valuation opinion obtained within the last 12 months by the Company or Trichome and required by securities legislation or a Canadian exchange or market to support the consideration paid by the Company in connection with the Trichome Transaction.

Parties to Transaction

Trichome was not an informed person, associate or affiliate of the Company; however, Marc Lustig, the executive chairman and a director of the Company, was a director of Trichome at the time of voting for the Trichome Transaction. Accordingly, Mr. Lustig had a disclosable interest with respect to the Trichome Transaction and, in accordance with Canadian corporate law requirements, he declared the nature and extent of his interest in the Trichome Transaction and recused himself from consideration and voting on the Trichome Transaction as a director. As of the date of this Prospectus, Mr. Lustig continues to serve as executive chairman and director of the Company and as a director of Trichome.

USE OF PROCEEDS

Unless otherwise specified in the applicable Prospectus Supplement, the use of proceeds from the sale of Securities may be used for future acquisitions, for capital expenditures and for general corporate and working capital purposes. Each applicable Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities by the Company. Although the Company expects to generate positive cash flows from its future operating activities, the Company currently has negative cash flow from operating activities. To the extent that the Company has negative cash flows in future periods in excess of net proceeds from the sale of Securities, it may need to deploy a portion of net proceeds from the sale of Securities to fund such negative cash flow. Any unallocated funds raised from any Offerings under this Prospectus will be added to the working capital of the Company and will be expended at the discretion of management. The Chief Financial Officer of the Company is responsible for the supervision of the allocation of funds according to the Company’s business objectives. See “Risk Factors – Discretion in the Use of Proceeds”.

The Company expects to continue to grow its operations in all three markets: Israel, Germany and Canada. Following the Trichome Transaction, the Company plans to continue increasing its presence in Canada by executing its merger & acquisition strategy and seek to acquire additional licensed cannabis producers with the objective of becoming a dominant supplier in the premium and super premium segment in the Canadian market. In addition, the Company, through its subsidiary JWC, intends to invest in improvements to its production facility.

The current COVID-19 pandemic as well as future developments in the Company’s operations or unforeseen events may also impact the ability of the Company to use the proceeds from the sale of the Securities as intended or disclosed in each Prospectus Supplement. See “Risk Factors – COVID-19 and global health crisis” and “Risk Factors – Discretion in the Use of Proceeds”.

As at the date of this Prospectus, the Company has approximately $30,000,000 in working capital. Based on cash or cash equivalents of approximately $1,700,000 available and the Company's working capital position as at the date of this Prospectus, the Company expects to have sufficient funds available to fund its projected cash burn rate for approximately twenty-four months following the date of this Prospectus without requiring alternative sources of funding. See "Risk Factors - Capital resources".

PLAN OF DISTRIBUTION

The Company may from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. We may issue and sell up to US$250,000,000, in the aggregate, of Securities.

We may offer and sell the Securities through underwriters or dealers, directly to one or more purchasers or through agents. We may offer Securities in the same Offering, or we may offer Securities in separate Offerings. Each Prospectus Supplement, to the extent applicable, will describe the number and terms of the Securities to which such Prospectus Supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and our net proceeds. The Prospectus Supplement will also include any underwriting discounts or commissions and other items constituting underwriters' compensation and will identify any securities exchanges on which the Securities may be listed.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price, at varied prices determined at the time of sale, or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the CSE, NASDAQ or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the Offering of the Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with such Securities offered by that Prospectus Supplement.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" as defined in NI 44-102 and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares or Listed Warrants, or sales made to or through a market maker other than on a securities exchange. In connection with any Offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

No underwriter or dealer involved in an "at-the-market distribution" as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with an underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the at-the-market prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

The Company may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities, other than the Common Shares and Listed Warrants, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities. Unless otherwise specified in the applicable Prospectus Supplement, we do not intend to list any of the Securities other than the Common Shares and Listed Warrants on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no trading market through which the Securities, other than the Common Shares and Listed Warrants, may be sold and purchasers may not be able to resell any such unlisted Securities purchased under this Prospectus. This may affect the pricing of such unlisted Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such unlisted Securities and the extent of issuer regulation. See "Risk Factors". No assurances can be given that a market for trading in unlisted Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the unlisted Securities are listed on a securities exchange.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Common Shares

The Company is authorized to issue an unlimited number of the Common Shares. As of March 30, 2021, there were 50,498,009 Common Shares issued and outstanding. The holders of Common Shares are entitled to receive notice of and to attend any meeting of the shareholders of the Company and are entitled to one vote for each Common Share held (except at meetings at which only the holders of another class of shares, if applicable, are entitled to vote). The holders of Common Shares are entitled to receive dividends, on a pro rata basis, if, as and when declared by the Board and, subject to the prior satisfaction of all preferential rights, to participate rateably in the net assets of the Company in the event of any dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among shareholders for the purposes of winding up its affairs. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

The holders of Common Shares are entitled to receive dividends if, as and when, declared by the Board. The Company anticipates using all available cash resources toward its stated business objectives. As such, the Company does not anticipate the payment of dividends in the foreseeable future. At present, the Company's policy is to retain earnings, if any, to finance its business operations. The payment of dividends in the future will depend upon, among other factors, the Company's earnings, capital requirements and operating financial conditions.

Warrants

As of March 30, 2021, there are 9,356,500 Warrants outstanding to purchase 2,339,125 Common Shares. The Company may in the future issue Warrants to purchase Common Shares. Warrants may be issued independently or together with other Securities and may be attached to or separate from those Securities. Warrants will be issued under one or more warrant indentures, including supplemental indentures to one of our existing warrant indentures, to be entered into between the Company and one or more banks or trust companies acting as warrant agent, to be named in the relevant Prospectus Supplement, which will establish the terms and conditions of the Warrants. A copy of any warrant indenture or supplemental warrant indenture relating to an offering of Warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The following description sets forth certain general terms and provisions of the Warrants and is not intended to be complete. You should read the particular terms of the Warrants that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant indenture and the Prospectus Supplement describing such warrant indenture. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Warrants being offered.

Any Prospectus Supplement relating to any Warrants the Company offers will describe the terms of the Warrants and include specific terms relating to their offering. All such terms will comply with the requirements of the CSE and NASDAQ relating to Warrants. This description will include, where applicable:

  the designation and aggregate number of Warrants offered;

  the price at which the Warrants will be offered;

  the currency or currencies in which the Warrants will be offered;

  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

  the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share, or (iii) the expiry of the Warrants;

  whether the Company will issue fractional Common Shares;

  whether the Company have applied to list the offered Warrants on a securities exchange;

  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

  the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;

  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  material United States and Canadian federal income tax consequences of owning the Warrants; and

  any other material terms or conditions of the Warrants.

The holders of Warrants will not be shareholders of the Company. Holders of Warrants are entitled only to receive the Common Shares subject to the Warrants on satisfaction of the conditions provided in the warrant indenture or supplemental warrant indenture.

Subscription Receipts

As of March 30, 2021, there are no Subscription Receipts outstanding. The Company may issue Subscription Receipts that will entitle holders to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Debt Securities, Units or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent"), to be named in the relevant Prospectus Supplement, which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent. A copy of any Subscription Receipt Agreement will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. You should read the particular terms of the Subscription Receipts that are offered by us, which will be described in more detail in any applicable Prospectus Supplement. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Prospectus Supplement will also state whether any of the general provisions summarized below do not apply to the Subscription Receipts being offered.

Any Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the terms of the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the CSE and NASDAQ relating to Subscription Receipts. This description will include, where applicable:

  the designation and aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the currency or currencies in which the Subscription Receipts will be offered;

  the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants, Debt Securities, Units or any combination thereof;

  the designation, number and terms of the Common Shares, Warrants, Debt Securities, Units or any combination thereof to be received by holders of Subscription Receipts upon satisfaction of the Release Conditions, and the procedures that will result in the adjustment of those numbers;

  the procedures for the issuance and delivery of the Common Shares, Warrants, Debt Securities, Units or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Debt Securities, Units or any combination thereof upon satisfaction of the Release Conditions;

  the identity of the Escrow Agent;

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, Warrants, Debt Securities, Units or any combination thereof pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or other securities of the Company, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  whether we have applied to list the Subscription Receipts on a securities exchange;

  material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

  any other material terms or conditions of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Debt Securities, Units or any combination thereof on satisfaction of the conditions provided in the Subscription Receipt Agreement, including the satisfaction of any cash payment provided in the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. The Common Shares, Warrants, Debt Securities, Units or any combination thereof may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Rescission

The Subscription Receipt Agreement will also provide that any material misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will also describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or by a consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Debt Securities

As of March 30, 2021, there are no Debt Securities outstanding. The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Debt Securities that we may offer under this Prospectus, which may be issued in one or more series. Debt Securities may be offered independently or together with other Securities.

General

The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The descriptions of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the specific designation of the Debt Securities;
  any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;
  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;
  the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
  the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;
  the covenants applicable to the Debt Securities;
  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;
  whether the Debt Securities will be secured or unsecured;
  whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;
  whether the Debt Securities will be issuable in the form of registered global securities, and, if so, the identity of the depositary for such registered global securities;
  the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;
  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and
  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

Rights of Holders Prior to Exercise

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to the conversion of such Debt Securities, holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Global Securities

We may issue Debt Securities in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Units

As of March 30, 2021, there are no Units outstanding. The Company may issue Units consisting of one or more Common Shares, Warrants, Subscription Receipts, Debt Securities or any combination of such Securities. You should read the particular terms of the Units that are offered by us, which will be described in more detail in any applicable Prospectus Supplement.

Any Prospectus Supplement relating to any Units the Company offers will describe the terms of the Units and include specific terms relating to their offering. All such terms will comply with the requirements of the CSE and NASDAQ relating to Units. This description will include, where applicable:

  the designation and aggregate number of Units being offered;

  the price at which the Units will be offered;

  the designation and terms of the Units and the applicable Securities included in the Units;

  the description of the terms of any agreement governing the Units;

  any provision for the issuance, payment, settlement, transfer or exchange of the Units;

  the date, if any, on and after which the Units may be transferable separately;

  whether we have applied to list the Units on a securities exchange;

  material United States and Canadian federal tax consequences of owning the Units;

  how, for federal income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities; and

  any other material terms or conditions of the Units.

The foregoing summary of certain of the principal provisions of the Securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable Prospectus Supplement under which any Securities are being offered.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities hereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences which may be applicable to a purchaser of Securities hereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular Offering and consult their own tax advisors with respect to their own particular circumstances.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS TO U.S. HOLDERS OF COMMON SHARES

The following is a general summary of certain material U.S. federal income tax considerations relevant to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Prospectus.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. Except as discussed below, this summary does not discuss applicable income tax reporting requirements. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to this Prospectus that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the U.S.;
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Common Shares that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Common Shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of Common Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are U.S. expatriates or former long-term residents of the United States; (i) are subject to taxing jurisdictions other than, or in addition to, the United States; (j) are subject to special tax accounting rules; or (k) own, have owned or will own  (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such partnership generally will depend on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such owner. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading "Passive Foreign Investment Company Rules."

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see "Sale or Other Taxable Disposition of Common Shares" below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares generally will not be eligible for the "dividends received deduction".

Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada - U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a "passive foreign investment company" or "PFIC" for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC during the prior tax year, and based on current business plans and financial expectations, the Company expects that it will not be a PFIC for the current tax year and does not expect to be a PFIC for the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested.

However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. Consequently, there can be no assurance that the Company has never been, is not and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In addition, in any year in which the Company is classified as a PFIC, such holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company will be a PFIC under Section 1297 of the Code if, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the "income test") or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

In addition, for purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income and certain other requirements are satisfied.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a ''Subsidiary PFIC''), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If the Company were a PFIC in any tax year and a U.S. Holder held Common Shares, such holder generally would be subject to special rules under Section 1291 of the Code with respect to "excess distributions" made by the Company on the Common Shares and with respect to gain from the disposition of Common Shares. An "excess distribution" generally is defined as the excess of distributions with respect to the Common Shares received by a U.S. Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the Common Shares, as applicable. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares rateably over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including, without limitation, the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any Subsidiary PFIC. U.S. Holders are urged to consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

The foreign tax credit rules are complex, and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, (currently at the rate of 24%), if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirements.

THE FOREGOING DISCUSSION DOES NOT COVER ALL U.S. TAX MATTERS THAT MAY BE IMPORTANT TO U.S. HOLDERS. PROSPECTIVE U.S. HOLDERS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE INFORMATION REPORTING AND BACKUP WITHHOLDING RULES.

PRIOR SALES

Information in respect of Common Shares that the Company issued within the previous 12-month period, and in respect of securities that are convertible or exchangeable into Common Shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading under the symbol "IMCC" on the CSE, and since March 1, 2021, on NASDAQ. The Listed Warrants are listed and posted for trading on the CSE under the symbol "IMCC.WT". Information in respect of trading price and volume of the Common Shares and Listed Warrants during the previous 12-month period will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PROMOTERS

Oren Shuster, Chief Executive Officer and director of the Company and Rafael Gabay, a consultant and former director of the Company, may be considered to be promoters because they founded and organized the business of IMC Holdings prior to the Company's reverse takeover transaction with IMC Holdings that was completed on October 11, 2019. Mr. Shuster is a resident of Ra'anana, Israel and controls 9,135,137 Common Shares, representing 18.09% of the issued and outstanding Common Shares on a non-diluted basis. Mr. Gabay is a resident of Ganot, Israel and controls 8,090,720 Common Shares, representing 16.02% of the issued and outstanding Common Shares on a non-diluted basis. 9,133,602 Common Shares and 8,089,185 Common Shares are held directly by Oren Shuster and Rafael Gabay, respectively, and 1,535 Common Shares are owned by Ewave Group Ltd., an entity which is jointly owned and controlled by Messrs. Shuster and Gabay.

Messrs. Shuster and Gabay currently hold 74% ownership interest in Focus (the "Focus Interest"). IMC Holdings has the option to purchase the Focus Interest at an aggregate exercise price of NIS 765.67 per share of Focus, which is equal to the price paid by Messrs. Shuster and Gabay to acquire the Focus Interest, expiring April 2, 2029, for a total consideration of NIS 2,756,500.

No promoter of the Company is, as at the date of this Prospectus, or has been within 10 years prior to the date of this Prospectus, a director, chief executive officer, or chief financial officer of any person or company, that:

(a) was subject to an order that was issued while the promoter was acting in such capacity; or

(b) was subject to an order that was issued after the promoter ceased to act in such capacity and which resulted from an event that occurred while the promoter was acting in such capacity.

No promoter of the Company is, as at the date of this Prospectus, or has been within the 10 years prior to the date of this Prospectus, a director or executive officer of any person or company that, while the promoter was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No promoter of the Company has, within the 10 years prior to the date of this Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the promoter.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Gowling WLG (Canada) LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to United States legal matters. As of the date hereof, partners and associates of Gowling WLG (Canada) LLP as a group, own, directly or indirectly, in the aggregate, less than 1% or no securities of the Company.

EXPERTS

Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, the auditors of the Company, have prepared the Independent Auditors Report dated April 20, 2020 and audited the consolidated financial statements of the Company as of and for the years ended December 31, 2019 and 2018. The auditors of the Company have confirmed that they are independent with respect to the Company within the meaning of the Securities Act of 1933 and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, located at 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel.

MNP LLP, the auditors of Trichome, have prepared the Independent Auditors Report dated April 9, 2020 and audited the consolidated financial statements of Trichome as of and for the years ended December 31, 2019 and December 31, 2018. The auditors of Trichome have confirmed that they are independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

MNP LLP is located at 50 Burnhamthorpe Road West, Suite 900, Mississauga, Ontario, Canada L5B 3C2.

TRANSFER AGENT AND REGISTRAR

Computershare Investor Services Inc., located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, is the transfer agent and registrar for the Common Shares and warrant agent for the Listed Warrants.

MATERIAL CONTRACTS

Except for contracts entered into the ordinary course of business, as disclosed below, or as otherwise disclosed herein or in a document incorporated by reference, no material contracts were entered into by the Company as of the date of this Prospectus that are still in effect except the following:

  the arrangement agreement dated December 30, 2020, as subsequently amended on January 22, 2021 and March 14, 2021, between the Company and Trichome entered into in connection with the Trichome Transaction;
  the license agreement dated April 2, 2019, between IMC Holdings and Focus entered into in connection with the grant of a license by IMC Holdings to Focus for the use of certain technology, know-how and proprietary information rights;
  the services agreement dated April 2, 2019, between IMC Holdings and Focus entered into in connection with certain management and support services provided by IMC Holdings to Focus from time to time;
  the option agreement dated April 2, 2019, between IMC Holdings, Oren Shuster and Rafael Gabay entered into in connection with the grant of options to purchase 74% of the issued and outstanding share capital of Focus by Oren Shuster and Rafael Gabay to IMC Holdings; and
  the supplemental warrant indenture dated February 12, 2021 between the Company and Computershare Trust Company of Canada with respect to amendments to the warrant indenture dated as of August 30, 2019 as amended by the first supplemental warrant indenture dated as of November 14, 2019, entered into in connection with the Consolidation.

Copies of the above material contracts are available on the Company's SEDAR profile at www.sedar.com.

APPENDIX "A" - PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Caution Regarding Unaudited Pro Forma Financial Statements

The unaudited pro forma consolidated financial statements of the Company is comprised of the pro forma interim consolidated statement of financial position as at September 30, 2020, the pro forma interim consolidated statements of profit or loss and other comprehensive income for the nine months ended September 30, 2020 and pro forma consolidated statements of profit and loss and other comprehensive income for the year ended December 31, 2019.

Such unaudited pro forma consolidated financial statements have been prepared using historical consolidated financial statements of IM Cannabis Corp. (the "Company" or "IMC") and Trichome Financial Corp. ("Trichome"), respectively, as more particularly described in the notes to such unaudited pro forma consolidated financial statements. In preparing such unaudited pro forma consolidated financial statements, the Company has not independently verified the financial statements of Trichome that were used to prepare the unaudited pro forma consolidated financial statements. The historical audited consolidated financial information has been adjusted in the unaudited pro forma consolidated financial statements to give effect to events that are: (i) directly attributable to the pro forma events, for which there are firm commitments and for which the complete financial effects are objectively determinable; and (ii) with respect to the unaudited pro forma consolidated statement of profit or loss and other comprehensive income, expected to have a continuing impact on the combined company's results. As such, the impact from merger-related expenses is not included in the unaudited pro forma consolidated financial statement of profit or loss and other comprehensive income.

The unaudited pro forma consolidated financial statements do not reflect any cost savings from operational efficiencies or synergies that could result from the arrangement agreement between the Company and Trichome dated December 30, 2020, as amended (the "Arrangement") or for liabilities that may result from integration planning. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not necessarily reflect what the combined company's financial condition and results of operations would have been had the Arrangement occurred on the dates indicated.

The unaudited pro forma consolidated financial statements also may not be useful in predicting the future financial condition and results of the operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma adjustments are based on preliminary estimates of the fair value of the consideration paid and the fair value of the assets acquired and liabilities assumed, currently available information and certain assumptions that the Company believes are reasonable in the circumstances, as described in the notes to the unaudited pro forma consolidated financial statements.

As a result of these factors, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

Forward-Looking Statements

These unaudited pro forma financial statements may contain certain "forward-looking statements" or "forward-looking information" under applicable securities laws. Forward-looking terms such as "may," "will," "could," "should," "would," "plan," "potential," "intend," "anticipate," "project," "target," "believe," "estimate" or "expect" and other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made and represent management's best judgment based on facts and assumptions that management considers reasonable.

Any such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results and expectations to differ materially from the anticipated results or expectations expressed in these unaudited pro forma financial statements. The Company cautions readers that should certain risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary significantly from those expected. You are referred to the risk factors described in the Company's most recent Annual Information Form and other documents on file with the Canadian securities regulatory authorities, which are available online under the Company's SEDAR profile at www.sedar.com. The forward-looking statements and information contained in this unaudited pro forma financial statements represent the Company's views only as of today's date. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, other than as required by law, rule or regulation. You should not place undue reliance on forward-looking statements.

IM CANNABIS CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CANADIAN DOLLARS IN THOUSANDS

(Unaudited)

INDEX

Page

Pro Forma Interim Consolidated Statements of Financial Position As at September 30, 2020	A-4 - A-5

Pro Forma Interim Consolidated Statements of Profit or Loss and Other Comprehensive Income For the nine-month period ended September 30, 2020	A-6 - A-7

Pro Forma Consolidated Statements of Profit or Loss and Other Comprehensive Income For the year ended December 31, 2019	A-8 - A-9

Notes to Pro Forma Consolidated Financial Statements	A-10 - A-12

-   -   -   -   -   -   -   -   -   -   -

PRO FORMA INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As at September 30, 2020 (Unaudited)

Canadian Dollars in thousands

	IMC	Trichome	Pro Forma Acquisition Adjustments	Notes	Pro Forma Combined

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,737	$5,309	$-		$15,046
Restricted bank deposits	18	-	-		18
Trade receivables	5,135	676	-		5,811
Advances to suppliers	3,651	-	-		3,651
Other accounts receivable	405	1,413	-		1,818
Biological assets	2,915	599	-		3,514
Inventories	8,303	2,380	-		10,683
Loans receivable	-	6,862			6,862
	30,164	17,239	-		47,403

NON-CURRENT ASSETS:
Property, plant and equipment, net	4,815	13,596	-		18,411
Investments and derivative assets	2,298	194	-		2,492
Loans receivable	-	4,078	-		4,078
Investments in equity accounted investees	-	315	-		315
Right-of-use assets	970	10,970	-		11,940
Deferred tax assets	73	-	-		73
Intangible assets and Goodwill (net)	1,390	168	65,607	2(a)	67,165
	9,546	29,321	65,607		104,474

Total assets	$39,710	$46,560	$65,607		$151,877

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PRO FORMA INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As at September 30, 2020 (Unaudited)

Canadian Dollars in thousands

	IMC	Trichome	Pro Forma Acquisition Adjustments	Notes	Pro Forma Combined
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Trade payables	$2,307	$675	$-		$2,982
Other accounts payable and accrued expenses	1,538	1,475	1,572	2(b,g)	4,585
Current portion of lease liabilities	172	53	-		225
	4,017	2,203	1,572		7,792

NON-CURRENT LIABILITIES:
Deferred tax liability	1,781	-	-		1,781
Warrants measured at fair value	2,433	-	-		2,433
Employee benefit liabilities, net	344	-	-		344
Convertible debentures	-	5,189	(5,189)	2(c)	-
Lease liabilities	846	10,854	-		11,700
	5,404	16,043	(5,189)		16,258
Total liabilities	9,421	18,246	(3,617)		24,050

EQUITY ATTRIBUTABLE TO EQUITY
HOLDERS OF THE COMPANY :
Share capital and premium	36,330	34,078	(34,078)	2(d)	36,330
Additional share capital and premium issued in Trichome transaction	-	-	99 , 028		99 , 028
Translation reserve	754	-	-		754
Reserve from share-based payment transactions	4,720	2,453	(1,464)	2(d,g)	5,709
Equity component of convertible debentures	-	626	(626)	2(d)	-
Retained earnings (accumulated deficit)	(13,645)	(9,150)	6,671	2(d,g)	(16,124)
Total equity attributable to shareholders of the Company	28,159	28,007	69,531		125,697

Non-controlling interests	2,130	307	(307)	2(d)	2,130
Total equity	30,289	28,314	69,224		127,827

Total equity and liabilities	$39,710	$46,560	$65,607		$151,877

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PRO FORMA INTERIM CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME

For the nine-month period ended September 30, 2020 (Unaudited)

Canadian Dollars in thousands

	IMC	Trichome	Pro Forma Acquisition Adjustments	Notes	Pro Forma Combined

Revenues	$10,990	$2,643	$-		$13,633
Cost of revenues	4,972	196	-		5,168
Gross profit before fair value adjustments	6,018	2,447	-		8,465

Fair value adjustments:
Unrealized change in fair value of biological assets	9,042	-	-		9,042
Realized fair value adjustments on inventory sold in the period	(5,099)	-	-		(5,099)
Total fair value adjustments	3,943	-	-		3,943

Gross profit	9,961	2,447	-		12,408

General and administrative expenses	7,223	4,086	-		11,309
Selling and marketing expenses	2,334	-	-		2,334
Research and development expenses	135	-	-		135
Expected credit loss (recoveries)	-	(242)	-		(242)
Share-based payment compensation	2,131	1,055	(500)	2(e,f)	2,686
Total operating expenses	11,823	4,899	(500)		16,222

Operating profit (loss)	(1,862)	(2,452)	500		(3,814)

Finance expenses (income), net	5,975	307	(155)	2(b)	6,127

Fair value loss on amounts receivable	-	4	-		4
Fair value loss on investments and derivatives	-	717	-		717
Fair value gain on loans receivable measured at FVTPL	-	(115)	-		(115)
Gain on modification of loans receivable	-	(580)	-		(580)
Bargain purchase gain	-	(1,416)	-		(1,416)
Share of loss from equity accounted investees	-	1	-		1
Income (loss) before income taxes	(7,837)	(1,370)	655		(8,552)

Income tax expense (recovery)	921	(226)	-		695

Net Income (loss)	$(8,758)	$(1,144)	$655		$(9,247)

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PRO FORMA INTERIM CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME

For the nine-month period ended September 30, 2020 (Unaudited)

Canadian Dollars in thousands

	IMC	Trichome	Pro Forma Acquisition Adjustments	Notes	Pro Forma Combined

Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods:
Re-measurement gain (loss) on defined benefit plans	(32)	-	-		(32)
Exchange differences on translation to presentation currency	639	-	-		639

Total comprehensive income (loss)	$607	$-	$-		$607

Other comprehensive income (loss) that will be reclassified to profit or loss in subsequent periods:
Adjustments arising from translating financial statement of foreign operations	(95)	-	-		(95)

Total other comprehensive income (loss) that will be reclassified to profit or loss in subsequent periods	(95)	-	-		(95)
Total other comprehensive income	$512	$-	$-		$512
Total comprehensive income (loss)	$(8,246)	$(1,144)	$655		$(8,735)
Net income (loss) attributable to :
Equity holders of the Company	(9,340)	(1,144)	655	(9,829)
Non-controlling interests	582	-	-	582

	$(8,758)	$(1,144)	$655	$(9,247)

Total comprehensive income (loss) attributable to:
Equity holders of the Company	(8,927)	(1,144)	655	(9,416)
Non-controlling interests	681	-	-	681

	$(8,246)	$(1,144)	$655	$(8,735)

Net income (loss) per share attributable to equity holders of the Company:

Basic and diluted net loss per share (in CAD) (*)	$(0.24)	$(0.04)	$-	$(0.2 0)
Weighted average number of shares outstanding (in thousands) (*)	38,676	-	10,105	48,781

*) After giving effect to IMC share consolidation of 4:1.

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME

For the year ended December 31, 2019 (Unaudited)

Canadian Dollars in thousands

	IMC	Trichome	Pro Forma Acquisition Adjustments	Notes	Pro Forma Combined

Revenues	$9,074	$1,265	$-		$10,339
Cost of revenues	4,761	-	-		4,761
Gross profit before fair value adjustments	4,313	1,265	-		5,578

Fair value adjustments:
Unrealized change in fair value of biological assets	5,990	-	-		5,990
Realized fair value adjustments on inventory sold in the period	(6,374)	-	-		(6,374)
Total fair value adjustments	(384)	-	-		(384)

Gross profit	3,929	1,265	-		5,194

General and administrative expenses	6,422	4,214	(1,679)		8,957
Selling and marketing expenses	1,240	-	-		1,240
Research and development expenses	233	-	-		233
Expected credit loss	-	328	-		328
Listing expense from reverse takeover	3,632	-	-		3,632
Share-based compensation	2,677	992	(250)	2(e,f)	3,419
Total operating expenses	14,204	5,534	(1,929)		17,809

Operating profit (loss)	(10,275)	(4,269)	1,929		(12,615)

Finance incomes (expenses), net	2,946	(1,254)	1,254	2(b)	2,946

Gain on settlement of loans receivable	-	(558)	-		(558)
Fair value loss on investments and derivatives	-	871	-		871
Gain on modification of loans receivable	-	(43)	-		(43)
Income (loss) before income taxes	(7,329)	(5,793)	3,183		(9,939)

Income tax expense	90	-	-		90

Net Income (loss)	$(7,419)	$(5,793)	$3,183		$(10,029)

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME

For the year ended December 31, 2019 (Unaudited)

Canadian Dollars in thousands

	IMC	Trichome	Pro Forma Acquisition Adjustments	Notes	Pro Forma Combined

Other comprehensive loss that will not be reclassified to profit or loss in subsequent periods:
Re-measurement gain (loss) on defined benefit plans	(29)	-	-		(29)
Exchange differences on translation to presentation currency	333	-	-		333

Total comprehensive income (loss)	$304	$-	$-		$304

Other comprehensive income (loss) that will be reclassified to profit or loss in subsequent periods:
Adjustments arising from translating financial statement of foreign operations	(14)	-	-		(14)

Total other comprehensive income (loss) that will be reclassified to profit or loss in subsequent periods	(14)	-	-		(14)
Total other comprehensive income	$290	$-	$-		$290
Total comprehensive income (loss)	$(7,129)	$(5,793)	$3,183		$(9, 7 39)
Net income (loss) attributable to :
Equity holders of the Company	(7,292)	(5,793)	3,183		(9,902)
Non-controlling interests	(127)	-	-		(127)

	$(7,419)	$(5,793)	$3,183		(10,029)

Total comprehensive income (loss) attributable to:
Equity holders of the Company	(7,047)	(5,793)	3,183		(9,657)
Non-controlling interests	(82)	-	-		(82)

	$(7,129)	$(5,793)	$3,183		$(9,739)

Net income (loss) per share attributable to equity holders of the Company:
Basic and diluted net loss per share (in CAD) (*)	$(0.23)	$(0.51)	$-		$(0.24)
Weighted average number of shares outstanding (in thousands) (*)	31,978	-	10,105		42,083

*) After giving effect to IMC share consolidation of 4:1.

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Canadian Dollars in thousands

Note 1 - Background and basis of presentation

IMC is listed on the Canadian Securities Exchange ("CSE") and the NASDAQ Capital Market ("NASDAQ") under the ticker symbol "IMCC". IMC is an international medical cannabis company, and a well-known Israeli brand of medical cannabis products. In Europe, IMC is establishing a fully operational, vertically integrated medical cannabis business spearheaded by its distribution arm in Germany and augmented by strategic agreements with a network of certified European suppliers and distributors.

Trichome Financial Corp. ("Trichome") has historically operated as a specialty finance company focused on providing flexible and creative capital solutions to the global legal cannabis market. During 2020, Trichome became a Canadian adult-use recreational cannabis producer through the acquisition of the assets of James E. Wagner Cultivation ("JWC") on August 28, 2020.

These unaudited pro forma consolidated financial statements have been prepared using accounting policies and practices consistent with those used in the preparation of IMC's consolidated financial statements, which are prepared under International Financial Reporting Standards ("IFRS"). In the opinion of management, these unaudited pro forma consolidated financial statements include all material adjustments necessary for fair presentation.

The unaudited pro-forma consolidated financial statements should be read in conjunction with the interim consolidated financial statements of IMC as at September 30, 2020 and for the nine months then ended, and the audited consolidated financial statements for the year ended December 31, 2019, in addition to the accompanying financial statement notes. The unaudited pro-forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the continuing entity had the proposed transactions been effected on the dates indicated. Further, the unaudited pro-forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro-forma adjustments and allocations of the purchase price of Trichome by IMC are based, in part, on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. The final valuation will be based on the actual assets and liabilities of Trichome that exist as of the date of completion of the acquisition.

Note 2 - Trichome acquisition

1)   Description of Transaction

On March 18, 202 1 , IMC acquired Trichome following a definitive agreement to combine businesses pursuant to a plan of arrangement (the Company and Trichome, together, the "Combined Company") and was completed under the Business Corporations Act (Ontario) (the "Trichome Transaction"). Under the terms of the Trichome Transaction, the Company issued 0.24525 IMC common shares ("Common Shares") to Trichome's shareholders for each common share of Trichome held (the "Consideration"). Upon completion of the acquisition, the Consideration totaled 10,104,901 Common Shares of the Company, valued at approximately $99,028 at a price per share of $9.8. The terms of the Trichome Transaction, including the Consideration, are the result of arm's length negotiations between the Company and Trichome.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Canadian Dollars in thousands

Note 2 - Trichome acquisition (Cont.)

Upon completion of the Trichome Transaction, the Company's shareholders owned approximately 79.94% of the Combined Company's outstanding shares and former Trichome shareholders own approximately 20.06%.

The accompanying unaudited pro forma interim consolidated statement of financial position as of September 30, 2020, and pro forma interim consolidated statements of profit or loss and comprehensive income for the nine months period ended September 30, 2020 of IMC have been prepared by management for illustrative purposes only, to show the effect of the proposed acquisition of Trichome by IMC as if the acquisition occurred on January 1, 2020.

The accompanying unaudited pro forma consolidated statements of profit or loss and comprehensive income for the year ended December 31, 2019 of IMC have been prepared by management for illustrative purposes only, to show the effect of the proposed acquisition of Trichome by IMC as if the acquisition occurred on January 1, 2019.

2)    Pro forma adjustments and assumptions

The pro forma purchase price is subject to change based on the finalization of purchase price adjustments and completion of management's assessment of the fair values of the assets and liabilities acquired. Due to the timing of the announcement of the Trichome Transaction, IMC has not yet obtained sufficient information to accurately determine the fair market value of Trichome's net assets by category and has therefore allocated the September 30, 2020, book values of the net assets acquired as a proxy of fair value. Goodwill represents the amount by which the purchase price exceeds the book value, being a proxy of fair value of the assets acquired and liabilities assumed. The final calculation and allocation of the purchase price will be based on the net assets purchased as of the closing date of the Trichome Transaction and other information available at that time. There may be material differences from this pro forma purchase price allocation as a result of finalizing the valuation. Based on management's preliminary estimates, the goodwill may be allocated to other items such as certain identified intangible assets.

In accordance with IFRS 3, equity securities issued as the consideration transferred will be measured on the closing date of the Trichome Transaction at fair value reflecting the then-current market price.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Canadian Dollars in thousands

Note 2 - Trichome acquisition (Cont.)

The unaudited pro-forma consolidated financial statements incorporate the following main pro forma adjustments:

a) Intangible assets and Goodwill were acquired as part of the Trichome Transaction. The pro forma purchase price is subject to change based on the finalization of purchase price adjustments and completion of fair values assigned to the net assets acquired. Due to the timing of the Trichome Transaction, the Company has not yet obtained the required information to accurately identify as well as assign value to any intangible asset(s) and goodwill acquired as part of the Trichome Transaction.

b) Had the Trichome Transaction occurred on January 1, 2020 or 2019, all of the convertible debentures would have been automatically converted into Common Shares and interest expense would no longer be incurred.

c) Had the Trichome Transaction occurred on September 30, 2020, all of the convertible debentures would have been automatically converted into Common Shares.

d) All equity components of Trichome's balance sheet have been eliminated, including non-controlling interests that have been repurchased by Trichome immediately prior to the Trichome Transaction.

e) Had the Trichome Transaction occurred on January 1, 2020 or 2019, respectively, vesting of all of Trichome's stock options, restricted share units, and performance share units would have accelerated and exercised immediately prior to the acquisition, therefore share-based compensation expense has been adjusted.

f) Had the Trichome Transaction occurred on January 1, 2020 or 2019, a sum of 700,000 stock options would have been granted to Trichome's employees, therefore share-based compensation expense has been recorded respectively.

g) Pro forma adjustment for estimated fees and expenses associated with the Trichome Transaction includes financial, legal, advisory and other transaction costs and professional fees. The Trichome Transaction costs include 100,916 Common Shares issued at $9.8 per share to financial advisors. The adjustment to expense all of the acquisition-related transaction costs that will be incurred have not been reflected in the accompanying pro forma interim consolidated statements of profit or loss and other comprehensive income for the periods presented. Those costs are one-time in nature and are not expected to have any continuing impact on the combined entity; rather, they have been recognized in the accompanying pro forma interim consolidated statement of financial position as at September 30, 2020.

- - -  - - - - -- - - - - - - - - - - - - - - - -

APPENDIX “B1”– TRICHOME AUDITED FINANCIAL STATEMENTS FOR YEARS ENDED
DECEMBER 31, 2019 AND 2018

Trichome Financial Corp. (formerly 22 Capital Corp.) Consolidated Financial Statements For the year ended December 31, 2019 and December 31, 2018 (Expressed in Canadian Dollars)

(formerly 22 Capital Corp.)
Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Independent Auditor's Report

To the Shareholders of Trichome Financial Corp. (formerly 22 Capital Corp.):

Opinion

We have audited the consolidated financial statements of Trichome Financial Corp. (formerly 22 Capital Corp.) and its subsidiaries the "Company"), which comprise the consolidated statements of financial position as at December 31, 2019 and December 31, 201B, and the consolidated statements of net loss and comprehensive loss, shareholders' equity/(deficit) and cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2019 and December 31, 2018, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with Canadian generally accepted auditing standards.  Our responsibilities under those standards are further described in the Auditors Responsibilities for the Audit of the Consolidated Financial Statements section of our report We are independent of the Company in accordance with the ethical requirements that are relevant to our audits of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

Management is responsible for the other information.  The other information comprises Management's Discussion and Analysis.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audits of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audits or otherwise appears to be materially misstated.  We obtained Management's Discussion and Analysis prior to the date of this auditor's report if, based on the work we have performed on this other information, we conclude that there is a material misstatement of this other information, we are required to report that fact.  We have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with international Financial Reporting Standards, as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company's ability to continue as a going concern, disclosing, as applicable, matters related ID going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company's financial reporting process.

Independent Auditor's Report (continued)

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

- Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.
- Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.
- Conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Company to cease to continue as a going concern.
- Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits and significant audit findings, including any significant deficiencies in internal control that we identify during our audits.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

The engagement partner on the audit resulting in this independent auditor's report is Sean Patrick Crewe.

MNP LLP

Mississauga, Ontario | Chartered Professional Accountants

April 9, 2020 | Licensed Public Accountants

MNP

TRICHOME FINANCIAL CORP. (formerly 22 Capital Corp.)
Consolidated Statements of Financial Position
(Expressed in Canadian Dollars)

	Notes	As at December 31, 2019	As at December 31, 2018

ASSETS
Current
Cash and cash equivalents		$20,887,704	$13,810,095
Amounts receivable		109,969	-
Prepaid expenses		126,873	-
Loans receivable - current	4	1,964,538	447,534
Derivative assets	5	-	17,314
Due from related parties	7	23,583	-
Other current assets		55,545	-
Total current assets		23,168,212	14,274,943
Non-current
Derivative assets	5	455,064	-
Investments	5	226,368	-
Intangible assets	6	19,633	-
Loans receivable - long-term	4	5,058,679	-
Total non-current assets		5,759,744	-
Total Assets		28,927,956	14,274,943
LIABILITIES
Current
Amounts payable and accrued liabilities	8	1,264,160	272,607
Due to related parties	7	-	107,910
Class A preferred shares	9	-	15,078,173
Deposits	4	78,977	-
Total liabilities		1,343,137	15,458,690
SHAREHOLDERS' EQUITY/(DEFICIT)
Share capital	9	33,850,039	335,000
Contributed surplus	9	459,203	162,549
Share-based reserve	9	1,281,668	531,044
Accumulated deficit		(8,006,091)	(2,212,340)
Shareholders' Equity/(Deficit)		27,584,819	(1,183,747)
Total Liabilities & Shareholders' Equity		$28,927,956	$14,274,943

Commitments and contingencies (Note 14)
Subsequent events (Note 15)
The accompanying notes are an integral part of these consolidated financial statements.

Approved on behalf of the Board:

/s/"Michael Ruscetta"	/s/"Marissa Lauder"
Director	Director

TRICHOME FINANCIAL CORP. (formerly 22 Capital Corp.)
Consolidated Statements of Net Loss and Comprehensive Loss
(Expressed in Canadian Dollars)

		For the year ended
	Notes	December 31,	December 31,
		2019	2018

Interest Revenue		$1,264,563	$22,534

Operating expenses
General and administrative	10	2,534,381	843,533
Share-based compensation	9	991,677	693,593
Allowance for expected credit losses	4	328,450	-
		3,854,508	1,537,126
Other expenses (income)
Accretion expense	9	1,254,027	558,302
Listing expense	3	1,308,281	-
Other income		-	(45,000)
Changes in fair values on derivative assets and investments	5	870,789	(17,314)
Gain on settlement of loans receivable	4	(557,516)	-
Gain on modification of loans receivable	4	(42,787)	-
Costs incurred to list on stock exchange		371,012	201,760
		3,203,806	697,748
Net loss and comprehensive loss		$(5,793,751)	$(2,212,340)

Loss per share, basic and diluted
Net loss per share:		(0.51)	(0.36)

Weighted average number of outstanding common shares		$11,327,411	$6,092,055

The accompanying notes are an integral part of these consolidated financial statements.

TRICHOME FINANCIAL CORP. (formerly 22 Capital Corp.)
Consolidated Statements of Cash Flows
(Expressed in Canadian Dollars)

		For the year ended
	Notes	December 31, 2019	December 31, 2018

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the year		$(5,793,751)	$(2,212,340)
Items not affecting cash:
Accretion expense	9	1,254,027	558,302
Non-cash interest revenue	4	(717,664)	(22,534)
Change in fair value of derivative assets and investments	5	870,789	(17,314)
Gain on settlement of loan	4	(557,516)	-
Gain on modification of loan	4	(42,787)	-
Share-based compensation	9	991,677	693,593
Listing expense	3	1,308,281	-
Allowance for expected credit losses	4	328,450	-
Subscription receivable		-	5,000
		(2,358,494)	(995,293)

Changes in non-cash items relating to operations:
Increase in amounts receivable		(109,969)	-
Increase in prepaid expenses and other current assets		(182,418)	-
Increase in amounts payable and accrued liabilities		991,553	272,607
Increase in deposits		78,977	-
		778,143	272,607
Changes in cash items relating to operations:
Advances of loaned funds (inclusive of $1,534,907 allocated to derivative assets and investments on initial recognition and transaction costs)	4,5	(12,955,845)	(425,000)
Repayment of loaned funds	4	5,834,772	-
		(7,121,073)	(425,000)
Cash outflows used in operating activities		(8,701,424)	(1,147,686)

CASH FLOWS USED IN INVESTING ACTIVITIES
Increase in intangible assets	6	(19,633)	-
Cash outflows used in investing activities		(19,633)	-

CASH FLOWS USED IN FINANCING ACTIVITIES
Net repayment of related party balances	7	(131,493)	107,910
Proceeds from issuance of preferred shares	9	-	15,000,254
Proceeds from amalgamated entity (net of working capital)	3	324,884	-
Share issuance costs	9	(879,108)	(480,383)
Proceeds on issuance of common shares	9	16,484,383	330,000
Cash inflows from financing activities		15,798,666	14,957,781

INCREASE IN CASH		7,077,609	13,810,095
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR		13,810,095	-
CASH AND CASH EQUIVALENTS, END OF YEAR		$20,887,704	$13,810,095

The accompanying notes are an integral part of these consolidated financial statements.

TRICHOME FINANCIAL CORP. (formerly 22 Capital Corp.)

Consolidated Statements of Shareholders' Equity/(Deficit)

(Expressed in Canadian Dollars)

	Number of shares *	Share capital	Contributed Surplus	Share-based reserve	Accumulated deficit	Total Shareholders' Deficit

Balance at December 31, 2017	3,000,000	$5,000	$-	$-	$-	$5,000
Common shares issued	3,960,000	330,000	-	-	-	330,000
Comprehensive loss for the year	-	-	-	-	(2,212,340)	(2,212,340)
Share-based compensation for the year	-	-	693,593	-	-	693,593
Vested and transferred to share-based reserve	-	-	(531,044)	531,044	-	-
Balance as at December 31, 2018	6,960,000	$335,000	$162,549	$531,044	$(2,212,340)	$(1,183,747)

	Number of shares *	Share capital	Contributed Surplus	Share-based reserve	Accumulated deficit	Total Shareholders' Equity

Balance at December 31, 2018	6,960,000	$335,000	$162,549	$531,044	$(2,212,340)	$(1,183,747)
Comprehensive loss for the year	-	-	-	-	(5,793,751)	(5,793,751)
Share-based compensation for the year	-	-	991,677	-	-	991,677
Vested and transferred to share-based reserve	-	-	(750,624)	750,624	-	-
Conversion of series A preferred shares on close of Trichome's RTO	9,513,902	16,332,200	-	-	-	16,332,200
Shares issued for previously subscribed shares	7,849,706	16,484,383	-	-	-	16,484,383
Shares issued in the reverse-takeover of 22 Capital Corp.	751,220	1,577,564	55,601	-	-	1,633,165
Share issuance costs	-	(879,108)	-	-	-	(879,108)

Balance as at December 31, 2019	25,074,828	$33,850,039	$459,203	$1,281,668	$(8,006,091)	$27,584,819

* Number of shares is inclusive of the 3:1 share split, and has been applied retrospectively for the December 31, 2018 comparative figures.

The accompanying notes are an integral part of these consolidated financial statements.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

1. Description of the business

Trichome Financial Corporation (the "Company" or "Trichome" or "Trichome Financial") was incorporated under the Business Corporation Act of Ontario on September 18, 2017 and has its head office located at 150 King Street West, Suite 200, Toronto, Ontario. On October 4, 2019, the Company completed a reverse takeover (the "RTO") of 22 Capital Corp. (TSXV: LFC.P) ("22 Capital"). The transaction constituted 22 Capital's Qualifying Transaction as such term is defined in Policy 2.4 of the TSX Venture Exchange ("TSXV"), and the resulting issuer was listed as a Tier 1 Investment issuer on the TSXV under the trading symbol "TFC" on October 10, 2019.

On December 13, 2019, the Company delisted from the TSXV and began trading on the Canadian Securities Exchange ("CSE") under the trading symbol "TFC.CN".

Trichome Financial is a specialty finance company focused on providing credit-based capital solutions to the global legal cannabis market. Trichome Financial provides customized financing solutions across the industry value chain to support growth, capital expenditures, M&A, working capital and other needs. Transactions are typically structured to earn contractual cash flows, obtain potential equity positions and ensure return of capital. As at December 31, 2019, Trichome Financial's assets were based in Canada. Subsequent to year-end, the Company entered into a lending arrangement with a licensed cannabis company in the United States (Note 15).

During the year ended December 31, 2019, the Company incorporated Trichome Financial Cannabis Private Credit GP Inc. (the "GP") and Trichome Financial Cannabis Manager Inc. as wholly owned subsidiaries and consolidated the financial statements of these entities. The entities were formed in preparation for the opening of an alternative investment fund. The Company formed a Limited Partnership between Trichome Financial Cannabis Private Credit LP (the "Fund"), which is an unconsolidated entity.

On December 11, 2019, the Company incorporated Trichome Asset Funding Corp. ("Trichome Asset Funding"). The entity was formed specifically for the purpose of managing Trichome Financial's factoring arrangements. Trichome Asset Funding is a 100% wholly owned subsidiary of the Company and results are consolidated with that of the Company's as part of the financial reporting process for the year-ended December 31, 2019.

2. Significant Accounting Policies

Statement of Compliance with International Financial Reporting Standards

These consolidated financial statements have been prepared in compliance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations of the IFRS Interpretations Committee applicable to the preparation of the consolidated financial statements.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Basis of presentation

These consolidated financial statements have been prepared by management on a historical cost basis using the accrual basis of accounting, except for the revaluation of certain financial assets and liabilities to fair value, including derivative assets, investments, and certain loans receivable.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether the price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or liability, the Company takes into account the characteristics of the asset or liability that market participants would take into consideration when pricing the asset or liability at the measurement date.

The currency of presentation for these consolidated financial statements is the Canadian dollar, which is also the functional currency of the Company.

The consolidated financial statements were approved by the Company's Board of Directors and authorized for issue on April 9, 2020.

During the year ended December 31, 2019, the Company re-classified certain prior year balances in order to conform to the current presentation. On October 4, 2019, the Company completed a 3:1 share split (Note 9) which has been applied retrospectively. Additionally, costs associated with the RTO have been reclassified from general and administrative expenses to other expenses and has been applied retrospectively.

Significant accounting judgments and estimates

The preparation of these consolidated financial statements requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements. These estimates, judgements, and assumptions will also affect the disclosure of contingent liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Actual outcomes could differ from these estimates. These consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements and may require accounting adjustments based on future occurrences.

Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Significant estimates include the valuation of loans receivable, expected credit losses, impairment of loans, discount rates used to value the preferred shares, key inputs used in the application of the Black-Scholes option pricing model used to determine share-based compensation, the value of derivative assets, as well as any expected credit losses associated with lending arrangements.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Expected credit losses ("ECLs") and impairment of loans

In accordance with IFRS 9, accounting for impairment losses on loans and other debt instruments is based on a forward-looking expected credit loss model. Under this model, the Company is required to assess the need for an allowance for ECLs for all loans and other debt instruments which are classified at either amortized cost or FVTOCI. The allowance calculated by the Company is based on a probability-weighted amount that has been determined through evaluating the following items:

- Past events which affect the historical collectability of the Company's loans

- Time value of money

- Macroeconomic indicators which may not be directly attributable to the borrower but could have an impact on the borrower's business

- Financial forecasts and future business plans of the borrower

The ECL for a loan is derived from a three-stage model which assesses the credit quality of the associated debt instrument. This assessment is first completed at the time of issuance of the lending arrangement as well as at the end of each reporting period. As the credit quality of the underlying borrower changes over time, the debt instrument gets reclassified to the appropriate stage. The three-stages are as follows:

- Stage 1: includes financial instruments that have not had a significant increase in credit risk since initial recognition, are not in default, and are not impaired. Stage 1 would also include financial instruments that have low credit risk at the reporting date. An ECL equal to expected credit losses over the next year is recognized.

- Stage 2: includes financial instruments that have had a significant increase in credit risk since initial recognition. An ECL equal to expected credit losses over the assets' lifetime is recognized. The lifetime of an asset is generally considered to be its remaining contractual lifetime.

- Stage 3: includes financial instruments that have objective evidence of impairment at the reporting date. The lifetime ECL is recognized.

As the instrument is reallocated amongst the stages at the end of reach reporting period based on the change in the credit risk of the borrower, an adjustment is made to the ECL provision with the corresponding debit or credit booked as an operating expense or an operating expense recovery, respectively, in the period in which the reassessment is made.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

At each reporting date, the Company assesses whether there has been a significant increase in credit risk since initial recognition by assessing the risk of default occurring over the remaining expected life. The assessment considers borrower-specific quantitative and qualitative information without consideration of collateral, and the impact of forward-looking macro-economic factors, management judgement, delinquency, and monitoring.

The Company considers a debt instrument to be in default as a result of one or more loss events that occurred after the date of initial recognition of the instrument when the loss event has a negative impact on the estimated future cash flows of the instrument that can be reliably estimated. Loss events include events that indicate significant financial difficulty of the borrower, default or delinquency in principal or interest payments, high probability of the borrower entering a phase of bankruptcy or a financial reorganization, measurable decrease in the estimated future cash flows from the loan or the underlying assets that back the loan. The Company considers that default has occurred and classifies the financial asset as impaired when it is more than 90 days past due, unless reasonable and supportable information demonstrates that a more lagging default criterion is appropriate.

Once the debt instrument has been appropriately classified, the ECL is calculated based on three key inputs. These key inputs involve significant judgment by management and help to determine the present value of the expected cash shortfalls associated with the individual debt instrument. These shortfalls are determined based on the present value of the total cash flows expected to be obtained from the borrower less the actual cashflows which were agreed upon in the lending arrangement with the individual borrower. The three inputs are as follows:

- Probability of Default - an estimate of the likelihood of default over a specified time horizon

- Loss Given Default - an estimate of the loss occurring at the time of default; and

- Exposure at Default - an estimate of the exposure at the time of default

These inputs take into consideration both macroeconomic factors, which are not directly attributable to the entity, as well as individual factors which are specific to the borrower.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

The ECL is calculated as follows:

ECL = Probability of Default multiplied by Loss Given Default multiplied by Exposure at Default

This calculation will change over time based on Management's ongoing assessment of the borrower's credit risk throughout the term of the loan.

When assessing the ECL for an individual debt instrument that is considered impaired, the lender is required to take into consideration the associated cashflows that may be recuperated in the event that the borrower defaults on the loan. When entering lending arrangements, the Company generally ensures that borrowers have sufficient collateral to compensate for losses, should the borrower default on the loan. This strategy helps to reduce the credit risk associated with the individual loan and thus minimizes the expected credit loss.

Valuation of loans receivable

The Company's financial assets are generally classified at initial recognition as either: (i) fair value through profit or loss ("FVTPL"), or (ii) amortized cost, based on the contractual cash flow characteristics of the financial assets and the business model under which the financial assets are managed.

For loans measured at amortized cost or at FVTPL under IFRS 9, judgment is used by management in determining the fair value of the loan at inception of the lending arrangement and at each reporting period. The fair value of the loan at any given point in time is calculated based on the present value of the future loan payments, discounted using an interest rate that would be charged by another market participant for a financing arrangement with similar characteristics. Judgment is used by management in determining what the interest rate would be for sourcing a similar financing arrangement in the market. This can lead to materially different fair value gains or losses on loans held at FVTPL.

Loans subsequently measured at amortized cost are recorded using the effective interest rate method and are impacted by fair value estimates of derivative assets, transaction costs, set-up fees, original issue discounts ("OID"), and other items.

Fair value estimates of derivative assets

The Company holds derivative assets, which are typically warrants, in both publicly-traded and privately-held companies which are measured at fair value using the Black-Scholes option pricing model. Certain of these investments do not include Level 1 inputs, and thus, the Company relies on Level 2 and 3 inputs in determining the fair value of these derivative assets. For investments in which Level 2 inputs are available, the Company relies on recently completed equity transactions, or other methods of implied fair value, in determining the fair value of the individual common share underlying the derivative asset. For investments in which both Level 1 and 2 inputs are not available, the Company relies on internal valuations to perform supporting valuations. In instances where Level 1 inputs exist, the Company relies on quoted prices for assets that are traded in an active market.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Management uses the Black-Scholes option pricing model in determining the fair value of most derivatives, such as warrants, and therefore inputs such as volatility, risk-free rate, and expected life of the derivative are used to determine the fair value of the derivative asset. Volatility is estimated using historical share price results of the investment, if they are a publicly listed company, or by using the historical share price results of comparable publicly listed companies for investments which are privately held. The risk-free rate is estimated based on the Government of Canada bond yield with a similar useful life at the time of valuing the asset. The useful life of the derivative asset is estimated based on the amount of time the Company is expected to hold the asset, prior to exercise.

Share-based payments

The Company uses the Black-Scholes option pricing model in determining the fair value of stock options issued to employees. In estimating this fair value, management is required to make certain assumptions and estimates such as the expected life of the options, volatility of the Company's future share price, the risk-free rate, future dividend yields and estimated forfeiture rates at the initial grant date. For instances in which options were issued to employees prior to Trichome Financial being publicly traded and in instances in which options were issued with an expected useful life which exceeds the amount of time the Company has been publicly listed, the historical share prices of comparable public companies are used in determining an appropriate volatility to use in the Black-Scholes option pricing model. Changes in the assumptions used to estimate fair value could result in materially different results.

The Company also issues restricted share units ("RSUs") as well as performance share units ("PSUs") to their employees as part of their share-based payment plan. The Company uses the fair value of the Company's common shares to determine the fair value of RSUs and PSUs on the grant date. Typically, one quarter or one third of the issued RSUs and PSUs vest immediately. The remaining unvested RSUs and PSUs vest evenly, one quarter or one third, on each anniversary date.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Derecognition and modifications of loans

In the normal course of operations, a lending arrangement with a borrower may be amended subsequent to its initial issuance for a variety of reasons, including the extension of the maturity date, an increase in the amount of funding, or changes to the payments. Amendments can result in a derecognition or a modification of the loan.

The derecognition of a loan occurs when:

i) the contractual rights to the cash flows from the financial asset expire;

ii) the entity transfers the contractual rights to receive the cash flows of the financial asset, or;

iii) the entity retains the contractual rights to receive the cash flows of the financial asset, but assumes a contractual obligation to pay the cash flows to one or more recipients

When the renegotiated terms of a loan do not result in a derecognition, management recalculates the gross carrying amount of the loan and records a modification gain or loss.

Management uses judgment in determining whether the change in the terms of the lending arrangement qualifies as a derecognition of the loan or a modification of the loan under IFRS 9. Depending on management's judgment, the manner in which the loan is treated, be it a modification or a settlement, can result in materially different results in interest revenue or other income. If there is a modification in a lending arrangement subsequent to initial recognition, Management also reassesses the need to modify the expected credit loss associated with the loan.

Income taxes

Estimates are required in calculating current and deferred taxes. In performing these calculations, management needs to make judgments regarding tax rules in jurisdictions where the Company performs activities. Judgement is required regarding the classification of transactions and in assessing probable outcomes of claimed deductions including expectations about future operating results and the reversal of temporary differences.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Significant Accounting policies

Financial Instruments

Management records financial instruments, including lending arrangements in accordance with IFRS 9 - Financial Instruments ("IFRS 9"):

Classification and initial recognition

Financial assets can be recoded at:

1) amortized cost;

2) fair value through other comprehensive income ("FVTOCI"), with gain or losses recycled through profit or loss on derecognition; and

3) fair value through profit and loss ("FVTPL")

Financial liabilities can be recorded at:

1) amortized cost; and

2) fair value through profit and loss ("FVTPL")

In order for an asset to be measured at amortized cost, it must meet two criteria that are deemed consistent with a basic lending arrangement: i) they are held within a business model in which the lender is expected to hold the asset to maturity and collect the contractual interest and principal payments until maturity of the loan (known as the "hold to collect" business model); and ii) the contractual cash flows of the lending arrangements are solely payments of principal and interest by the borrower ("SPPI"). However, instruments which meet the SPPI criteria, but that are subsequently sold, can still be recognized at amortized cost, so long as these sales are infrequent (even if significant in value), or insignificant in value both individually and in aggregate (even if infrequent). Principal is defined as the fair value of the financial asset at initial recognition, which may change over time due to repayments or amortization of a premium or discount. Interest is defined as consideration for credit risk and time value of money.

Financial assets can be classified as FVTOCI when both the following are met: i) the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets and ii) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal outstanding.

The majority of the Company's financial assets are loans receivable, in which the Company is holding in order to collect the associated contractual cashflows. The cashflows in these lending arrangements are typically repayment of principal and interest.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

The remainder of the Company's assets consist of cash and cash equivalents and derivative assets, which are measured at FVTPL, with the exception of amounts receivable and due from related parties which are measured at amortized cost.

Transaction costs in connection with loans

In accordance with IFRS 9, the Company capitalizes transaction costs directly incurred for lending arrangements which are measured at amortized cost, and expenses transaction costs for lending arrangements measured at FVTPL. Capitalized transaction costs are included in the calculation of accretion revenue over the term of the loan through the effective interest rate method in accordance with IFRS 9. Transaction costs generally include, but are not limited to legal fees, professional fess, and insurance fees directly incurred as part of entering into the lending arrangement.

Transaction costs may be incurred in a period before initial recognition of the loan. When transaction costs are incurred related to a potential loan that Management concludes is probable to be recognized at amortized cost, these transaction costs are recorded within prepaid expenses, net of any deposits received from potential borrowers. When transaction costs are incurred related to a potential loan that Management concludes is probable to be recognized at FVTPL, these transaction costs are expensed in the period incurred, net of any deposits received from potential borrowers. If transaction costs are capitalized related to a potential loan that had probable amortized cost recognition, but failed to close, these transaction costs are expensed in the period Management determined the loan was not probable to close.

Loans receivable: modification and settlement gains and losses

There are instances in which the terms of a lending arrangement may be modified and/or a loan may be settled prior to maturity. In both instances, in accordance with IFRS 9, Management will determine the gain or loss on modification or settlement of the loan, in the period in which the modification or settlement occurs.

When there has been a modification to the terms of a loan, Management will recalculate the value of the loan on the date of modification, based on the newly modified terms. This value is determined based on the present value of the future cashflows Management expects to collect from the borrower under the new terms of the lending arrangement. The difference between the present value of these cashflows and the value of the loan just prior to modification, is then recorded in other income or other expense as a modification gain or loss.

When a loan is considered derecognized, Management calculates the gain or loss on the loan based on the difference between the cashflows received upon derecognition of the loan, and the value of the loan under IFRS 9, just prior to settlement of the loan. Depending on the original terms of the loan, the value of the loan at the time of derecognition will be measured based on its amortized cost or at FVTPL. The calculated gain or loss on settlement of the loan will then be recorded in other income or other expense in the period in which the derecognition occurred.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Factoring arrangements

The Company provides financing of borrower's receivable balances through factoring arrangements. Per IFRS 9, factored receivables are considered financial assets and are measured at amortized cost.

The Company also provides inventory financing for borrower's purchase orders ("PO financing"). In these arrangements the Company advances funds needed by the borrower to purchase certain inventories and raw materials to deliver on executed purchase orders with the borrower's customers. Similar to the financing of borrower's receivable balances, PO financing is a type of factoring arrangement and treated as a financial asset in line with IFRS 9.

Upon entering into a factoring arrangement, Management assesses if the receivable balance should be derecognized by the borrower, and thus collection risk passes to the Company. In making this assessment, Management classifies the factored receivables based on the following assessment under IFRS 9:

- Factoring with recourse: In factoring arrangements with recourse, the borrower does not pass on collection risk to the Company and the borrower does not derecognize the receivable balance. In this instance, the Company records a receivable balance from the borrower net of any ECLs, where an ECL is based on the credit and default risk of the borrower. The receivable is recorded at the time the Company has a right to the cashflows from the borrower.

- Factoring without recourse: Under these factoring arrangements, the Company bears collection risk of the receivable, given substantially all of the risks and rewards have been passed onto the Company. The receivable is deemed derecognized by the borrower and the Company records the balance as a receivable from the customer of the borrower. The factored receivable is initially recorded at fair value, net of any transaction costs. The receivable balance is also recorded net of any ECLs, where an ECL is based on the credit and default risk of the borrower's customer.

- Guarantee or risk sharing agreement: In this instance, substantially all of the credit risk associated with the factored receivable balance is neither transferred nor retained by the Company's borrower, because the borrower guarantees a portion of the factored receivable balance. Under guaranteed risk sharing arrangements, the Company records the balance receivable from the customer of the borrower. The receivable is recorded net of any ECLs, where an ECL is based on the credit and default risk of the borrower's customer.

For factored receivables, the Company advances the total of the factored receivable balances to the borrower, net of a factoring fee which the Company records as revenue, when the payment is received.

The Company generally enters into factoring with recourse arrangements. In entering these factoring arrangements, the risks and rewards of the factored receivable balances rarely pass to the Company and therefore the factored balances are recorded as receivables from the borrower, net of any expected credit loss, which is based on the credit risk of the borrower.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Cash and cash equivalents

Cash includes deposits held in banks or other institutions as well as liquid investments that are readily convertible into cash.

Derivative assets

Upon entering certain loans, some borrowers will issue derivatives, such as common share purchase warrants, to the Company. These derivatives are generally assessed and measured as separate financial instruments, independent of the lending arrangement, as the warrants are accounted for within the scope of the lending arrangement as a whole. Per IFRS 9, in order for a derivative to be considered a separate financial asset, the following criteria must be met:

i) Its value changes in response to the change in a specified interest rate, financial instrument price, commodity price, foreign exchange rate, index of prices or rates, credit rating or credit index, or other variable, provided in the case of a non-financial variable that the variable is not specific to a party to the contract;

ii) It requires no initial net investment or an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors; and

iii) It is settled at a future date.

When derivatives issued to the Company meet the requirements above, these derivatives are recorded as financial instruments measured at FVTPL.

Equity investments held at FVTPL

The Company may also receive common shares of the borrower upon entering into certain lending arrangements. These common shares are recognized as financial instruments under IFRS 9 and are recorded at FVTPL upon inception and at each subsequent reporting period.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Revenue recognition

The Company records interest revenue on its loan portfolio using the effective interest rate method, which is comprised of the following:

Coupon interest: Cash interest payments earned on a loan are recognized as interest revenue over the term of the loan.

Accretion: Accretion represents non-cash interest revenue derived from the effective interest rate method and is recognized over the term of the loan. Accretion revenue may increase or decrease the overall interest revenue from a given loan and will depend on the amount of capitalized transaction costs, and the fair value of any incentives received for entering into the loan; such as derivative assets, set-up fees, original issue discounts, and other terms of the lending arrangement.

The Company also recognizes interest revenue from Guaranteed Investment Certificates ("GICs"), and factoring arrangements.

Other income and expenses

Other income and expenses relate primarily to accretion expense on the preferred shares, fair value adjustments for the derivative assets and investments held at FVTPL, as well as modification and settlement gains and losses on the Company's loans.

The gain or loss recognized due to the change in the fair value of derivative assets and investments held at FVTPL is classified as other income or other expense.

Any gains or losses associated with the early settlement of a loan or from a modification to a loan are recognized as an other income or expense item.

Internally generated intangible assets

Direct costs which are associated with internally generated intangible assets are capitalized in the period in which the related costs are incurred, in accordance with IAS 38 - Intangible Assets. The intangible asset balance is amortized over its expected useful life from the time the asset is put into use.

At each reporting period, Management assesses intangible assets for any indicators of impairment. If such indicators exist, Management performs an impairment analysis and records any determined impairment loss in the period in which the assessment for impairment was performed.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Capital stock

Financial instruments issued by the Company are classified as a component of shareholder's equity only to the extent that they do not meet the definition of a financial liability or a financial asset. The Company's common shares, stock options, restricted share units, and performance share units are classified as equity instruments.

Any incremental costs directly attributable to the issuance of new shares are recognized as a deduction from shareholders' equity, net of tax.

Share-based payments

The grant date fair value of equity settled share-based payment awards granted to employees is recognized as an expense with a corresponding increase in equity over the vesting period of the awards. For performance-based equity settled share-based payment awards, management makes an estimate as to the time at which the performance is expected to be achieved at inception of the award. The fair value of the performance share-based payment award is recognized as an expense with a corresponding increase in equity over the period the performance obligation is expected to be achieved. Management monitors the estimated time period that the performance obligation is expected to be achieved and makes appropriate adjustments for any changes in the estimate on a prospective basis. The vesting of these awards is accelerated if the performance obligation is met prior to the originally estimated vesting period.

Loss per share

Basic loss per share is determined by dividing profit or loss and comprehensive profit or loss by the weighted average number of common shares outstanding during the year. Diluted earnings per share are determined in the same manner, with the exception that the weighted average number of common shares is adjusted for effects of all dilutive potential common shares. Potential dilutive common shares includes the additional shares issued assuming the conversion of share options and share units, using the treasury stock method.

Current income tax

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in Canada. Current income tax relating to items recognized directly in comprehensive loss or shareholder's equity is recognized in comprehensive loss or shareholders' equity and not in net loss. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Deferred tax

Deferred tax is provided on temporary differences at the reporting date between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and recognized only to the extent it is probable that sufficient taxable profit will be available to allow all, or part of, the deferred tax asset to be utilized.

In assessing the probability of realizing deferred tax assets, management makes estimates related to expectations of future taxable income, applicable tax opportunities, expected timing of reversals or existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to offset current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Recently adopted accounting policies: IFRS 16 Leases ("IFRS 16")

Effective January 1, 2019, the Company adopted IFRS 16, which is based on a single lessee accounting model to determine how to recognize, measure, and present leases.

The Company has elected to use the Modified Retrospective Approach under IFRS 16. Under this approach, companies may be required to record an opening balance adjustment for leases previously recognized under IAS 17, Leases ("IAS 17") and IFRIC 4, Determining Whether an Arrangement Contains a Lease ("IFRIC 4"). Any cumulative effects of adopting IFRS 16 are recognized in equity as an adjustment to the opening balance of retained earnings in the current period. Prior periods have not been restated.

In adopting IFRS 16, the Company has elected to use the short-term lease recognition exemption which is applied by class of assets. For those Right-Of-Use ("ROU") assets which the Company has elected to use the short-term or low dollar value lease recognition practical expedient, the lease expense has been accounted for on a straight-line basis over the remaining term of the lease.

At the time of adoption of IFRS 16, the Company had one lease for office space in Toronto, Ontario. The arrangement has been classified as a short-term lease. In electing to use the short-term practical expedient, no ROU asset and lease liability was recognized on January 1, 2019. The Company will continue to record rent as a monthly operating expense.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

3. Reverse Takeover Transaction

On November 13, 2018, Trichome Financial entered into an arms-length amalgamation agreement with 22 Capital which outlined the general terms and conditions of a reverse take-over transaction pursuant to which 22 Capital would acquire all of the issued and outstanding common shares of Trichome Financial in exchange for securities of 22 Capital. This transaction was completed on October 4, 2019. 22 Capital was a reporting issuer in the Province of Ontario and its common shares were listed on the TSXV. The transaction was subject to, among other things, receipt of the requisite shareholder approvals, regulator approval, and approval of the TSXV. Just prior to the amalgamation, 22 Capital Corp. had no commercial operations and had cash, prepaid expenses, receivables, and certain payable balances at the time of the RTO.

For accounting and financial reporting purposes, Trichome Financial is the accounting acquirer and 22 Capital is the accounting acquiree.

The RTO has been accounted for as a share-based payment transaction under IFRS 2 - Share-based Payment on the basis that 22 Capital did not meet the definition of a business under IFRS 3 Business Combinations. As a result, the difference between the fair value of the consideration deemed to have been paid by the accounting acquirer and the fair value of the identifiable net assets of the accounting acquiree is expensed in the period in which the transaction occurred and recorded as listing expense within other income and other expense.

The purchase consideration to complete the RTO and the fair value of the net assets acquired on October 4, 2019, were as follows:

The 751,220 issued common shares relate to the 10,700,000 shares of 22 Capital which were converted to 751,220 common shares of the combined company, at the time of the RTO. These shares were issued at a value of $2.10 per share, consistent with the issuance price of subscription receipts closed prior to the RTO.

As part of the RTO transaction, certain shareholders of 22 Capital received a total of 70,208 stock options in the combined entity at an exercise price of $1.42 and maturing within six months following the closing date of October 4, 2019. These options vested immediately on closing of the RTO transaction. The total value of these options was $55,601, and was determined using the Black-Scholes model and the following inputs:

Black-Scholes Inputs
Stock Price	$2.10
Exercise Price	$1.42
Life (years)	0.50
Annualized Volatility	70%
Risk Free Rate	1.66%
Value / Option	$0.79

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

The recognition of listing expense as part of the RTO of a public company is determined as the consideration paid by the Company less the net assets acquired:

751,220 Common shares issued to 22 Capital on RTO	$1,577,564
70,208 Share options issued to 22 Capital on RTO	55,601
$1,633,165
Less: Identified tangible net assets
Cash	327,195
Other assets	565
Accounts payable and accrued expenses	(2,876)
$324,884
Listing expense	$1,308,281

4. Loans receivable

	December 31, 2019	December 31, 2018
Pure Alpha Holdings Inc.	$50,000	$-
180 Smoke Inc.	-	447,534
Good Buds Company International Inc.	1,942,238	-
Expected credit loss	(27,700)	-
Total loans receivable: current	$1,964,538	$447,534

James E. Wagner Cultivation Corporation	5,359,429	-
Expected credit loss	(300,750)	-
Total loans receivable: long-term	$5,058,679	$-

Total loans receivable	$7,023,217	$447,534

Activity in the Company's lending arrangements for the year ended December 31, 2019 and December 31, 2018 are as follows:

	December 31, 2018	Funds advanced to borrowers	Allocated to derivatives & investments*	DSRA & transaction costs**	Accretion	Modification gain	Repayment	Settlement gain (loss)	Allowance for expected credit losses	December 31, 2019
Pure Alpha Holdings Inc.	$-	$50,000	$-	$-	$-	$-	$-	$-	$-	$50,000
180 Smoke Inc.	447,534	-	-	-	5,903	-	(589,999)	136,562	-	-
James E. Wagner Cultivation Corporation	-	5,598,017	(713,095)	289,020	185,487	-	-	-	(300,750)	5,058,679
C.G.S. Foods Inc. - Facility A	-	740,000	-	44,747	(13,255)	42,787	(750,000)	(64,279)	-	-
C.G.S. Foods Inc. - Facility B	-	490,000	(119,450)	37,570	19,637	-	(500,000)	72,243	-	-
Blissco Holdings Ltd.	-	1,300,102	-	-	31,356	-	(1,394,773)	63,315	-	-
Good Buds Company International Inc.	-	1,954,749	(254,233)	51,640	190,082	-	-	-	(27,700)	1,914,538
MYM Nutraceuticals Inc.	-	2,302,494	(448,129)	97,506	298,454	-	(2,600,000)	349,675	-	-
Total	$447,534	$12,435,362	$(1,534,907)	$520,483	$717,664	$42,787	$(5,834,772)	$557,516	$(328,450)	$7,023,217

*Represents the value of the loaned funds allocated to the derivative assets and investments received from the borrowers at initial recognition.
**Represents capitalized transaction costs and funds held back for the Debt Service Reserve Account (DSRA) for certain borrowers.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018
	December 31, 2017	Advances	Allocated to derivatives & investments	DSRA & transaction costs	Accretion	Modification gain	Repayment	Settlement gain (loss)	Expected credit loss	December 31, 2018
180 Smoke Inc.	$-	$425,000	$-	$-	$22,534	$-	$-	$-	$-	$447,534
Total	$-	$425,000	$-	$-	$22,534	$-	$-	$-	$-	$447,534

Maturity profile of loans and ECLs

Loans receivable are recorded net of an allowance for Expected Credit Losses ("ECLs") charged to the consolidated statements of net loss and comprehensive loss. Estimates for loss allowances are determined through a loan-by-loan evaluation of collectability at each reporting date, with consideration for secured collateral, any amounts past due, and any available relevant information on the borrowers' liquidity. As at December 31, 2019 the allowance for ECL was $328,450 (2018 - nil). James E. Wagner Cultivation Corporation was classified as a Stage 2 loan receivable, and Good Buds was classified as a Stage 1 loan receivable.

 Pure Alpha Holdings Inc.

On January 17, 2019, the Company signed a promissory note with Pure Alpha Holdings Inc. ("Pure Alpha"), an Ontario licensed cannabis company, totalling $50,000, with a one-year maturity. The financing is interest free and can be repaid by Pure Alpha at any time throughout the duration of the loan without penalty. The note is guaranteed by Superette Inc. ("Superette"), a retail licence holder in Ontario, Canada. As part of the arrangement, Superette has advanced $50,000 to Trichome Financial, which was recorded as a security deposit. The loan was settled on February 19, 2020 (Note 15).

180 Smoke Inc.

On May 9, 2018, the Company entered a secured credit facility with 180 Smoke Inc. ("180 Smoke") for a principal amount of up to $2,500,000 (the "180 Smoke Facility"). On February 19, 2019, the Company's parent at the time, CannaRoyalty Corp. d/b/a Origin House, acquired 180 Smoke. As part of the acquisition, Origin House settled the Company's 180 Smoke Facility balance. Prior to February 19, 2019 the Company recorded interest revenue of $5,903 during the first quarter of 2019, which increased the 180 Smoke Facility balance to $453,437. On February 20, 2019, the Company received proceeds of $589,999 from Origin House to settle the Facility. The Company recorded a gain of $136,562 on the settlement of the 180 Smoke Facility.

James E. Wagner Cultivation Corporation

On February 20, 2019, the Company signed a senior secured term loan with James E. Wagner Cultivation Corporation ("JWC") to loan $3.5 million (the "Initial Loan"). Following the Initial Loan, the lending arrangement was amended ("Amendment 1" or "follow-on loan") on November 6, 2019. In this follow-on loan, the Company committed to two additional tranches of funding ("Tranche 1" and "Tranche 2" respectively).

a. The Initial Loan was issued at a face value of $3.5 million, with a two-year maturity, and annual interest of 9.25%. The Initial Loan is secured by first ranking perfected security interest in the assets of JWC and is guaranteed by each of its subsidiaries. The Company also received 291,667 common share purchase warrants (Note 5) of JWC upon entering into this arrangement.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

In accordance with IFRS 9 Financial Instruments, the Initial Loan was recorded on initial recognition at its fair value of $3,135,474. The fair value was based on a face value of $3.5 million less the warrants, set-up fee, and original issue discount. The loan is recorded at amortized cost, with an effective annual interest rate of 15.3%, inclusive of the fair value of warrants at initial recognition. Excluding the fair value of warrants and capitalized transaction costs, the loan has an effective annual interest rate of 13.85%. During the year ended December 31, 2019, the Company recorded interest revenue on the loan of $409,267.

b. Tranche 1 of Amendment 1 was issued at a face value of $2.85 million on November 6, 2019, with a two-year maturity (maturing on November 6, 2021) and annual interest of 9.25%. Tranche 2 was advanced on February 19, 2020 (Note 15), and similar to Tranche 1, Tranche 2 matures on November 6, 2021. The proceeds from these tranches are to be used to fund JWC's capital expenditures and for working capital purposes.

Tranche 1 and Tranche 2 are secured by a perfected first lien on all of JWC's current and future tangible and intangible assets (including a share pledge from all subsidiaries of JWC). This arrangement is in line with the security noted on the Initial Loan of $3.5 million. Upon closing of Tranche 1, the Company received a total of 984,208 common shares of JWC as well as 1,696,385 common share purchase warrants (Note 5).

In addition to the Amendment 1 loan arrangement, Trichome Financial and JWC entered into a Receivables Financing Facility, whereby JWC may elect to finance certain qualified receivables through recourse factoring with the Company. Total availability under the Facility is initially capped at $5.0 million and the financing of any receivables under the agreement will be subject to the Company's sole discretion.

In accordance with IFRS 9 Financial Instruments, Tranche 1 was recorded on initial recognition at its fair value of $2,038,468. The fair value was based on a face value of $2.85 million less the fair value of warrants, fair value of common shares, set-up fee, original issue discount, as well as capitalized legal fees. The loan is recorded at amortized cost, with an effective annual interest rate of 28%, inclusive of the fair value of warrants and common shares at initial recognition and 13.3% exclusive of the fair value of warrants and common shares at initial recognition. During the year ended December 31, 2019 the Company recorded interest revenue on Tranche 1 of $86,319.

C.G.S. Food Inc. d/b/a Ganjika House

On March 15, 2019, the Company entered into a lending arrangement with C.G.S. Food Inc. d/b/a Ganjika House ("CGS"), a retail cannabis license holder in Ontario, Canada. The lending arrangement consists of a revolving credit facility ("Facility A") and a term loan ("Facility B").

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

a. Facility A provided for up to $1.0 million in funding, subject to a cap of 75% of CGS's eligible inventory, with $740,000 loaned on closing. The facility earned interest at a monthly rate of 1.80% on the principal balance outstanding. As part of the arrangement, the facility also paid interest at a monthly rate of 0.5% on any undrawn amounts. In accordance with IFRS 9 Financial Instruments, the facility was originally recorded at its fair value of $784,747, which was based on CGSs' initial draw of $740,000, plus transactions costs of $44,747. The facility was subsequently recorded at amortized cost, with an effective annual interest rate of 19.5%.

On July 4, 2019, CGS repaid $500,000 of the unpaid principal balance of the loan. At the time of repayment, all repayments were first applied to the value of any accrued and outstanding interest, prior to it being applied against the outstanding principal balance. In accordance with IFRS 9 Financial Instruments, the Company recorded a gain on modification of the loan of $42,787. The gain was recorded in other income for the year-ended December 31, 2019.

Subsequently, on September 10, 2019, CGS repaid the remaining outstanding principal balance as well as all accrued and unpaid interest on the loan. In accordance with IFRS 9 Financial Instrument, the Company recorded a loss on settlement of the loan of $64,279. This loss was recorded as an other expense item for the year-ended December 31, 2019.

The Company recorded interest revenue on the loan of $62,572 during the year-ended December 31, 2019, prior to settlement on September 9, 2019.

b. Facility B provided for funding of up to $1.0 million, with $490,000 provided on closing. The loan bore interest at an annual rate of 8.5% if interest was paid monthly or 12.0% if interest was deferred until the maturity of the loan for an elected period. The initial maturity date of the loan was March 15, 2021, and principal was due upon maturity. CGS had the option to prepay the principal by paying a penalty of 12% on unpaid amounts. The penalty declined by 2% per month over the term of the loan until the penalty reached 0% or the maturity date occurred.

The term loan was recorded on initial recognition at its fair value of $408,120, which was based on an effective interest rate calculation using an annual market interest rate of 19.5% and was recorded net of transaction costs of $37,570 and the fair value of warrants issued as part of the arrangement. Excluding the fair value of warrants and related transaction fees, the loan has an effective annual interest rate of 9.6%.

On September 17, 2019, CGS repaid the outstanding principal balance on the loan as well as all accrued and unpaid interest. Given repayment prior to maturity of the loan occurred six months after the issue date, CGS was not required to pay a penalty for early settlement of the loan. On settlement, the Company recorded a gain of $72,243 in accordance with IFRS 9 Financial Instruments. This gain was recorded as other income for the year-ended December 31, 2019.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

The Company recorded interest revenue on the loan of $40,525 during the year, prior to repayment on September 17, 2019. The Company holds a warrant position in CGS, and the fair value is recorded within derivative assets (Note 5).

Blissco Holdings Ltd.

On May 14, 2019, the Company entered into an agreement to provide a $4.5 million trade finance facility (the "Blissco Facility") and a $1.5 million mortgage loan (the "Blissco Mortgage") to Blissco Holdings Ltd. ("Blissco"). The Blissco Facility provided the borrower with up to $4.5 million in financing, to be drawn at its option, against qualifying receivables and inventory. The initial term was a year, with an option to extend for an additional year, and was secured by a first-ranking perfected security interest in the assets of Blissco and was guaranteed by Blissco Cannabis Corp. Upon close, $1.5 million was advanced towards the Blissco Mortgage. The Company did not advance additional funds under the Blissco Facility.

The Blissco Mortgage was recorded on initial recognition at its fair value of $1,300,102, calculated using an effective annual interest rate of 14.35%, net of a set-up fee, and an upfront lump sum payment of the aggregate monthly interest over the term of the loan, totalling $127,500, as well as transaction costs.

On July 15, 2019, after being acquired by Supreme Cannabis Company Inc. ("Supreme"), Blissco repaid all outstanding principal as well as accrued and unpaid interest on the Blissco Mortgage. A gain on settlement of the loan totalling $63,315 was recorded in other income for the year-ended December 31, 2019.

The Company recorded interest revenue totalling $31,356 for the year-ended December 31, 2019 on the Blissco Mortgage, prior to settlement on July 15, 2019.

Good Buds Company International Inc.

On August 20, 2019, the Company entered into an agreement to provide a $2.35 million non-revolving loan to Good Buds Company International Inc. ("Good Buds"). The financing is used for expansion and construction of Good Buds' cultivation facility as well as for repaying outstanding shareholder loans. Good Buds has the option to prepay the entire balance of the loan, including all accrued and unpaid interest at the time, prior to maturity of the arrangement. If Good Buds were to exercise this prepayment option, they would be required to pay a prepayment premium, which is based on the lesser of six months' interest payable under the arrangement or the amount of remaining number of months' interest to the maturity date.

The loan matures on September 1, 2020 and bears interest at a rate of 11.5% per annum. Good Buds has the ability to request an increase in the value of the loaned funds at any time, prior to maturity of the arrangement, up to a maximum of $2.5 million in additional funding and subject to approval of the Company. In connection with the lending arrangement, the Company was issued 950,000 common share purchase warrants of Good Buds.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

In accordance with IFRS 9, the loan was recorded on issuance at fair value, with a principal value of $2.35 million, net of an original issue discount, transaction fees, an upfront lump sum payment of the aggregate monthly interest payments over the term of the loan, and the fair value of the warrants (Note 5). The loan was subsequently recorded at amortized cost, with an effective interest rate of 28.7%, inclusive of the fair value of warrants issued on initial recognition. Excluding the fair value of warrants and transaction related costs, the loan has an effective annual interest rate of 17.5%. The loan was secured by all current and future acquired property, assets, and undertakings of the borrower and the guarantors.

For the year-ended December 31, 2019, the Company earned interest revenue of $190,082 on the loan.

MYM Nutraceuticals Inc.

On July 31, 2019, the Company entered into a senior secured term loan with MYM Nutraceuticals Inc. ("MYM") to finance cannabis and hemp projects across Canada, the United States, and Columbia, as well as to provide working capital for general corporate purposes. As part of entering into discussions with MYM Trichome was awarded 1,500,000 common share purchase warrants (Note 5) in the company. The loan was for a principal amount of up to $5.5 million, of which the Company advanced the first tranche of $3.0 million upon closing of the financing and had the right to advance the remaining $2.5 million, in a second tranche, upon the satisfaction of certain conditions by MYM. The loan had a term of a year and could have be extended for an additional six months at Trichome Financial's discretion. The loan bore interest at 12% per annum and was payable monthly in cash from a pre-established interest reserve account. MYM also paid a standby fee of 6% per annum, payable monthly in cash on the second tranche until it was drawn or cancelled.

In accordance with IFRS 9, the loan was recorded at fair on initial recognition of $1,951,871, which was net of a set-up fee, an original issuer discount, an interest reserve account, and 2,500,000 common share purchase warrants (Note 5) issued to the Company. The loan was recorded with an effective annual interest rate of 43.8%, inclusive of the fair value of warrants upon initial recognition. Excluding the fair value of warrants and related transaction costs, the loan had an effective annual interest rate of 22.4%. The loan was secured by a perfected first lien on all current and future tangible and intangible assets and equity interests of MYM, and an assignment of all material contracts and licenses. The loan had also been guaranteed by each of the direct and indirect wholly owned subsidiaries.

On November 29, 2019 MYM repaid the loan in full. The original issuer discount, set-up fee, and interest reserve were all prorated for the period in which the loan was outstanding. In accordance with IFRS 9, Management recorded a gain on settlement of the loan of $349,675 in other income for the year-ended December 31, 2019.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

For the year-ended December 31, 2019, the Company recorded interest revenue of $298,454 and standby fee revenues of $50,137.

Certain potential borrowers have contributed funds towards due diligence deposits related to legal fees. Undrawn deposits are refundable to potential borrowers and are recorded as a liability.

5. Derivative assets and investments

The fair value of the derivative assets and investments at initial recognition are as follows:

Inputs to Black-Scholes Models
		Exercise		Life		Risk-free Fair Value /
Derivatives	Number	price	Share price	(years)	Volatility	Rate	Warrant	Date	Total Value
180 Smoke Inc. warrants	601,266	$0.39	$0.35	1.00	72.70%	1.84%	$0.04	2018-12-31	$-
180 Smoke Inc. warrants	858,951	0.39	0.35	1.00	72.70%	1.84%	0.04	2018-05-09	-
James E. Wagner Cultivation Corporation warrants	291,667	0.80	0.80	2.00	64.32%	1.77%	0.29	2019-02-19	84,526
James E. Wagner Cultivation Corporation warrants	1,696,385	0.42	0.38	2.00	77.15%	1.59%	0.15	2019-11-06	254,570
C.G.S. Foods Inc. warrants & warrants receivable	12	65,000	65,000	5.00	12.70%	1.79%	9,954	2019-03-15	119,450
Good Buds Company International Inc. warrants	950,000	0.60	0.60	3.00	66.47%	1.29%	0.27	2019-08-20	254,233
MYM Nutraceuticals Inc. warrants *	1,500,000	0.30	0.36	3.00	68.12%	1.61%	0.18	2019-06-10	-
MYM Nutraceuticals Inc. warrants	2,500,000	0.30	0.36	3.00	68.12%	1.61%	0.18	2019-07-31	448,129
Total derivatives upon initial recognition	8,398,281								$1,160,908
Investments
James E. Wagner Cultivation Corporation common shares	984,208						$0.38	2019-11-06	373,999
Total shares upon initial recognition	984,208								$373,999

* Value of warrant was assigned per consideration paid and was subsequently measured within the year.

The fair value of the derivative assets and investments as at December 31, 2019 and 2018 are as follows:

Inputs to Black-Scholes Models
		Exercise		Life		Risk-free	Fair Value /	Fair Value
Derivatives	Number	price	Share price	(years)	Volatility	Rate	Warrant	Gain/(Loss)	Total Value
Value as at January 1, 2018	-	$-	$-	-	-	$-	$-	$-	$-
180 Smoke Inc. warrants	601,266	0.39	0.35	0.08	64.59%	1.50%	0.01	7,129	7,129
180 Smoke Inc. warrants	858,951	0.39	0.35	0.08	64.59%	1.50%	0.01	10,185	10,185
Value as at December 31, 2018	1,460,217							$17,314	$17,314
180 Smoke Inc. warrants	-		-	-	-	-	-	(7,129)	-
180 Smoke Inc. warrants	-		-	-	-	-	-	(10,185)	-
James E. Wagner Cultivation Corporation warrants	291,667	0.80	0.23	1.14	82.19%	1.69%	0.01	(80,801)	3,725
James E. Wagner Cultivation Corporation warrants	1,696,385	0.42	0.23	1.85	87.16%	1.69%	0.07	(139,853)	114,717
C.G.S. Foods Inc. warrants & warrants receivable	12	65,000	65,000	4.21	17.37%	1.68%	11,110	13,870	133,320
Good Buds Company International Inc. warrants	950,000	0.34	0.34	2.64	85.86%	1.71%	0.18	(86,632)	167,601
MYM Nutraceuticals Inc. warrants	1,500,000	0.30	0.10	2.44	57.52%	1.71%	0.01	12,613	12,613
MYM Nutraceuticals Inc. warrants	2,500,000	0.30	0.10	2.58	57.52%	1.71%	0.01	(425,041)	23,088
Total derivatives as at December 31, 2019	6,938,064							$(723,158)	$455,064
Investments
James E. Wagner Cultivation Corporation common shares	984,208						$0.23	$(147,631)	$226,368
Total shares as at December 31, 2019	984,208							$(147,631)	$226,368
Total derivatives and investments								$(870,789)	$681,432

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

The table below shows the sensitivity of certain key estimates used in the Black-Scholes option pricing model used to fair value derivative assets:

Derivatives	Number of warrants	Volatility				Share price*
		+5%	+10%	-5%	-10%	+5%	+10%	-5%	-10%
C.G.S. Foods Inc. warrants & warrants receivable	12	$5,230	$ 10,331	$(5,355)	$(10,831)	$7,607	$ 15,250	$(7,568)	$(15,094)
Good Buds Company warrants	950,000	6,720	13,272	(6,885)	(13,931)	8,380	16,760	(8,380)	(16,760)
James E. Wagner Cultivation warrants	291,667	771	1,602	(706)	(1,341)		N/A
James E. Wagner Cultivation warrants	1,696,385	9,138	18,199	(9,192)	(18,413)		N/A
MYM Nutraceuticals Inc. warrants	1,500,000	2,125	4,358	(2,003)	(3,869)		N/A
MYM Nutraceuticals Inc. warrants	2,500,000	3,757	7,688	(3,558)	(6,889)		N/A

*Only applicable in instances in which the company is privately held.

180 Smoke

Upon settling the loan with 180 Smoke (Note 4) the Company recorded a loss of $17,314 on the unexercised common share purchase warrants of 180 Smoke, originally received when entering the lending arrangement on May 9, 2018.

James E. Wagner Cultivation Corporation

Upon entering the Initial Loan with JWC, 291,667 warrants were issued to the Company (Note 4). Subsequently, upon the issuance of the Tranche 1 loan (Note 4), Trichome Financial was issued an additional 1,696,385 JWC common share purchase warrants. As part of the Tranche 1 lending arrangement, the Company also received 984,208 common shares of JWC.

C.G.S. Food Inc. d/b/a Ganjika House

In connection with C.G.S Foods Facility B (Note 4), Trichome Financial was issued common share purchase warrants of CGS as well as the right to receive a minimum number of additional warrants.

Good Buds Company International Inc.

As part of the lending arrangement with Good Buds (Note 4), the Company received 950,000 common share purchase warrants. The warrants expire on August 20, 2022 and have an exercise price equal to the lesser of (1) $0.60 and (2) the lowest price below $0.60 at which Good Buds issues common shares or securities convertible into common shares. In the instance of a liquidity event for Good Buds, at a price per share less than 1.25 the exercise price or the adjusted exercise price, then the exercise price or adjusted exercise price of the warrants resets to 75% of the price per share. Given Good Buds is not a publicly traded company, the volatility used in the valuation model was based on the average volatility of comparable publicly traded companies in the cannabis industry.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

MYM Nutraceuticals Inc.

Upon signing a term sheet with MYM in connection with the lending arrangement, the Company was issued 1,500,000 common share purchase warrants (Note 4) which expire on June 10, 2022. The warrants were to be returned to MYM if the Company decided not to advance funds under a definitive lending agreement, however, the Company would keep the warrants should MYM fail to enter into a definitive lending agreement with the Company. By closing the lending arrangement with MYM, the Company received an additional 2,500,000 common share purchase warrants, which expire on July 31, 2022.

6. Intangible assets

	December 31, 2019	December 31, 2018
Software	$19,633	$-
Total intangible assets	$19,633	$-

During the year ended December 31, 2019, the Company commenced the development of a software intangible asset to assist in the tracking of factoring arrangements. The costs directly attributable with the development of the software have been capitalized as an intangible asset in accordance with IAS 38 Intangible Assets. Amortization of the asset will commence when the asset is put into use and at that time it will be amortized on a straight-line basis over its expected useful life.

7. Related party balances and transactions

Prior to the RTO (Note 1) on October 4, 2019, the Company was a subsidiary of Origin House. All intercompany expenses were recorded as related party expenses and all balances due to or due from Origin House were recorded as due to or due from parent company. After completion of the RTO, Origin House holds approximately 23% of common shares of the Company and all intercompany transactions were still considered related party transactions, on a non-diluted basis. All balances owing to or due from Origin House at December 31, 2019, were recorded as due to or due from related party.

The Company recorded the following related party transactions during the year ended December 31, 2019:

  The Company's employees were included in the Origin House benefits plan. During the year ended December 31, 2019, $33,041 of benefits expense (2018 - $206,913), which includes payroll costs which were still being paid by Origin House on behalf of the Company, were charged by Origin House to the Company. This charge related specifically to the cost of the benefits associated with the Company's employees.
  For the year ended December 31, 2019, Origin House provided $142,150 in executive and administrative services (2018 - $84,931).

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018
  Origin House paid certain shared corporate expenses for the Company which were recorded as general and administrative expenses for the year ended December 31, 2019, in the amounts of $59,208 (2018 - $66,720).
  For the year ended December 31, 2019, Origin House paid $15,814 in professional fees for the Company which has been capitalized as part of one of the lending arrangements (2018 - $17,248).
  During the year ended December 31, 2019, the Company incurred marketing services of $5,389 provided by a subsidiary of Origin House (2018 - $9,377).

As at December 31, 2019, the Company recorded a balance owing from Origin House of $23,583 (2018 - payable balance of $107,910) related to administrative, rent, executive services, design services, and other expenses. These transactions are in the normal course of operations and are measured at the exchange amounts agreed to by the related party.

Amounts not included in amounts due to related parties, but are related party transactions include:

  The Company recorded key management compensation in the form of share-based payments for the year ended December 31, 2019 in the amounts of $258,005 (December 31, 2018 - $478,088). The Company also recorded key management compensation in the form of salaries and benefits for the year ended December 31, 2019 in the amount of $376,764 (December 31, 2018 - $131,226).
  Origin House acquired 180 Smoke on February 19, 2019. As part of the acquisition, Origin House settled the Company's outstanding loan receivable on behalf of 180 Smoke. The Company received proceeds of $589,999 and recorded a gain on the settlement of the loan of $136,592 during the year ended December 31, 2019 (during the year ended December 31, 2018 Origin House loaned $209,890 to 180 Smoke on behalf of the Company).

8. Amounts payable and accrued liabilities

	December 31, 2019	December 31, 2018
Trade payables	$301,099	$-
Accrued liabilities	292,689	146,927
DSRA obligations	131,813	-
Payroll liabilities	538,559	125,680
	$1,264,160	$272,607

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

The Debt Service Reserve Account (the "DRSA") obligations are advances which have been held back by the Company when lending to a borrower. Included as a clause in certain lending arrangements, borrowers are required to establish a blocked bank account with their financial institution. These blocked bank accounts are initiated to reduce the collection risk of the loan. If a borrower is unable to establish such an account with their financial institution prior to the funds being issued by the Company, the sum of money initially agreed upon between the Company and the borrower to be deposited into the blocked account or DSRA, will be held back by the Company at initiation of the loan. Once the account has been established and the borrower has deposited the required funds into the account, the Company will relieve the obligation and advance the held back funds to the borrower.

9. Share capital

Common shares

Authorized

As at December 31, 2019, the authorized share capital comprised an unlimited number of common shares. The common shares do not have a par value. All issued shares are fully paid.

Issued and outstanding

	Number of
	shares*	Amount
Balance at January 1, 2018	3,000,000	$5,000
Common shares issued	3,960,000	330,000
Balance at December 31, 2018	6,960,000	$335,000

	Number of
	shares*	Amount
Balance at January 1, 2019	6,960,000	$335,000
Conversion of series A preferred shares on close of Trichome's RTO	9,513,902	16,332,200
Shares issued for series B subscription receipts	7,849,706	16,484,383
Shares issued for the reverse takeover of 22 Capital Corp.	751,220	1,577,564
Share issuance costs on RTO	-	(879,108)
Balance at December 31, 2019	25,074,828	$33,850,039

* Number of shares is inclusive of the 3:1 share split, and has been applied retrospectively for the December 31, 2018 comparative gifures.

On September 18, 2017, at inception of the Company, 3,000,000 common shares were issued at $0.0017 per share. On March 12, 2018, additional common shares of 3,960,000 were issued, at $0.083 per share.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

On October 4, 2019, the Company completed a reverse takeover of 22 Capital Corp. Immediately prior to this reverse takeover, Trichome Financial executed a 3:1 share split of its existing issued and outstanding common shares. The 1,000,000 common shares issued at inception of the Company and the 1,320,000 common shares issued on March 12, 2018 converted to an aggregate of 6,960,000 issued and outstanding common shares on completion of the 3:1 share split, without diluting the ownership interest of any individual shareholder.

As part of the RTO, Trichome Financial issued 751,220 common shares to the shareholders of 22 Capital for total proceeds of nil and a fair value per share of $2.10. The issuance of these shares was accounted for as a transaction expense as part of the RTO, considering the RTO represented an amalgamation of the two companies, and did not qualify as a business combination under IFRS 3 - Business Combinations.

Additionally, upon completion of the RTO, the 3,171,301 Class A preferred shares, which were issued as part of a private placement which closed on September 5, 2018, converted into 9,513,902 issued and outstanding common shares of the Company. The $16,332,200 accreted value of the preferred shares, which is net of the original issuance costs, was reclassified from a liability balance to share capital upon completion of the RTO.

In leading up to the RTO, the Company issued subscriptions receipts as part of a Series B private placement, which represented 7,849,706 common shares, issued at a price of $2.10 per share. Upon completion of the RTO, these subscription receipts were converted into common shares and $16,484,383, was converted from share deposits to share capital. The $16,484,383, represents gross proceeds raised from the issuance of the subscription receipts, net of the issuance costs. The total funds raised in the Series B private placement was previously recorded as restricted cash until the RTO was completed, as the amounts were held in trust. This restriction was released upon the completion of the RTO on October 4, 2019.

As at December 31, 2019 the Company had 4,918,404 common shares held in escrow.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Loss per share

The basic Loss Per Share (the "LPS") has been calculated based on the following net loss attributable to ordinary shareholders and the weighted average number of common shares outstanding:

	Years ended
	December 31, 2019	December 31, 2018
Net loss and comprehensive loss	$(5,793,751)	$(2,212,340)
Weighted average number of common share issued and outstanding:

Issued and outstanding ordinary common shares at beginning of the year	6,960,000	3,000,000
Ordinary common shares issued as part of founders' round	-	3,092,055
Conversion of series A preferred shares on close of Trichome's RTO	2,293,763	-
Other ordinary common shares issued as part of RTO	2,073,648	-
Weighted average number of shares	11,327,411	6,092,055
Basic and diluted loss per share	$(0.51)	$(0.36)

The calculation of diluted net loss per share for the years ended December 31, 2019 and December 31, 2018 excludes in-the-money vested RSU's and share options because their effect would have been anti-dilutive.

Class A Preferred Shares and Accretion Expense

Trichome Financial issued 3,171,301 (pre-split) Class A preferred shares as part of a private placement which closed on September 5, 2018, at $4.73 (pre-split) per share. Gross proceeds were $15.0 million, with issuance costs of $0.5 million. The shares were convertible to cash, at the option of the holder, for $5.15 (pre-split) per share should an initial public offering or a change in control (each, a "liquidity event") not occur by September 5, 2019. Although the RTO did not occur until October 4, 2019, no Class A preferred shareholders elected to convert their shares to cash. The Class A preferred shares were initially liability-classified on the Company's consolidated statement of financial position, and issuance costs were netted against the gross proceeds. Upon completion of the RTO on October 4, 2019, the Class A preferred shares automatically converted to 9,513,902 common shares. The ratio of common shares for each preferred share on conversion was 1:1, prior to the execution of the 3:1 share split, which occurred immediately prior to the RTO on October 4, 2019. At inception, the Class A preferred shares were recorded at $14,519,871. During the year-ended December 31, 2019, the Company recorded accretion expense of $1,254,027 (2018 - $558,302).

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Share-based Compensation

The Company's Board of Directors approved a new Equity Incentive Plan (the "share unit plan") as well as a separate Stock Option Plan (the "stock option plan") for its employees and directors effective October 8, 2019. The share unit plan is specifically for the issuance of performance and restricted share units ("RSUs" and "PSUs"), while the stock option plan is for the administration and issuance of stock options. Under the new plans, the maximum number of common shares issuable pursuant to this plan shall not exceed 5,014,996 in aggregate, less the number of common shares issuable pursuant to awards outstanding under the Company's other security-based compensation plans. The number of PSUs, RSUs, and stock options granted, and any applicable vesting conditions related to those share-based payments are determined at the discretion of the Board or a compensation committee of the Board. Share-based reserve represents RSUs and PSUs that have vested, for which common shares have not yet been issued. All RSUs, PSUs, and stock options issued and outstanding under previous equity incentive plans will now be administered under the new plan, effecting October 8, 2019.

The following tables summarize the activity of equity awards for the year ended December 31, 2019:

RSUs	December 31, 2019		December 31, 2018
	Amount	Value per award	Amount	Value per award
Outstanding, beginning of year	1,475,300	$0.85	-	$-
Granted during the year	585,000	1.97	1,635,300	0.92
Forfeited during the year	-	-	160,000	1.58
Outstanding, end of year	2,060,300	$1.17	1,475,300	$0.85

As at December 31, 2019 1,048,950 RSUs have vested. The value of vested RSUs totalled $1,173,157, which has been recorded in share-based reserve, and unvested totalled $1,227,669. The awards vest one-third or one-quarter upon grant, and one-third or one-quarter annually thereafter. The fair value of RSUs is determined based on the most recent common share issuance price at the grant date, which was a Level 3 input for all RSUs issued to date, as they were all issued prior to the RTO (Note 11). For any RSUs issued post-RTO, the fair value of the RSUs is a Level 1 input.

During the year ended December 31, 2019, the Company recorded share-based compensation expense related to RSUs of $977,904 (2018 - $654,407).

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

PSUs	December 31, 2019		December 31, 2018
	Amount	Value per award	Amount	Value per award
Outstanding, beginning of year	630,000	$0.08	-	$-
Granted during the year	-	-	630,000	0.08
Outstanding, end of year	630,000	$0.08	630,000	$0.08

As at December 31, 2019 all required performance milestones for the holders of the PSUs have been achieved and therefore the PSUs were fully vested as at year-end December 31, 2019. The total amount of the vested PSUs at December 31, 2019 was $52,500, with the unvested portion being nil.

During the year ended December 31, 2019, the Company recorded share-based compensation expense on the PSUs of $13,583 (December 31, 2018 - $38,816).

Options	December 31, 2019		December 31, 2018
	Number of		Number of
	options	Exercise price	options	Exercise price
Outstanding, beginning of year	15,000	$1.58	-	$-
Granted during the year	70,208	1.42	15,000	1.58
Outstanding, end of year	85,208	$1.45	15,000	$1.58
Exercisable at the end of year	80,208	$1.45	5,000	$1.58

The Company issued 70,208 stock options to the former shareholders of 22 Capital Corp., as part of the RTO on October 4, 2019 (Note 3). The options vested immediately and expire within six months of issuance.

The following table summarizes the outstanding and exercisable stock options at December 31, 2019:

Options outstanding				Options exercisable
Range of exercise prices	Number of options outstanding	Weighted average remaining contractual life (in years)	Weighted average exercise price	Number of options exercisable	Weighted average exercise price
$1.42	70,208	0.26	$1.42	70,208	$1.42
1.58	15,000	0.61	1.58	10,000	1.58
	85,208	0.32	$1.45	80,208	$1.44

As at December 31, 2019, vested options total 80,208. The value of vested options totalled $56,011, of which $55,601 relates to the stock options issued as part of the RTO. The value of unvested stock options totalled $205. The expected remaining life of options is 0.32 of a year. The awards vest one-third upon grant, and one-third annually, thereafter. The fair value of stock options is determined by the Black-Scholes method. Volatility is based on comparable industry benchmarks.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

During the year ended December 31, 2019, the Company recorded share-based compensation expense on the stock options of $190 (2018 - $370).

Contributed Surplus

Contributed Surplus is comprised of share-based compensation.

10. General and Administrative Expense

	December 31, 2019	December 31, 2018
Salary and benefits	$761,851	$446,610
Paid and accrued bonuses	555,488	79,839
Professional fees	298,778	56,213
Marketing and investor relations	117,626	19,996
Executive and advisory fee	142,150	96,575
Rent	69,029	19,726
Insurance	54,467	14,405
Office and administration costs	71,136	2,235
Legal fees	300,388	101,426
Travel costs	73,716	6,508
Transaction fees	13,134	-
Public company costs	76,618	-
Total	$2,534,381	$843,533

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

11. Fair Value of Financial Instruments

Financial instruments recorded at fair value on the statements of financial position are classified using a fair value hierarchy that reflects the observability of significant inputs used in making the measurements. The fair value hierarchy has the following levels:

Level 1 - valuation based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - valuation techniques based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 - valuation techniques using one or more significant inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

			December 31, 2019	December 31, 2018
Cash and cash equivalents	FVTPL	Level 1	$20,887,704	$13,810,095
Amounts receivable	Amortized cost		109,969	-
Loans receivable	Amortized cost		7,023,217	-
Loans receivable	FVTPL	Level 3	-	447,534
Due from related parties	Amortized cost		23,583	-
Due to related parties	Amortized cost		-	107,910
Investments	FVTPL	Level 1	226,368	-
Derivative assets	FVTPL	Level 2	154,143	-
Derivative assets	FVTPL	Level 3	300,921	17,314
Amounts payable and accrued liabilities	Amortized cost		1,264,160	272,607
Class A preferred shares	Amortized cost		-	15,078,173
Security deposits	Amortized cost		78,977	-

Fair Value Through Profit and Loss ("FVTPL").

In the normal course of business, the Company uses various financial instruments, which by their nature involve risk, including liquidity risk, interest rate risk, and credit risk of non-performance by counter parties. These financial instruments are subject to normal credit standards, financial controls, risk management as well as monitoring procedures.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

The Company is exposed in varying degrees to a variety of financial instrument related risks:

Liquidity Risk

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. The Company's objective in managing liquidity risk is to maintain sufficient, readily available capital in order to meet its liquidity requirements. Considering the capital intensity of the business, this would include analyzing the expectation of future cash outflows for new lending arrangements as well as additional capital draw downs on existing loans. In order to reduce liquidity risk, when entering into a lending arrangement with a borrower, which includes a clause for additional borrowing subsequent to the initial capital outlay, Trichome Financial generally ensures that any additional lending is at the Company's discretion. As at December 31, 2019, $3.0 million of cash and cash equivalents is comprised of a GIC that can be drawn upon, in part or in whole, at any time.

The Company did not institute any changes to its liquidity strategy during the year.

	Due within
	0-6 months	6 - 12 months	December 31, 2019
Amounts payable and accrued liabilities	$1,160,589	$103,571	$1,264,160
Deposits	78,977	-	78,977
Total	$1,239,566	$103,571	$1,343,137

	Due within
	0-6 months	6 - 12 months	December 31, 2018
Amounts payable and accrued liabilities	$272,607	$-	$272,607
Due to related parties	107,910	-	107,910
Class A preferred shares	-	15,078,173	15,078,173
Total	$380,517	$15,078,173	$15,458,690

Interest rate risk

The Company's exposure to interest rate risk relates to risk of loss due to volatility of interest rates. The Company does not enter into lending arrangements where the interest rate is variable, which reduces its risk to the volatility of market rates. The Company's policy is to invest excess cash in investment grade short term guaranteed investment certificates. The Company periodically monitors the investments it makes and is satisfied with the creditworthiness of its banks.

The Company did not institute any changes to its interest rate strategy during the year.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Credit Risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company's primary exposure to credit risk relates to the Company's loans receivable. This risk is mitigated through due diligence performed on counterparties, and other contractual arrangements, which includes pledged assets of the borrower as collateral.

Trichome Financial generally assesses borrowers' management experience/integrity, financial health, business plans, capacity, products, customers, contracts, competitive advantages/disadvantages, and other pertinent factors when assessing credit risk. This includes the analysis of forward-looking financial forecasts. Management, using their knowledge and experience in the cannabis industry, will assess the viability of the forecasts prepared by the borrower in order to determine the overall level of credit risk associated with the deployment of capital. On certain loans, interest is paid upfront by the borrower, in addition to set-up and original issuer fees, in order to reduce credit risk. In some instances, loans may also include a minimum working capital surplus to be maintained by the borrower throughout the duration of the loan in order to reduce the risk of the borrower not being able to service their debt obligations with the Company. Finally, as an additional protection to reduce credit risk, the Company may also obtain derivative assets or equity instruments in the borrower when entering certain lending arrangements. Obtaining these financial assets alleviates the credit risk associated with the capital deployed, as they can be liquidated to recoup any proceeds lost in the case of default on a loan.

In addition to due diligence and the factors noted above, Trichome Financial obtains approval from its Board of Directors for significant lending arrangements. Trichome Financial generally considers collateral of the underlying businesses, including property, plant and equipment, inventory, and receivables, in structuring its investments and managing credit risk. Trichome Financial actively monitors financial results of the underlying businesses regularly against the underlying business plans and industry trends. This typically includes comparing the borrower's forecasts originally considered when entering into the lending arrangement versus actual results. Using this information, Management will then reassess the borrowers' overall credit rating throughout the term of the loan and record an additional expected credit loss as needed, if it has been determined that the borrower's credit rating has diminished since entering the arrangement. As part of this assessment, Management will take into consideration whether or not the expected credit loss associated with the loan needs to be determined based of the expected losses over the next year, or alternatively, if the credit rating of the borrower has significantly diminished, the lifetime expected loss on the loan.

Trichome Financial's borrowers are concentrated within the Canadian cannabis industry, however, Trichome Financial diversifies credit risk by lending to companies that operate in different geographic regions, as well as different sectors within the cannabis market such as cultivation, extraction, and retail.

The Company did not institute any changes to its credit risk policy during the year.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

Capital management

The Company's objective when managing capital are to ensure that there are adequate capital resources to safeguard the Company's ability to continue as a going concern and maintain adequate levels of funding to support its ongoing operations and development such that it can continue to provide returns to shareholders and benefits for other stakeholders.

The Company's capital is composed of equity. The Company's primary uses of capital are loans to companies in the cannabis industry. The Company also uses capital to finance operating losses, capital expenditures, and increases in working capital. The Company currently manages these requirements from raises through financings and may need to raise additional funds to reach its goals. The Company's objective when managing capital are to ensure that the Company will continue to have enough liquidity to build its portfolio of loans from which it will obtain returns based on interest payments and equity interests in their borrowers, which are obtained as part of certain lending arrangements.

The Company monitors its capital based on the adequacy of its cash resources to fund its business plan. In order to maximize flexibility to finance growth of the business, the Company does not currently pay a dividend to holders of its common shares. The Company did not institute any changes to its capital management strategy during the year.

12. Segmented information

Trichome Financial Corp. operates under one reporting segment.

During the years ended December 31, 2019 and 2018, the Company generated the following types of revenue:

	December 31, 2019	December 31, 2018
Interest revenue	$1,263,175	$22,534
Factoring revenue	1,388	-
Total revenue	$1,264,563	$22,534

Three borrowers generated 83% of total revenue during the year ended December 31, 2019, with the largest comprising 39% (2018 - all revenue was generated from one borrower as the Company had a single loan during 2018).

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

13. Income taxes

Below is the reconciliation of the combined Canadian federal and provincial statutory income tax rate of 26.5% (2018 - 26.5%) to the effective tax rate:

26.5% (2018 – 26.5%) to the effective tax rate:

	December 31, 2019	December 31, 2018
Net loss before recovery of income taxes	$(5,793,751)	$(2,212,340)
Expected income tax recovery	(1,535,340)	(586,270)
Non-deductible expenses and other adjustments	945,370	300,200
Share issuance cost booked directly to equity	(232,960)	-
Other adjustments	16,130	-
Change in tax benefits not recognized	806,800	286,070
Income tax expense	$-	$-

The following table summarizes the components of deferred tax for the years ended December 31, 2019 2018:

	December 31, 2019	December 31, 2018
Deferred tax assets (liabilities):
Unrealized gain on short-term investments	$-	$(4,560)
Loans receivable	(118,390)	-
Non-capital losses carried forward	118,390	4,560
Net deferred tax liability	$-	$-

Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences because the Company does not have a history of profit available to utilize the benefits:

	December 31, 2019	December 31, 2018
Incorporation costs	$85,990	$-
Warrants	723,160	-
Marketable securities	147,630	78,170
Share issuance costs	1,288,170	384,100
Non-capital losses carried forward	2,268,120	1,039,160
	$4,513,070	$1,501,430

Deferred tax assets and liabilities have been offset where they relate to income taxes levied by the same taxation authority and the Company has the legal right to offset. Share issuance and financing costs will be fully amortized in 2023. Of the Company's Canadian non-capital income tax losses, $1,056,470 expire in 2038 and $1,658,390 expire in 2039.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

14. Commitments and Contingencies

Leases

The Company currently leases office space on a month-to-month basis and therefore does not have any significant lease commitments.

Loans

As part of the lending arrangement entered into with Good Buds Company International Inc. (Note 4) on August 20, 2019, the Company committed to increasing the face value of the loan (at request of the borrower) through additional advances up to an aggregate of $2,500,000 (minimum increments of $500,000), after the original issuance on August 20, 2019, and before maturity of the loan. The additional financing will be subject to the same terms, conditions, pricing, interest rate, covenants, and security requirements of the original loaned funds. As part of any additional funding, the prepayment premium will be adjusted on a proportionate basis, and the lending will also be subject to an original issue discount as well as a set-up fee. Finally, additional warrants will also be issued to the Company. Good Buds is only eligible to request increases in the principal value lent by Trichome Financial, so long as the loan is not in default at the time of the request and all other representations and warranties just prior to the request are true and correct. Finally, Trichome Financial is ultimately the final decision-maker when it comes to additional financing. Despite the fact Good Buds may request additional principal, it is in Trichome Financial's discretion to grant the additional funding, even if Good Buds has met all required conditions for said increased funding.

In connection with the James E. Wagner Corporation loan entered into on November 6, 2019, the Company has committed Tranche 2 financing with a face value of $1,150,000. This tranche will only be released by the Company upon satisfactory completion of certain requirements, as outlined in the lending arrangement. The loan will be subject to an original issue discount, similar to that included in the Tranche 1 loan (Note 15).

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

15. Subsequent Events

Heritage Cannabis Holdings Corp. senior secured term loan

On January 30, 2020, Trichome Financial entered into a senior secured term loan (the "loan") with Heritage Cannabis Holdings Corp. ("Heritage"). Trichome Financial agreed to advance up to $6.7 million by way of two tranches ($4.875 million for Tranche 1 and $1.825 million for Tranche 2), where the second tranche would not be advanced until certain conditions are met.

Heritage Cannabis Holding Corp. (CSE: CANN.CN) is a publicly listed Canadian company focused on becoming a vertically integrated cannabis provider and currently has two Health Canada licensed producers, through its subsidiaries - Voyage Cannabis and CannaCure Corp. Under these two subsidiaries, Heritage has two additional subsidiaries - Purefarma Solutions (provides extraction services) and BriteLife Sciences (cannabis based medical solutions).

The loan is for a period of two years and carries an interest rate of 9.5% per annum, payable monthly. Tranche 1 of the loan was issued on January 30, 2020, net of a set-up fee, an original issue discount, and an interest reserve account equal to nine months of interest payments. Upon the completion of certain conditions, Tranche 2 will be issued net of an original issue discount on the face value of Tranche 2 (or $82,125) and an interest reserve account totalling a year of interest payments.

Included in the loan arrangement with Heritage is a voluntary prepayment feature which allows Heritage to repay the loan in whole or in part, upon five business days' written notice to Trichome Financial. Any partial prepayment shall be in a minimum amount of $500,000. As part of the voluntary prepayment there is a prepayment premium paid by Heritage.

Finally, after issuance of Tranche 1, but before maturity of the loan, Heritage can request an increase in the loaned funds by an additional $2.3 million. Trichome Financial will assess the request at the time, if any, and determine the viability of advancing additional funds to Heritage at the time of request.

Cresco Labs Inc. senior secured term loan

On January 30, 2020, Trichome Financial entered into, as a syndicate member, a senior secured term loan with Cresco Labs Inc. ("Cresco"). The syndicated loan was for aggregate proceeds of US$100 million, of which US$2 million was advanced by Trichome Financial.

Cresco Labs Inc. (CSE: CL.CN) is a licensed cultivator, manufacturer, and seller of retail and medical cannabis as well as other cannabis products. The company operates in and/or has ownership interests in Illinois, Pennsylvania, Ohio, California, Maryland, and Arizona.

The funds advanced by the syndicate members will be held in a reserve account and are to be used to fund permitted acquisitions and investments, as defined in the lending arrangement.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

The loan is for a period of 18 months and bears interest at 12.7% per annum, along with an OID. The loan includes both a voluntary and mandatory prepayment option, as well as an applicable prepayment premium if such prepayment options are exercised by Cresco.

Pure Alpha repayment

On February 19, 2020, the Company settled their outstanding loan with Pure Alpha. The loan was settled by Trichome Financial taking ownership of the $50,000 deposit obtained from Pure Alpha's guarantor, Superette, on issuance of the loan on January 17, 2019. Upon settlement, Trichome Financial was no longer due funds from Pure Alpha and no longer owed funds to Superette, as agreed upon by all parties.

James E. Wagner Cultivation Corporation

On February 19, 2020, the Company amended their first amendment loan agreement with JWC. The terms of this second amendment did not alter the original treatment of the previously advanced Initial Loan and Tranche 1 loan issued on February 20, 2019 and November 6, 2019, respectively. The second amendment was in relation to the terms of the latest tranche ("Tranche 2"), which was part of the November 6, 2019 first amendment to the February 19, 2019 loan agreement between the Company and JWC. The Tranche 2 loan had not been advanced by the Company as at December 31, 2019. Under the second amendment, the Company advanced Tranche 2 with a face value of $1.15 million, net of a set-up fee and transaction costs. Tranche 2 matures on November 6, 2021. As part of entering this arrangement, the Company received an additional 1,052,500 common shares in JWC.

On March 31, 2020 JWC agreed to a plan of consensual restructuring (the "Restructuring") wherein JWC would seek approval for an Initial Order approving an application for creditor protection under the Companies' Creditors Arrangement Act (Canada) ("CCAA"). The Restructuring was reviewed and recommended by the Special Committee of the Board of JWC (the "Special Committee") and approved unanimously by the entire Board through a resolution on March 31, 2020. The Initial Order granting JWC's application for CCAA was granted on April 1, 2020 by the Ontario Superior Court of Justice.

In connection with the Restructuring, Trichome Financial and JWC have agreed to (i) a Debtor-in-Possession Loan ("DIP Loan") in which Trichome Financial will provide up to $4.0 million in interim financing over the term of the Restructuring; (ii) the appointment of KSV Kofman Inc. as monitor in the CCAA proceedings; (iii) an offer by Trichome Financial to purchase the assets of JWC which contemplates that Trichome Financial will be the "stalking-horse" in the Sales and Investor Solicitation Process ("SISP"), which will be managed by Stoic Advisory and will be overseen by the Special Committee and the monitor (the "Stalking-horse Bid"); and (iv) the appointment of Howard Steinberg, a Trichome Financial Board member, as the Chief Restructuring Officer.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

On April 1, 2020 $0.8 million was advanced to JWC in connection with the DIP Loan. The DIP Loan matures on the earlier of: (i) the occurrence of any event of default which has not been cured; (ii) the implementation of a court approved plan of compromise approved by a majority of JWC's creditors, which includes Trichome; (iii) the closing of a court approved sale of JWC to Trichome through its Stalking-horse Bid, or to a successful third-party bidder, which will require the repayment of the JWC Loan and the DIP Loan; (iv) conversion of the CCAA proceedings into a proceeding under the Bankruptcy and Insolvency Act (Canada); and (v) June 30, 2020. Subsequent to year-end, JWC was moved from Stage 2 to Stage 3 with respect to the calculation of ECLs.

2673943 Ontario Inc. ("Hello Cannabis") loan

On March 2, 2020, the Company entered into a loan agreement with Hello Cannabis. The Senior Secured Term Loan (the "Term Loan") has a face value of $1.0 million, with the ability to increase the loan up to an additional $1.25 million. Upon closing, the Company advanced the $1.0 million to Hello Cannabis, gross of set-up fee and interest reserve account, to fund capital expenditures as well as inventory purchases. The Term Loan bears interest at a rate of 10.5% with a maturity of 18 months. At the time of issuing the loan, the Company also entered into a royalty agreement. The royalty agreement includes a monthly fee based on 2.0% of monthly gross revenues of Hello Cannabis' retail location in Sault Ste. Marie, Ontario. The royalty agreement is for a period of 18 months commencing the first month after the month in which the retail location is operational.

The Term Loan also carries an accordion feature that enables Hello Cannabis to upsize the funded amount by $1.25 million.

GTEC Holdings Ltd. Term Sheet

On March 13, 2020, the Company executed a non-binding term sheet for a senior secured debt financing with GTEC Holdings Ltd. ("GTEC") (TSXV: GTEC) for total loan principal of $4.5 million. The lending arrangement, if completed, would have a term of two years and an annual interest rate of 9.5%, to be paid monthly. The loan would be issued net of a set-up fee and OID. In addition, the Company would be issued common shares of GTEC at the lower of 11,000,000 common shares or 16.05% of the value of the loan principal.

Term Sheet with Experion

On January 10, 2020, the Company signed a non-binding term sheet with Experion (TSXV: EXP), a Health Canada licensed cultivator and processor of cannabis, with a portfolio of products in the medical, adult-use, and wellness and therapeutic markets. The term sheet is for a $2.0 million senior secured term loan to be used to fund working capital needs, and up to an additional $6.5 million subject to certain conditions. The loan bears interest at an annual rate of 10.5%, paid monthly in cash. The principal value of the loan is repaid at maturity, unless a voluntary prepayment prior to maturity is made by the borrower, subject to a prepayment penalty. Upon issuance, Trichome Financial would advance the face value of the loan to Experion net of an interest reserve account, set-up fee, and OID.

(formerly 22 Capital Corp.)
Notes to the Consolidated Financial Statements For the years ended December 31, 2019 and December 31, 2018

As additional consideration, the Company would be issued Experion common shares with a value equivalent to 12.5% of the face value of the loan. The Company would also receive Experion common share purchase warrants in an amount equal to 15% of the loan.

COVID-19

Subsequent to year-end, the World Health Organization declared COVID-19 a global pandemic, greatly impacting financial markets and leading governments within the jurisdictions of the Company's borrowers to implement certain social distancing and quarantine measures. As at the date of these consolidated financial statements, any impact to the Company's borrowers is uncertain, however, the impact of COVID-19 may effect ECLs on a go-forward basis should any of the Company's borrowers be unable to maintain liquidity, cultivation activities, or sales to customers. The impact of COVID-19 on financial markets may delay timing of Trichome Financial's Fund.

Good Buds loan

On April 6, 2020, the Company advanced an additional $0.55 million to Good Buds to be used for the purchase of equipment. This advance is pursuant to the original loan agreement signed between both parties on August 20, 2019. As part of that agreement, Good Buds was given the ability to request additional increases in the loan balance up to a maximum of $2.5 million. The loan bears interest at an annual interest rate of 11.5% and matures on September 1, 2020. In connection with the additional advance, the Company obtained 222,340 Good Buds common share purchase warrants. The warrants expire on April 6, 2023 and have an exercise price of $0.60 per warrant. The exercise price of the warrants can be adjusted lower than $0.60 per warrant in the event Good Buds issues common share at a value of less than $0.60 per share or there is a liquidity event.

APPENDIX “B2”– TRICHOME UNAUDITED FINANCIAL STATEMENTS FOR THREE AND NINE
MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

Trichome Financial Corp.
(formerly 22 Capital Corp.)

Consolidated Condensed Interim Financial Statements
For the three and nine months ended September 30, 2020 and September 30, 2019

(Expressed in Canadian Dollars)

Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

TRICHOME FINANCIAL CORP.
Consolidated Condensed Interim Statements of Financial Position
As at September 30, 2020 and December 31, 2019
(Unaudited - Expressed in Canadian Dollars)

	Notes	As at September 30, 2020	As at December 31, 2019

ASSETS
Current
Cash and cash equivalents	19	$5,309,412	$20,887,704
Amounts receivable	4, 19	900,015	158,169
Prepaids and other assets	10	1,162,730	134,218
Biological assets	6	598,577	‐
Inventory	5	2,379,972	‐
Due from related parties	14, 19	26,389	23,583
Loans receivable	7, 19	6,862,187	1,964,538
Total current assets		17,239,282	23,168,212
Non-current
Derivative assets	8, 19	193,916	455,064
Investments	8, 19	‐	226,368
Loans receivable	7, 19	4,078,720	5,058,679
Investment in equity accounted investee	9	314,891	‐
Intangible assets	13	168,485	19,633
Property, plant, and equipment	11	13,596,056	‐
Right‐of‐use assets	12	10,970,154	‐
Total non-current assets		29,322,222	5,759,744
Total assets		46,561,504	28,927,956

LIABILITIES
Current
Amounts payable and accrued liabilities	15, 19	2,127,164	1,264,160
Due to related parties	14, 19	23,790	‐
Deposits	19	‐	78,977
Current portion of lease liabilities	12	53,092	‐
Total current liabilities		2,204,046	1,343,137
Long-term
Lease liabilities	12	10,853,895	‐
Convertible debentures	16, 19	5,188,582	‐
Total long-term liabilities		16,042,477	‐
Total liabilities		18,246,523	1,343,137

SHAREHOLDERS' EQUITY
Share capital	17	34,078,414	33,850,039
Contributed surplus	17	810,544	459,203
Share‐based reserve	17	1,642,695	1,281,668
Equity component of convertible debenture		626,408	‐
Accumulated deficit		(9,149,908)	(8,006,091)
Shareholders' equity attributable to owners of the parent		28,008,153	27,584,819
Other non-controlling interest	17	306,828	‐
Total equity		28,314,981	27,584,819

Total liabilities & shareholders' equity		$46,561,504	$28,927,956

Commitments and contingencies (Note 21)
Subsequent events (Note 22)

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Approved on behalf of the Board:	/s/"Michael Ruscetta"	/s/"Marissa Lauder"
	Director	Director

TRICHOME FINANCIAL CORP.
Consolidated Condensed Interim Statements of Net Income (Loss) and Comprehensive Income (Loss)
(Unaudited - Expressed in Canadian Dollars)

		Three months ended			Nine months ended
		September 30,		September 30,	September 30,		September 30,
	Notes	2020		2019	2020		2019

Revenues
Interest revenue	20	$926,078		412,304	$2,575,335		$693,368
Other revenue	20	37,707		‐	60,889		‐
Total interest and other revenue		963,785		412,304	2,636,224		693,368

Medical cannabis sales		$8,059	$	‐	$8,059	$	‐
Excise tax		(1,693)		‐	(1,693)		‐
Net cannabis sales revenue	20	6,366		‐	6,366		‐
Total revenue
		970,151		412,304	2,642,590		693,368
Cost of cannabis sales		196,348		‐	196,348		‐
Gross margin on cannabis sales, excluding fair value items		(189,982)		‐	(189,982)		‐

Realized fair value amount of inventory sold	6	-		-	-		-
Unrealized fair value gain on biological assets	6	‐		‐	‐		‐
Gross margin on cannabis sales, including fair value items		(189,982)		‐	(189,982)		‐

Operating expense
General and administrative	18	1,597,441		724,825	3,494,373		1,582,094
Share‐based compensation	17	479,630		154,210	1,055,023		566,381
Expected credit loss (recovery)	7	(426,631)		(9,758)	(242,308)		‐
Depreciation and amortization		63,623		‐	63,623		‐
Total operating expenses		1,714,063		869,277	4,370,711		2,148,475

Loss from operations		(940,260)		(456,973)	(1,924,469)		(1,455,107)

Other expenses (income)
Accretion expense on preferred shares	17	‐		349,602	‐		1,253,784
Fair value loss on amounts receivable		3,844		‐	3,844		‐
Costs incurred to list on stock exchange		‐		91,906	‐		339,767
Fair value loss on investments	8	‐		‐	431,605		‐
Fair value loss on derivative investments	8	127,008		333,629	285,680		349,436
Fair value gain on loans receivable at FVTPL	7	(421,167)		‐	(115,060)		‐
Gain on settlement of loans receivable	7	‐		(71,278)	‐		(207,840)
Loss (gain) on modification of loans receivable	7	205,099		(42,787)	(580,458)		(42,787)
Bargain purchase gain	3	(1,416,471)		‐	(1,416,471)		‐
Acquisition related transaction costs		309,585		‐	528,070		‐
Interest expense ‐ convertible debenture	16	155,113		‐	155,113		‐
Interest expense ‐ lease liabilities	12	152,915		‐	152,915		‐
Share of loss from equity accounted investee	9	640		‐	640		‐
Foreign exchange loss (gain)		56,130		(137)	(682)		(240)
Net loss before tax		$(112,956)		$(1,117,908)	$(1,369,665)		$(3,147,227)
Deferred tax recovery		225,848		‐	225,848		‐
Net income (loss) for the period		$112,892		$(1,117,908)	$(1,143,817)		$(3,147,227)

Total net loss for the period attributable to:
Owners of the Company		112,892		(1,117,908)	(1,143,817)		(3,147,227)
Other non‐controlling interest	17	‐		‐	‐		‐
		$112,892		$(1,117,908)	$(1,143,817)		$(3,147,227)

Basic earning per share	17	$0.00		$(0.14)	$(0.04)		$(0.39)
Weighted average number of basic common shares	17	27,330,931		8,127,709	27,068,771		8,004,477
Diluted earnings (loss) per share	17	$0.01		$(0.14)	$(0.04)		$(0.39)
Weighted average number of diluted common shares	17	31,682,464		8,127,709	27,068,771		8,004,477

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

TRICHOME FINANCIAL CORP.
Consolidated Condensed Interim Statements of Cash Flows
For the Nine month periods ended September 30, 2020 and September 30, 2019
(Unaudited - Expressed in Canadian Dollars)

		For the nine months ended
	Notes	September 30, 2020	September 30, 2019

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period		$(1,143,817)	$(3,147,227)
Items not affecting cash:
Bargain purchase gain	3	(1,416,471)	‐
Accretion expense on preferred shares	17	‐	1,253,784
Accretion expense on debt component of convertible debt	16	155,113	‐
Non‐cash interest revenue		(1,664,816)	(345,916)
Foreign exchange revaluation on loans receivable		2,673	‐
Change in fair value of derivative assets and investments	8	721,129	349,436
Gain on settlement of loans	7	‐	(207,840)
Loss (gain) on modification of loans	7	(580,458)	(42,787)
Share‐based compensation expense	17	1,055,023	566,381
Change in fair value of loans measured at FVTPL	7	(115,060)	‐
Expected credit loss on accounts receivable		(12,329)	‐
Expected credit loss on loaned funds		(201,689)	‐
Interest expense ‐ lease liabilities	12	152,915	‐
Depreciation on property, plant, and equipment	11	156,348	‐
Amortization on right‐of‐use assets	12	77,404	‐
Amortization on intangible assets	13	5,570	‐
Loss from equity accounted investments	9	640	‐
Deferred tax recovery		(225,848)	‐
Intangible asset additions included in accrued liabilities	11	(67,010)	‐
		(3,100,683)	(1,574,169)

Changes in non‐cash items relating to operations:
Decrease/(increase) in amounts receivable		(310,025)	(46,961)
Decrease/(increase) in prepaid expenses and other current assets		(320,516)	(806,579)
Decrease/(increase) in biological assets		243,382	‐
Decrease/(increase) in inventory		(801,977)	‐
Increase in due from related parties		454	‐
Increase/(decrease) in amounts payable and accrued liabilities		886,521	1,039,941
Decrease in deposits		(28,977)	70,000
Increase/(decrease) in due to related parties		23,790	(29,301)
		(307,348)	227,100

Changes in cash items relating to operations:
Advances of loaned funds (inclusive of amounts allocated to derivative assets and investments on initial recognition and transaction costs)	7	(17,224,775)	(10,253,855)
Repayment of loaned funds		‐	3,234,772
		(17,224,775)	(7,019,083)
Cash outflows used in operating activities		(20,632,806)	(8,366,152)
CASH FLOWS USED IN INVESTING ACTIVITIES	13	(87,412)	‐
Purchase of intangible assets
Purchase of property, plant, and equipment	11	(54,738)	‐
Investment in equity accounted investee	9	(315,531)	‐
Cash outflows used in investment activities		(457,681)	‐
CASH FLOWS FROM FINANCING ACTIVITIES	16	6,163,884	‐
Net proceeds from issuance of convertible debentures
Proceeds from deposit of shares		‐	10,484,856
Transfer to restricted cash		‐	(9,325,663)
Interest payments on convertible debentures	16	(85,611)	‐
Payment of lease obligations and JWC rent arrears	12	(566,078)	‐
Cash inflows from financing activities		5,512,195	1,159,193
DECREASE IN CASH		$(15,578,292)	$(7,206,959)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD		20,887,704	13,810,095
CASH AND CASH EQUIVALENTS, END OF PERIOD		$5,309,412	$6,603,136

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

TRICHOME FINANCIAL CORP.

Consolidated Condensed Interim Statements of Shareholders' Equity

(Unaudited - Expressed in Canadian Dollars)

	Notes	Number of shares *	Share capital	Contributed Surplus	Share-based reserve		Equity component of Convertible Debt		Non-controlling interest	Accumulated deficit	Total Shareholders' Equity

Balance at January 1, 2019		6,960,000	$335,000	$162,549	$531,044		$-		$-	$(2,212,340)	$(1,183,747)
Comprehensive loss for the period		‐	‐	‐	‐		‐		‐	(3,147,227)	(3,147,227)
Share‐based compensation for the period		‐	‐	566,381	‐		‐		‐	‐	566,381
Vested and transferred to share‐based reserve		‐	‐	(283,449)	283,449		‐		‐	‐	‐
Balance at September 30, 2019		6,960,000	335,000	445,481	814,493		‐		‐	(5,359,567)	(3,764,593)
Comprehensive loss for the period		‐	‐	‐	‐		‐		‐	(2,646,524)	(2,646,524)
Share‐based compensation for the period		‐	‐	425,296	‐		‐		‐	‐	425,296
Vested share‐based compensation		‐	‐	(467,175)	467,175		‐		‐	‐	‐
Conversion of series A preferred shares on close of Trichome's RTO	17	9,513,902	16,332,200	‐	‐		‐		‐	‐	16,332,200
Shares issued for previously subscribed shares	17	7,849,706	16,484,383	‐	‐		‐		‐	‐	16,484,383
Shares issued in the reverse‐takeover of 22 Capital Corp.**	17	751,219	1,577,564	55,601	‐		‐		‐	‐	1,633,165
Share issuance costs		‐	(879,108)	‐	‐		‐		‐	‐	(879,108)
Balance at December 31, 2019		25,074,827	$33,850,039	$459,203	$1,281,668	$	‐	$	‐	$(8,006,091)	$27,584,819
Comprehensive loss for the period		‐	‐	‐	‐		‐		‐	(1,143,817)	(1,143,817)
Share‐based compensation for the period		‐	‐	748,195	‐		‐		306,828	‐	1,055,023
Vested share‐based compensation		‐	‐	(396,854)	396,854		‐		‐	‐	‐
Settlement of restricted share units	17	108,750	228,375		(228,375)		‐		‐	‐	‐
Equity component of convertible debentures	16	‐	‐	‐	‐		626,408		‐	‐	626,408
Transaction cost ‐ convertible debentures		‐	‐	‐	192,548		‐		‐	‐	192,548
Balance at September 30, 2020		25,183,577	$34,078,414	$810,544	$1,642,695		$626,408		$306,828	$(9,149,908)	$28,314,981

* Number of shares is inclusive of the 3:1 share split, and has been applied retrospectively for the January 1, 2019 comparative figures.
** Number of shares adjusted down by one share from December 31, 2019. This relates to a fractional share adjustment in August 2020.

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

1. Description of the business

Trichome Financial Corp. (the "Company" or "Trichome" or "Trichome Financial"), formerly 22 Capital Corp., was incorporated pursuant to the provisions of the Business Corporations Act of Ontario on January 4, 2017. The Company is located at 150 King Street West, Suite 200, Toronto, Ontario, Canada. On October 4, 2019, in connection with Trichome Financial Corp.'s reverse takeover ("RTO") of 22 Capital Corp., the Company completed a 3:1 share split.

Trichome Financial was created to address the lack of credit availability in the increasingly complex cannabis market and has since broadened its platform from solely that of lender, to that of an active licensed producer.

On May 7, 2020, the Company incorporated Trichome JWC Acquisition Corp. ("TJAC"). TJAC was formed specifically for the acquisition of James E. Wagner Cultivation Corporation ("JWC"), which closed on August 28, 2020 (Note 3). TJAC holds the assets and required cannabis licenses for the production of cannabis, and has two facilities located in Kitchener, Ontario, Canada. TJAC is a subsidiary of the Company and the financial results are consolidated with those of the Company's as part of the financial reporting process.

The Company incorporated Trichome Financial Cannabis Private Credit GP Inc. (the "GP") and Trichome Financial Cannabis Manager Inc. as wholly owned subsidiaries and consolidates the financial results of these entities. The entities were formed in preparation for the opening of an alternative investment fund. The Company formed Trichome Financial Cannabis Private Credit LP (the "Fund"), which became an equity accounted investee during the quarter ended September 30, 2020 (Note 9). The Fund performs receivables factoring with cannabis companies in Canada.

2. Significant accounting policies

Statement of compliance with International Financial Reporting Standards

These unaudited consolidated condensed interim financial statements (the "Financial Statements") have been prepared in compliance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations of the IFRS Interpretations Committee applicable to the preparation of the Financial Statements.

These Financial Statements have been prepared in accordance with International Accounting Standard ("IAS") 34 Interim Financial Reporting. The unaudited Financial Statements do not include all of the information and disclosures required in the Company's annual financial statements and should be read in conjunction with the Company's audited annual financial statements for the year ended December 31, 2019.

Basis of presentation

These Financial Statements have been prepared by management on a historical cost basis using the accrual basis of accounting, except for the revaluation of certain financial assets and liabilities to fair value, including derivative assets, biological assets, assets acquired through a business combination, investments, convertible debentures, and certain loans receivable.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether the price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or liability, the Company takes into account the characteristics of the asset or liability that market participants would take into consideration when pricing the asset or liability at the measurement date.

The currency of presentation for these Financial Statements is the Canadian dollar, which is also the functional currency of the Company. At the end of each reporting period, the Company converts items that are denominated in currencies other than the Company's reporting currency. Changes in fair values are recorded in "Other expenses (income)".

During the three- and nine-month periods ended September 30, 2020, the Company completed the acquisition of James E. Wagner Cultivation Corporation (Note 3) on August 28, 2020. The results of this acquisition have been included in these condensed interim consolidated financial statements.

During the three- and nine-month periods ended September 30, 2020, the Company reclassified certain prior period balances to conform to the current period presentation. These included reclassifying costs incurred to list on the stock exchange from operating expenses to other expenses. In addition, expected credit losses for the three- and nine-month periods ended September 30, 2019 were previously classified in general and administrative expenses and have since been reclassified as a separate financial statement line item under operating expenses. Derivatives and shares received as part of lending arrangements that were entered into during the three- and nine-month periods ended September 30, 2019, were previously classified as an individual line item on the Statement of Cashflow, but have since been combined with the advances of loaned funds line to show the net value of funds advanced during the period.

These Financial Statements were approved by the Company's Board of Directors and authorized for issue on November 26, 2020.

Significant accounting judgments and estimates

The preparation of these Financial Statements requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the Financial Statements. These estimates, judgements, and assumptions will also affect certain disclosures at the date of the Financial Statements and reported amounts of revenues and expenses during the reporting periods. Actual outcomes could differ from these estimates. These Financial Statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the Financial Statements and may require accounting adjustments based on future occurrences.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Below is a summary of certain of the Company's significant accounting policies and the impact of Management estimates and judgments where necessary.

Business combinations

When accounting for business combinations, the Company uses the acquisition method when control is transferred to the Company. Consideration transferred in an acquisition is measured at fair value, along with the identifiable net assets acquired. Any goodwill that arises is tested annually for impairment. A bargain purchase gain may arise, particularly if the acquiree is distressed, when the fair value of net assets acquired is greater than the purchase consideration. Any gain on a bargain purchase is recognized immediately in profit or loss. Transaction costs related to a business combination are expensed as they are incurred.

In a business combination, all identifiable assets and liabilities acquired are recorded at fair value. For any assets and liabilities acquired, which carry a high degree of complexity in determining fair value, an independent valuation expert may be consulted to assist in determining fair value, using appropriate valuation techniques.

Significant judgment is present in Management's ability to forecast future results of the business as well as judgment used in estimating the inputs for the various valuation techniques. As well, judgement is required to assess whether a business combination is present, along with key items such as purchase consideration, the fair value of assets and liabilities acquired, and the date control was obtained.

Interest is equity-accounted investees

The Company's interest in equity accounted investees is comprised of its interest in Trichome Financial Cannabis Private Credit LP. In accordance with IAS 28, an entity has significant influence if it holds 20% or more of the voting rights or can demonstrate significant influence over the daily operations and decision making of the entity. This is the case for the Company's investment in Trichome Financial Cannabis Private Credit LP. The Company does not hold 20% or more of the voting rights but does have significant influence when it comes to decision making and investment selection.

In line with IAS 28, the Company accounts for the investment using the equity method. Under the equity method, investments are first recorded at cost and are subsequently adjusted for their percentage of net income (loss) generated by the equity investee for the period, as well as for any cash disbursements received from the equity investee.

Judgement is required to assess whether another party is an equity accounted investee.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Other non-controlling interest ("NCI")

The Company's Other NCI is comprised of the TJAC equity incentive plan, which is comprised of stock options exercisable into shares of TJAC. Amounts for vested stock options recognized in equity within the Company's accounts are classified as other non-controlling interest in the Company's consolidated financial statements. In accordance with IFRS 10 Consolidated Financial Statements, a portion of TJAC's net income is not attributable to Other NCI as holders of the stock options do not have common shares or voting rights in the Company. As the stock options are exercised for common shares of TJAC, the other non-controlling interest will become ordinary non-controlling interest. Ordinary non-controlling interest is adjusted every period based on the net income (loss) attributable to the holders of those common shares.

Biological assets

The Company measures biological assets, which consist of cannabis plants, at their fair value less costs to sell up to the point of harvest, which then become the basis for the cost of inventories after harvest. Biological assets are considered Level 3 fair value estimates. The Company capitalizes direct and indirect costs between the point of initial recognition and the point of harvest including labour, depreciation, consumables, nutrients, utilities, and facilities costs. Costs to sell include post-harvest production, packaging, shipping and fulfillment costs. The identified direct and indirect costs of biological assets are recorded within the line item 'cost of cannabis sales' on the consolidated statement of profit and loss in the period that the related product is sold.

In determining the value of biological assets, the Company uses a number of estimates and assumptions. Key assumptions include the average stage of growth, average selling prices of the product, survival rates, costs to sell, and expected yields of the cannabis plants.

Inventories

Inventories include harvested cannabis and finished goods. These items are valued at the lower of cost and net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Inventories of harvested cannabis are transferred from biological assets at their fair value less cost to sell at harvest which becomes the initial deemed cost. Any subsequent post-harvest costs are capitalized to inventory to the extent that cost is less than net realizable value. Finished goods consists of purchased inventories for resale, supplies, and consumables, which are valued at the lower of costs and net realizable value. The identified capitalized direct and indirect costs related to inventory are subsequently recorded within 'costs of good sold' on the statement of net income (loss) and comprehensive income (loss) at the time the product is sold, with the exclusion of realized fair value amounts included in inventory sold which are recorded as a separate line within gross margin. Other supplies that are used in production are recorded at cost and expensed as used.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Management compares the cost of inventory with the estimated net realizable value and adjust the inventory balance accordingly at each reporting date.

Property, plant, and equipment ("PP&E")

PP&E is recorded at cost, less accumulated depreciation, and accumulated impairment loss. The residual value, useful life, and depreciation methods for PP&E are reviewed by Management on an annual basis and adjusted prospectively.

Gains or losses on disposal of PP&E are determined by comparing proceeds with the carrying amount of the asset and are included in the consolidated statement of profit and loss.

Quarterly depreciation expense can vary based on Management's judgments and estimates regarding the useful life, impairment, and residual value of PP&E.

The Company uses the following methods of depreciation for property, plant, and equipment:

- Office furniture and fixtures: 20% declining balance method

- Leasehold improvements: straight line method over life of the lease

- Production equipment: 20% declining balance method

- Computers and related equipment: 55% declining balance method

Intangible Assets

The Company's intangible assets have finite useful lives that are measured at cost less accumulated amortization and any accumulated impairment losses.

Amortization is calculated using the straight-line method. The estimated lives of intangible assets are as follows:

- Acquired cannabis plant genetics: 2.5 years

- Software: 5 years

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

Compound financial instruments

Compound financial instruments issued by the Company are convertible debentures, which give both the Company and the issuer the ability to convert the debentures to ordinary shares, when the number of shares to be issued is fixed and does not vary with changes in fair value.

The liability component of the compound financial instrument is first recognized based on the fair value of a similar standalone liability that does not include an equity component. The equity component is initially recognized as the residual value between the fair value of the compound financial instrument as a whole and the fair value determined for the standalone liability component. The value assigned to the equity component becomes its own line item on the statement of financial position within shareholders' equity.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Subsequent to initial recognition, the liability component of the compound financial instruments is measured at amortized cost using the effective interest method, while the equity component is not remeasured.

Transaction costs related to the issuance of compound financial instruments are capitalized proportionately against the value of the equity and liability components. If the liability component in a financial instrument is recorded at fair value through profit and loss, then any associated transaction costs are expensed immediately as incurred.

Interest expense accruing to the financial liability is recognized in profit or loss. On conversion, the financial liability is reclassified to equity and no gain or loss is recognized.

The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations to determine the values attributed to each component of a compound financial instrument, the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis, and for disclosing the fair value of financial instruments subsequently carried at amortized cost. These estimates could be materially different due to the use of judgment and the inherent uncertainty in estimating the fair value of these instruments.

A key significant estimate used in determining the value of the liability component of a compound financial instrument is the discount rate used to present value the future cashflows. Management bases its assumptions for the discount rate on observable data, when possible. The discount rate used to determine the fair value of the liability component in a compound financial instrument represents Management's estimates of rates currently available for debt of similar terms, risk, and maturity, consistent with the way in which a market participant would price the instrument. Where necessary, professional advice may be consulted before arriving at a final discount rate.

IFRS 16 Leases

The Company leases cultivation facilities and office space in Ontario, Canada. The Company has elected to use the short-term lease recognition exemption which is applied by class of assets. The Company has also elected to use the low dollar value practical expedient, which unlike the short-term recognition exemption, is applied on an asset-by-asset basis.

As part of the August 28, 2020 acquisition of James E. Wagner Cultivation Corporation, the Company was assigned leases for two cultivation facilities, previously leased by JWC. The right-of-use asset and lease liability values for these cultivation facilities was determined as the present value of the future lease payments, discounted using the Company's incremental borrowing rate. The Company's incremental borrowing rate was used, given the discount rate implicit in the leases were not known. In calculating the right-of-use asset and lease liability, Management considered the likelihood of exercising any extension options included in the lease arrangements. If Management believes that the Company will likely exercise an extension option at the end of the initial term of a lease, then the extension option(s) will be included in determining the initial value of the right-of-use asset and lease liability.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Subsequent to initial recognition, the lease liability will be measured at amortized cost using the effective interest rate method. The right-of-use asset will subsequently be measured at its net book value. The deemed cost of the asset will be amortized over the shorter of its expected useful life and the term of the lease on a straight-line basis.

Subsequent to initial recognition, the right-of-use asset and lease liability values can be remeasured throughout the term of the lease if any of the following cause a significant change in the present value of the future lease payments:

- change in an index or a discount rate;

- change in the Company's estimate of the amount expected to be repayable under a residual value guarantee;

- changes in the Company's assessment of whether it will exercise a purchase, extension or termination option.

The value determined for the Company's right-of-use assets and lease liability can be materially different based on the discount rate selected to present value the future lease payments as well as Management's likelihood of exercising extensions, termination, and/or purchase options in a lease agreement. These estimates include significant judgments. The Company's right-of-use assets are currently being amortized over their lease terms of 5.5 and 12.3 years respectively, which includes all expected extension options to be exercised.

Impairment of non-financial assets (goodwill, intangible assets, property and equipment and royalty investments)

An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the consolidated statement of profit and loss.

The recoverable amount of assets is the greater of an asset's fair value less cost of disposal and value-in-use. In assessing recoverable amounts, the estimated future cash flows are discounted to their present value using an after-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the Cash Generating Unit ("CGU") to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Management is required to use judgment in determining the grouping of assets to identify their CGUs for the purpose of testing for impairment. Judgment is further required to determine appropriate groupings of CGUs for the level at which assets requiring testing for impairment are tested for impairment. In addition, judgment is used to determine whether a triggering event has occurred requiring an impairment test to be completed.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

In determining the recoverable amount of a CGU or a group of CGUs, various estimates are used. The Company analyzes comparable transactions, cost savings, discount rates, capitalization rates, and terminal capitalization rates. The Company determines the recoverable amount by using estimates such as projected future revenues, earnings, and capital investment consistent with strategic plans presented to the Board of Directors. Discount rates are consistent with external industry information reflecting the risk associated with the specific cash flows.

Management assesses PP&E, as well as in-use intangible assets with finite lives for any indicators of impairment annually. The assessment for indicators of impairment is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions, as well as the useful lives of assets.

Deferred tax

Deferred tax is recorded on temporary differences at the reporting date between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred tax assets are reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all, or part of, the deferred tax asset to be utilized.

In assessing the probability of realizing deferred tax assets, Management makes estimates related to expectation of future taxable income, tax loss carryforward balances, applicable tax opportunities, expected timing of reversals of existing temporary differences and the likelihood that tax positions taken will be sustained upon examination by applicable tax authorities. In making its assessments, management gives additional weight to positive and negative evidence that can be objectively verified.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

3. Acquisition of James E. Wagner Cultivation Corp.

Pursuant to the March 31, 2020 consensual restructuring where JWC was granted protection under the Companies' Creditors Arrangement Act (Canada) ("CCAA") by the Ontario Superior Court of Justice (the "Courts"), Trichome Financial was confirmed the successful bidder for the assets of JWC on May 15, 2020 (Note 7). Under CCAA, JWC was controlled by the Courts. The Company closed the acquisition on August 28, 2020, which resulted in control of JWC's assets and a business combination in accordance with IFRS 3 Business Combinations, given the acquired assets of JWC constituted a business with active inputs, processes, and outputs.

JWC was a licensed cannabis cultivator in the province of Ontario, with two production facilities in the city of Kitchener. Trichome Financial now operates these facilities and holds cannabis cultivation licenses from Health Canada.

The identifiable assets acquired, and liabilities assumed of the business were recorded at their fair values on the date of acquisition. A preliminary purchase price allocation was performed using fair values determined by the Company's best estimates and assumptions. Other than the lease liabilities recorded under IFRS 16 Leases, the Company did not assume any other liabilities as part of the acquisition of JWC.

Purchase consideration is comprised of the Company's previous loan receivable balances from JWC (Note 7), any accrued and unpaid interest at the time, and amounts settled on behalf of the owners of JWC, as detailed below:

Purchase consideration
Forgiveness of loans to JWC	$16,010,930
Payment of JWC rent arrears	425,508
Payment of amounts on behalf of owners of JWC	885,860
Total purchase price	17,322,298

Net assets acquired
Cash	$1,062,292
Amounts receivable and recoverable	847,601
Prepaid expenses	707,996
Due from related parties	3,260
Biological assets	841,959
Inventory	1,577,995
Property, plant, and equipment	13,697,666
Right‐of‐use assets	11,047,558
Lease liabilities	(11,047,558)
Total net assets acquired	18,738,769

Bargain purchase gain	$(1,416,471)

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

4. Amounts receivable

	September 30, 2020	December 31, 2019
Accounts receivable	$675,652	$107,771
HST recoverable	88,883	2,198
Other receivable	135,480	48,200
Total amounts receivable	$900,015	$158,169

All accounts receivable are current in nature, and none are overdue.

5. Inventory

	September 30, 2020		December 31, 2019
Finished goods	$2,272,468	$	‐
Packaging & shipping material	107,504		‐
Balance, end of period	$2,379,972	$	‐

6. Biological assets

The Company obtained its cannabis licenses on August 28, 2020. Recreational cannabis sales were Nil during the quarter due to regulatory rules related to licensure and new product listings.

The Company's biological assets consist of cannabis plants. The continuity of biological assets for the period ending September 30, 2020 is as follows:

	September 30, 2020		December 31, 2019
Balance, beginning of period	$-	$	‐
Transferred in on purchase of assets (Note 3)	841,959		‐
Production costs capitalized	490,908
Unrealized fair value on biological assets	-		‐
Destroyed product recorded in cost of cannabis sales	(14,604)		‐
Transferred to inventory upon harvest	(719,686)		‐
Balance, end of period	$598,577	$	‐

As at September 30, 2020, the Company's biological assets are, on average, 51% complete and the Company has 5,451 plants as biological assets.

As listed below, key estimates are involved in the valuation process of the cannabis plants. The Company's estimates, by their nature, are subject to changes that could result in future gains or losses of biological assets. Changes in estimates could result from volatility of sales prices, changes in yields and variability of the costs necessary to complete the growth cycle.

The fair value of a plant at the reporting date is estimated based on its age at the reporting date. The fair value of biological assets is considered a Level 3 categorization in the IFRS fair value hierarchy.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019
Key assumption	Impact to fair value of biological assets:
Growing cycle	An increase in the growing cycle by 2 weeks results in a decrease in the fair value of $0.05 million and vice versa.
Average yield of dried cannabis	An increase in the yield of dried cannabis by 20 grams per plant would result in an increase in the fair value of $0.06 million and vice versa.
Plant survival rate	A 5% change in the plant survival rate to the point of harvest would result in a change of $0.01 million.
Expected costs to sell	An increase in the cost to sell by 5% would result in a decrease in the FVLCS of $0.02 million and vice versa.

7. Loans receivable

	September 30, 2020	December 31, 2019
James E. Wagner Cultivation Corporation	$-	$5,359,429
Pure Alpha Holdings Inc.	-	50,000
Good Buds Company International Inc.	2,813,560	1,942,238
Heritage Cannabis Holdings Corp.	4,630,147	‐
Hello Cannabis Corporation	974,841	‐
Cresco Labs Inc.	2,636,791	‐
	11,055,339	7,351,667
Less: total expected credit losses	(114,432)	(328,450)
	10,940,907	7,023,217
Non‐current portion	(4,078,720)	(5,058,679)
	$6,862,187	$1,964,538

Maturity profile of loans

Pure Alpha Holdings Inc.

On January 17, 2019, the Company signed a promissory note with Pure Alpha Holdings Inc. ("Pure Alpha"), an Ontario licensed cannabis company, totalling $50,000, with a one-year maturity. The financing was interest free and could be repaid by Pure Alpha at any time throughout the duration of the loan without penalty. The note was guaranteed by Superette Inc. ("Superette"), a retail licence holder in Ontario, Canada. As part of the arrangement, Superette advanced $50,000 to Trichome Financial, which was recorded as a security deposit.

On February 19, 2020, the Company settled its outstanding loan to Pure Alpha. The loan was settled by Trichome Financial taking ownership of the $50,000 deposit obtained from Pure Alpha's guarantor, Superette, on issuance of the loan.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

James E. Wagner Cultivation Corporation

Restructuring

On March 31, 2020, JWC agreed to a plan of consensual restructuring (the "Restructuring") wherein JWC sought approval for an Initial Order approving an application for creditor protection under the Companies' Creditors Arrangement Act (Canada). The restructuring was reviewed and recommended by a Special Committee of the Board of JWC (the "Special Committee") and approved unanimously by the entire Board through a resolution on March 31, 2020. The Initial Order granting JWC's application for CCAA was granted on April 1, 2020 by the Ontario Superior Court of Justice (the "Courts"), and further approved on April 9, 2020.

In connection with the Restructuring, Trichome Financial and JWC agreed to (i) a Debtor-in-Possession Loan ("DIP Loan") over the term of the Restructuring; (ii) the appointment of KSV Kofman Inc. as monitor in the CCAA proceedings; (iii) an offer by Trichome Financial to purchase the assets of JWC as the "stalking-horse" bidder in the Sales and Investor Solicitation Process ("SISP"), which was managed by Stoic Advisory and overseen by the Special Committee and the monitor; and (iv) the appointment of Howard Steinberg, a Trichome Financial Board member, as the Chief Restructuring Officer.

On May 15, 2020, the Company was confirmed as the successful bidder of the assets of JWC. On June 2, 2020, the Company received authorization from the Courts to complete the purchase of substantially all the assets of JWC (the "Transaction").

On August 28, 2020, the Company closed the acquisition of the assets of JWC. The acquisition was classified as a business combination in accordance with IFRS 3 Business Combinations (Note 3).

Loans

On February 20, 2019, the Company signed a senior secured term loan with JWC to lend $3.5 million (the "Initial Loan"). Following the Initial Loan, the lending arrangement was amended ("Amendment 1" or "follow-on loan") on November 6, 2019. In this follow-on loan, the Company committed to two additional tranches of funding ("Tranche 1" and "Tranche 2" respectively). On April 1, 2020, as part of the Restructuring, both parties agreed to a super-priority DIP Loan. The purpose of the DIP Loan was to finance the operations of JWC through the Restructuring process.

I. The Initial Loan was issued at a face value of $3.50 million, with a two-year maturity, and annual interest of 9.25%. The Initial Loan was secured by first ranking perfected security interest in the assets of JWC and was guaranteed by each of its subsidiaries. The Company also received 291,667 common share purchase warrants of JWC when entering the arrangement (Note 8).

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

In accordance with IFRS 9, the Initial Loan was recorded on initial recognition at its fair value of $3.14 million. The fair value was based on a face value of $3.50 million less the warrants, set-up fee, and original issue discount. The loan was recorded at amortized cost, with an effective annual interest rate of 15.3%, inclusive of the fair value of warrants at initial recognition. Excluding the fair value of warrants and capitalized transaction costs, the loan had an effective annual interest rate of 13.9%. During the three- and nine-month periods ended September 30, 2020, the Company recorded interest revenue on the loan of $0.08 and $0.33 million respectively (2019 - $0.12 and $0.28 million).

On April 1, 2020, as part of the Transaction, the maturity date of the Initial Loan was modified to June 30, 2020. On June 30, 2020, the maturity date was further modified to July 31, 2020 to allow additional time for Health Canada to approve the Company's cannabis licenses required to purchase the assets of JWC. On July 31, 2020 the maturity date of the loan was further amended to August 28, 2020 - the date on which the Company closed the acquisition of the assets and business of JWC (Note 3). In accordance with IFRS 9, the alteration of the maturity dates throughout the duration of the loan and thus a change in the timing of the cash inflows created a net modification loss of $0.02 million and a net modification gain of $0.09 million respectively for the three- and nine-month periods ended September 30, 2020.

On August 28, 2020, the $3.5 million face value of the Initial Loan was forgiven by the Company and included as purchase consideration for the acquisition of the assets and business of JWC (Note 3).

II. Tranche 1 of Amendment 1 was issued at a face value of $2.85 million on November 6, 2019, with a two-year maturity and annual interest of 9.25%. Tranche 1 was secured by a perfected first lien on all of JWC's current and future tangible and intangible assets (including a share pledge from all subsidiaries of JWC). Upon closing of Tranche 1, the Company received a total of 984,208 common shares of JWC as well as 1,696,385 common share purchase warrants (Note 8).

In accordance with IFRS 9, Tranche 1 was recorded on initial recognition at its fair value of $2.04 million. The fair value was based on a face value of $2.85 million less the fair value of warrants, fair value of common shares, set-up fee, original issue discount, as well as capitalized legal fees. The loan was recorded at amortized cost, with an effective annual interest rate of 28.0%, inclusive of the fair value of warrants and common shares at initial recognition and 13.3% exclusive of the fair value of warrants and common shares at initial recognition. During the three- and nine-month periods ended September 30, 2020, the Company recorded interest revenue on the Tranche 1 loan of $0.12 and $0.45 million respectively (2019 - Nil).

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

On April 1, 2020, as part of the Transaction, the maturity date of the Tranche 1 Amendment 1 Loan was modified to June 30, 2020. On June 30, 2020, the maturity date was further modified to July 31, 2020 to allow additional time for Health Canada to approve the Company's cannabis license required to purchase the assets of JWC. Finally, on July 31, 2020 the maturity date of the loan was further amended to August 28, 2020 - the date on which the Company closed the acquisition of the assets and business of JWC (Note 3). In accordance with IFRS 9, the alteration of the maturity dates throughout the duration of the loan and thus a change in the timing of the cash inflows created a net modification loss of $0.04 million and a net modification gain of $0.47 million, respectively, for the three- and nine-month periods ended September 30, 2020.

On August 28, 2020, the $2.85 million face value of the Tranche 1 Amendment 1 Loan was forgiven by the Company and included as purchase consideration for the acquisition of the assets and business of JWC (Note 3).

III. On February 19, 2020, the Company issued Tranche 2 of Amendment 2 with a face value of $1.15 million, an annual interest rate of 9.25%, and maturing on November 6, 2021. On initial recognition the loan was recorded at fair value of $0.86 million and was a Stage 2 loan under IFRS 9. The fair value was based on a face value of $1.15 million net of an original issue discount, a debt service reserve account, transaction costs, and 1,052,500 JWC common shares issued to the Company as part of the lending arrangement (Note 8).

In accordance with IFRS 9, the loan was recorded at amortized cost subsequent to initial recognition. The loan was recorded with an effective annual interest rate of 27.7%. Excluding the debt service reserve account, transaction costs, and the 1,052,500 JWC common shares issued as part of the Tranche 2 lending arrangement, the loan had an annual effective interest rate of 12.5%. During the three- and nine-month periods ended September 30, 2020, the Company recorded interest revenue of $0.06 and $0.16 million respectively.

On April 1, 2020, as part of the Transaction, the maturity date of the Tranche 2 Amendment 2 Loan was modified to June 30, 2020. On June 30, 2020, the maturity date was further modified to July 31, 2020 to allow additional time for Health Canada to approve the Company's cannabis license required to purchase the assets of JWC. Finally, on July 31, 2020 the maturity date of the loan was further amended to August 28, 2020 - the date on which the Company closed the acquisition of the assets and business of JWC (Note 3). In accordance with IFRS 9, the alteration of the maturity dates throughout the duration of the loan and thus a change in the timing of the cash inflows created an insignificant net modification gain and a net modification gain of $0.19 million, respectively, for the three- and nine-month periods ended September 30, 2020.

On August 28, 2020, the $1.15 million face value of the Tranche 2 Amendment 2 Loan was forgiven by the Company and included as purchase consideration for the acquisition of the assets and business of JWC (Note 3).

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

IV. In connection with the court approved CCAA process, JWC and the Company entered into a consensual restructuring plan, which included a $4.0 million DIP Loan with a 10% annual interest rate. The DIP Loan included a $0.12 million set-up fee. The first amendment included an amendment fee of $0.05 million, and raised the DIP Loan commitment to $5.5 million. Further, on June 30, 2020, the Company agreed to a second amendment (the "second DIP Loan amendment") to increase the maximum borrowing by an additional $1.7 million to bring the maximum total borrowing to $7.2 million. On July 31, 2020, the Company agreed to a final amendment on the DIP loan which increased the maximum drawdown by an additional $1.0 million to bring the maximum borrowing total to $8.2 million. During the three- and nine-month periods ended September 30, 2020, the Company advanced $2.2 million and $7.9 million respectively under the DIP Loan agreement.

In accordance with the IFRS 9 impairment standards and Stage 3 of the Expected Credit Loss ("ECL") hierarchy, the DIP Loan was considered a purchased or credit-impaired financial asset on initial recognition. Any expected defaults on future payments over the term of the loan were netted against the future loan payments in determining the fair value of the loan at each reporting period.

The DIP Loan was recorded both on initial recognition and subsequently at FVTPL. This classification under IFRS 9 is a result of the variable nature of the amount and timing of the advances. Management determines the fair value of the loan on initial recognition, when advancing an additional tranche of financing, and at each reporting period, by calculating the present value of the expected remaining cash inflows using a market discount rate. With each subsequent tranche and at the end of each reporting period, the Company records a fair value adjustment, which is derived from the difference between the present value of the remaining cash flows and the current carrying value of the loan.

As part of the second DIP Loan amendment, the maximum maturity date of the DIP Loan was extended from June 30, 2020 to July 31, 2020. Subsequently, on July 31, 2020, the maturity date of the DIP Loan was amended from July 31, 2020 to August 28, 2020 - the date on which the Company closed the acquisition of the assets and business of JWC (Note 3). In accordance with IFRS 9, the alteration of the maturity dates throughout the duration of the loan and thus a change in the timing of the cash inflows created a net modification loss of $0.04 million and $0.07 million respectively for the three- and nine-month periods ended September 30, 2020. The original discount rate on the DIP Loan was used in determining the present value of the remaining cash flows on the modification dates.

For the three- and nine-month periods ended September 30, 2020, the Company recorded interest revenue of $0.19 and $0.33 million respectively. For the three- and nine-month periods ended September 30, 2020 the Company recorded a net fair value gain of $0.36 million and a net fair value gain of $0.1 million respectively.

On August 28, 2020 the value of the DIP loan was forgiven by the Company and included as purchase consideration for the acquisition of the assets and business of JWC (Note 3).

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Good Buds Company International Inc.

I. On August 20, 2019, the Company entered into an agreement to provide a $2.35 million non-revolving loan to Good Buds Company International Inc. ("Good Buds") at an interest rate of 11.5% per annum. The financing was used for expansion and construction of Good Buds' cultivation facility as well as for repaying outstanding shareholder loans. Good Buds has the option to prepay the entire balance of the loan, including all accrued and unpaid interest at the time, prior to maturity of the arrangement. If Good Buds were to exercise this prepayment option, it would be required to pay a prepayment premium, which is based on the lesser of six months' interest payable under the arrangement or the amount of remaining number of months' interest to the maturity date.

Good Buds has the ability to request an increase in the value of the loaned funds at any time, prior to maturity of the arrangement, up to a maximum of $2.50 million in additional funding and subject to approval of the Company. In connection with the lending arrangement, the Company was issued 950,000 common share purchase warrants of Good Buds.

In accordance with IFRS 9, the loan was recorded on issuance at fair value, with a principal value of $2.35 million, net of an original issue discount, transaction fees, an upfront lump sum payment of the aggregate monthly interest payments over the term of the loan, and the fair value of warrants (Note 8). The loan was subsequently recorded at amortized cost, with an effective interest rate of 28.7%, inclusive of the fair value of warrants issued on initial recognition. Excluding the fair value of warrants and transaction related costs, the loan has an effective annual interest rate of 17.5%. The loan was secured by all current and future acquired property, assets, and undertakings of the borrower and the guarantors.

The loan originally matured on September 1, 2020, however, on September 1, 2020, the maturity date of the loan was amended to November 2020, and was further amended subsequent to quarter-end (Note 22). As a result of deferring the maturity date of the loan, the Company recorded a net modification loss of $0.1 million during the three- and nine-month periods ended September 30, 2020. The Company also capitalized an insignificant amount of legal fees related to the loan modifications which took place during the three-month period ended September 30, 2020.

For the three- and nine-month periods ended September 30, 2020, the Company earned interest revenue of $0.16 and $0.46 million respectively on the loan (2019 - $0.06 and $0.06 million).

II. On April 6, 2020, the Company advanced a second tranche of senior secured financing to Good Buds with a face value of $0.55 million. This tranche was issued under similar terms as the original advance issued on August 20, 2019. The funds were advanced, net of an original issue discount, set-up fee, certain transaction costs, and an interest reserve account equal to the entire balance of interest owing over the life of the loan.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Similar to the $2.35 million tranche advanced on August 20, 2019, the second tranche has an annual interest rate of 11.5% and original maturity of September 1, 2020. The funds assisted Good Buds' with the acquisition of production equipment. As part of the advance, the Company also received 222,340 Good Buds warrants, which have an exercise price of $0.60 and expire on April 6, 2023 (Note 8).

In accordance with IFRS 9, the second tranche loan was recorded on issuance at fair value, net of its original issue discount, set-up fee, transaction costs, interest reserve account, and fair value of the warrants on issuance. The loan was subsequently recorded at amortized cost, with an effective annual interest rate of 34.9%, inclusive of the fair value of the warrants issued on initial recognition. Excluding the fair value of warrants and transaction related costs, the second tranche loan has an effective annual interest rate of 25.7%. The loan is secured by all current and future acquired property, assets, and undertakings of the borrower and the guarantors.

On September 1, 2020, the maturity date of the loan was amended to November 2020 and was further amended subsequent to quarter-end (Note 22). As a result of deferring the maturity date of the loan, the Company recorded a net modification loss of $0.03 million during the three- and nine-month periods ended September 30, 2020.

For the three- and nine-month periods ended September 30, 2020, the Company earned interest revenue of $0.05 and 0.09 million respectively on the loan.

Heritage Cannabis Holdings Corp.

On January 30, 2020, Trichome Financial entered into a senior secured term loan with Heritage Cannabis Holdings Corp. ("Heritage"). Trichome Financial agreed to advance up to $6.70 million by way of two tranches ($4.875 million for Tranche 1 and $1.825 million for Tranche 2), where the second tranche would not be advanced until certain conditions are met. The loan is secured by all current and future assets, property, and undertakings of all obligors listed in the security agreement. Trichome is no longer committed to providing additional funds to Heritage under Tranche 2.

The loan is for a period of two years and carries an interest rate of 9.5% per annum, payable monthly. Tranche 1 of the loan was issued on January 30, 2020, net of a set-up fee, an original issue discount, and an interest reserve account equal to nine months of interest payments.

Included in the loan arrangement with Heritage is a voluntary prepayment feature which allows Heritage to repay the loan in whole or in part, upon five business days' written notice to Trichome Financial. Any partial prepayment shall be in a minimum amount of $0.50 million. As part of the voluntary prepayment there is a prepayment premium paid by Heritage.

In accordance with IFRS 9, the loan was recorded at fair value on initial recognition of $4.22 million, which was net of a set-up fee, an interest reserve account equal to nine months of interest payments, an original issue discount, and certain transactions costs. Subsequent to initial recognition, the loan was recorded at amortized cost. The loan was recorded with an effective annual interest rate of 13.3%. Excluding the related transaction costs, the loan has an annual effective interest rate of 14.6%.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

On September 29, 2020, the Company amended the terms of the loan agreement with Heritage. The amended terms included monthly principal repayments of $0.09 million commencing February 2021, with the remaining principal balance due on maturity. This is an adjustment from the original terms of the loan agreement, which contemplated principal repaid in full on maturity of the loan. Amending the principal repayment terms of the loan agreement resulted in a modification gain of $0.01 million for the three- and nine-month periods ended September 30, 2020.

For the three- and nine-month periods ended September 30, 2020, the Company recorded interest revenue of $0.15 and $0.4 million respectively.

Cresco Labs Inc.

On January 30, 2020, as a syndicate member, Trichome Financial entered into a senior secured term loan with Cresco Labs Inc. ("Cresco"). The syndicated loan was for aggregate proceeds of US$100.0 million, of which US$2.0 million was advanced by Trichome Financial, gross of a set-up fee.

The funds advanced to Cresco by the syndicate members will be held in a reserve account and are to be used to fund permitted acquisitions and investments, as defined in the lending arrangement. The loan is for a term of 18 months, with an annual interest rate of 12.7%. Interest payments are due quarterly, with principal due at maturity of the loan.

In accordance with IFRS 9, the loan was recorded at fair value on initial recognition of $2.62 million. Excluding the set-up fee, the loan has an annual effective interest rate of 14.8%. Subsequent to initial recognition, the loan was recorded at amortized costs. For the three- and nine-month periods ended September 30, 2020, the Company recorded interest revenue of $0.09 and $0.25 million respectively. For the three- and nine-month periods ended September 30, 2020, the Company recorded foreign exchange losses on the USD denominated loan of $0.06 and $0.003 million respectively.

2673943 Ontario Inc. ("Hello Cannabis")

On February 28, 2020, the Company entered into a loan agreement with Hello Cannabis. The senior secured term loan has a face value of $1.0 million, with the ability to increase the loan up to an additional $1.25 million. Upon closing, the Company advanced $1.0 million to Hello Cannabis, gross of a set-up fee and interest reserve account, to fund capital expenditures as well as inventory purchases. The Term Loan bears interest at a rate of 10.5% per annum with a maturity of 18 months.

In connection with the loan, the Company entered into a royalty agreement with Hello Cannabis. The royalty agreement includes a monthly fee based on 2.0% of monthly gross revenues of Hello Cannabis' retail location in Sault Ste. Marie, Ontario. The royalty agreement is for a period of 18 months commencing the first month after the month in which the retail location is operational and commenced in April 2020. The loan is secured by a first-ranking priority of all shares in the capital of each guarantor, together with the share certificates. The loan is also guaranteed by personal assets of the listed guarantors.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

The loan was recorded at fair value on initial recognition of $0.91 million, which was net of a set-up fee, and an interest reserve account equal to five months of interest payments. Subsequent to initial recognition, the loan was recorded at FVTPL. The recognition of the loan at FVTPL is due to the fact that the monthly royalty interest payments, which are based on 2% of gross sales for the retail location, are considered variable interest payments and thus do not meet the Simply Payments of Principal and Interest ("SPPI") requirements under IFRS 9 to be recorded at amortized cost. The fair value of the loan was recorded with a reasonable market interest rate of 23.6%. Excluding the value of the royalty agreement and transaction costs, the loan has an interest rate of 13.1%. For the three- and nine-month periods ended September 30, 2020, the Company recorded interest revenue of $0.02 and $0.07 million respectively, as well royalty revenue of $0.04 and $0.06 million respectively. The Company recorded a net fair value gain of $0.05 million and a net fair value gain of $0.01 million for the three- and nine-month periods ended September 30, 2020. The fair value of the loan on September 30, 2020 was based on an updated forecast of variable interest payments over the remaining term of the loan. Management also took into consideration any expected credit losses which are expected to occur over the life of the loan. Finally, Management assessed the reasonableness of the discount rate used to determine the fair value of the loan on day one and noted no significant changes in the market interest rate for a loan with similar terms.

Certain potential borrowers have contributed funds towards due diligence deposits related to legal fees totaling $Nil as at September 30, 2020 (2019 - $0.03 million). Undrawn deposits are refundable to potential borrowers and are recorded as a liability.

Expected Credit Losses

The loans to Heritage and Cresco were classified as Stage 1 loans in the three-stage ECL model under IFRS 9. Under Stage 1, the expected credit loss is based on the expected loss from default on the cash inflows over 12 months from each reporting date. During the quarter, Good Buds was moved from a Stage 1 to Stage 2 ECL due to the requested principal payment extension.

The Initial, Tranche 1, and Tranche 2 loans to JWC were reclassified as Stage 3 on March 31, 2020, from Stage 2 at December 31, 2019, in connection with the borrower's filings under CCAA. The associated expected credit losses on each of the Initial, Tranche 1, and Tranche 2 loans were reversed during the three- and nine-month periods ended September 30, 2020, due to the forgiveness of the principal value of these loans in exchange for the acquisition of the assets and business of JWC (Note 3).  The loan to Hello Cannabis is classified as FVTPL under IFRS 9. As a result, this loan does not have a stand alone ECL. Instead, the analysis of the expected amount of the future cash flows to be received are considered in determining the fair value of the loan at each reporting date.

As at September 30, 2020 the allowance for ECLs was $0.11 million (2019 - $0.33 million).

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

8. Derivative assets and investments

The fair values of the derivative assets and investments as at September 30, 2020 and December 31, 2019 are as follows:

		Inputs to Black‐Scholes Models
		Exercise	Share	Life		Risk-free	Fair Value	Fair Value	Total
Derivatives	Number	price	price	(years)	Volatility	Rate	/ Warrant	Gain/(Loss)	Value
Value as at January 1, 2019	1,460,217							$17,314	$17,314
180 Smoke Inc. warrants	‐	‐	‐	‐	‐	‐	‐	(7,129)	‐
180 Smoke Inc. warrants	‐	‐	‐	‐	‐	‐	‐	(10,185)	‐
James E. Wagner Cultivation Corporation warrants	291,667	0.80	0.23	1.14	82.19%	1.69%	0.01	(80,801)	3,725
James E. Wagner Cultivation Corporation warrants	1,696,385	0.42	0.23	1.85	87.16%	1.69%	0.07	(139,853)	114,717
C.G.S. Foods Inc. warrants & warrants receivable	12	65,000	65,000	4.21	17.37%	1.68%	11,110	13,870	133,320
Good Buds Company International Inc. warrants	950,000	0.34	0.34	2.64	85.86%	1.71%	0.18	(86,632)	167,601
MYM Nutraceuticals Inc. warrants	1,500,000	0.30	0.10	2.44	57.52%	1.71%	0.01	12,613	12,613
MYM Nutraceuticals Inc. warrants	2,500,000	0.30	0.10	2.58	57.52%	1.71%	0.01	(425,041)	23,088
Total derivatives as at December 31, 2019	6,938,064							$(723,158)	$455,064
Investments
James E. Wagner Cultivation Corporation common shares	984,208						$0.23	$(147,631)	$226,368
Total shares as at December 31, 2019	984,208							$(147,631)	$226,368
Total derivatives and investments								$(870,789)	$681,432

	Inputs to Black‐Scholes Models
		Exercise		Share	Life		Risk-free		Fair Value	Fair Value		Total
Derivatives	Number	price		price	(years)	Volatility	Rate		/ Warrant	Gain/(Loss)		Value
Value as at January 1, 2020	6,938,064									$(723,158)		$455,064
James E. Wagner Cultivation Corporation warrants	291,667	$0.80	$	‐	‐	83.09%	0.46% $	$	‐	$(3,725)	$	‐
James E. Wagner Cultivation Corporation warrants	1,696,385	0.42		‐	‐	84.41%	0.42%		‐	(114,717)		‐
C.G.S. Foods Inc. warrants & warrants receivable	12	65,000		66,041	3.45	82.21%	0.31%		12,024	10,965		144,285
Good Buds Company International Inc. warrants	950,000	0.08		0.08	1.89	99.31%	0.23%		0.040	(129,164)		38,437
Good Buds Company International Inc. warrants	222,340	0.08		0.08	2.52	99.31%	0.23%		0.05	(14,390)		10,142
MYM Nutraceuticals Inc. warrants	1,500,000	0.30		0.05	1.69	56.58%	0.23%		0.0002	(12,294)		319
Total derivatives as at September 30, 2020	7,160,404									$(285,680)		$193,916
Investments
James E. Wagner Cultivation Corporation common shares	1,052,500							$	‐	$(205,237)	$	‐
James E. Wagner Cultivation Corporation common shares	984,208								‐	(226,368)		‐
Total shares as at September 30, 2020	2,036,708									$(431,605)		$-
Total derivatives and investments										$(717,285)		$193,916

The table below outlines the sensitivities of certain key estimates used in the Black-Scholes option pricing model used to fair value the derivative assets on September 30, 2020:

Derivatives	Number of warrants	Volatility				Share price*
		+5%	+10%	‐5%	‐10%	+5%	+10%	‐5%	‐10%
C.G.S. Foods Inc. warrants & warrants receivable	12	$5,692	$11,211	$(5,860)	$(11,884)	$10,125	$20,366	$(8,076)	$(15,224)
Good Buds Company warrants	950,000	1,617	3,194	(1,653)	(3,343)	1,923	3,845	(1,921)	(3,843)
Good Buds Company warrants	222,340	403	792	(414)	(841)	508	1,015	(506)	(1,014)
MYM Nutraceuticals Inc. warrants	1,500,000	151	346	(114)	(195)		N/A
MYM Nutraceuticals Inc. warrants	2,500,000	324	731	(249)	(431)		N/A

*Only applicable in instances in which the company is privately held.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

James E. Wagner Cultivation Corporation

Upon entering the Initial Loan with JWC, 291,667 warrants were issued to the Company (Note 7). Subsequently, upon the issuance of the Tranche 1 loan (Note 7), Trichome Financial was issued an additional 1,696,385 common share purchase warrants of JWC. As part of the Tranche 1 lending arrangement, the Company also received 984,208 common shares of JWC. In connection with the Tranche 2 loan (Note 7), the Company received an additional 1,052,500 JWC common shares.

Pursuant to JWC filing for creditor protection through the CCAA process on April 1, 2020, JWC's common shares were delisted from the TSX Venture Exchange on April 7, 2020. As at September 30, 2020, the Company's common share purchase warrants and common shares of JWC were valued at Nil.

C.G.S. Food Inc. d/b/a Ganjika House

In connection with C.G.S Foods Facility B, originally entered into in March 2019, Trichome Financial was issued common share purchase warrants of CGS as well as the right to receive a variable number of additional warrants.

Good Buds Company International Inc.

As part of the $2.35 million lending arrangement with Good Buds entered on August 20, 2019 (Note 7), the Company received 950,000 common share purchase warrants. The warrants expire on August 20, 2022. Pursuant to the $0.55 million second tranche loan issued to Good Buds on April 6, 2020 (Note 7), the Company received an additional 222,340 common share purchase warrants. These warrants expire on April 6, 2023. All of the Good Buds common share purchase warrants issued to the Company as part of the August 20, 2019 and April 6, 2020 lending arrangements have an exercise price equal to the lesser of (1) $0.60 and (2) the lowest price below $0.60 at which Good Buds issues common shares or securities convertible into common shares. In the instance of a liquidity event for Good Buds, at a price per share less than 1.25x the exercise price or the adjusted exercise price, then the exercise price or adjusted exercise price of the warrants resets to 75% of the price per share. Given Good Buds is not a publicly traded company, the volatility used in the valuation model was based on the average volatility of comparable publicly traded companies in the cannabis industry.

MYM Nutraceuticals Inc.

Upon signing a term sheet with MYM in connection with the lending arrangement, the Company was issued 1,500,000 common share purchase warrants which expire on June 10, 2022. The warrants were to be returned to MYM if the Company decided not to advance funds under a definitive lending agreement, however, the Company would keep the warrants should MYM fail to enter into a definitive lending agreement with the Company. By closing the lending arrangement with MYM, the Company received an additional 2,500,000 common share purchase warrants, which expire on July 31, 2022.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

9. Equity accounted investees

On August 13, 2020, the Company launched Trichome Financial Private Credit LP ("Trichome LP" or the "Fund") by entering an $8.0 million Purchase Facility (the "Facility") with Auxly Cannabis Group Inc. ("Auxly"). To finance the Facility, the Company, along with other participants, committed to contributing up to $7.63 million to the Fund, with an aggregate total of $4.82 million contributed by September 30, 2020. For the three and nine months ended September 30, 2020, the Company contributed an aggregate total of $0.32 million to Trichome LP, which represents a 6.55% participation interest. Certain other participants within the Fund are key management of the Company who are considered related parties in this arrangement (Note 14).

Trichome LP was launched to provide cannabis companies with short-term financing through recourse factoring account receivables with creditworthy counterparties, such as the provincial cannabis bodies. Factored accounts receivables within Trichome LP are managed at the discretion of Trichome Financial. The Company earns a 20% origination fee from third parties for purchased accounts receivable balances which are successfully repaid to Trichome LP.

In accordance with IFRS 10 Consolidated Financial Statements, Management has concluded that the Company is an agent of participants and therefore Trichome LP is not consolidated as part of the Company's consolidated condensed interim financial statements. Furthermore, in accordance with IAS 28 Investments in Associates, the Company has significant influence over Trichome LP, and therefore measures the investment in Trichome LP using the equity method.

The table below is a summary of the Company's investment in Trichome LP using the equity method for three and nine months ended September 30, 2020:

Opening balance - January 1, 2020	$ -
Contribution made during the period	315,531
Net loss pick up during the period	(640)
Ending balance - September 30, 2020	$ 314,891

The table below is a balance sheet and revenue summary for Trichome LP for the three‐ and nine‐month periods ended September 30, 2020:

Balance Sheet					Revenue
	Current assets	Non‐current assets	Current liabilities	Non‐current liabilities	Three‐months ended ‐ September 30, 2020	Nine‐months ended September 30, 2020
Trichome LP	$ 4,834,412	$ -	$ (30,199)	$ -	$ 9,705	$ 9,705

The Company factored its first invoices with Auxly on September 17, 2020.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

10. Prepaid and other assets

Prepaid expenses and other assets were made up of the following amounts at September 30, 2020 and December 31, 2019:

	September 30, 2020		December 31, 2019
Rent	$842,151	$	‐
Security deposit	7,345		7,345
Utilities	26,682		‐
Insurance	222,432		34,303
Other	64,120		92,570
Total prepaid expenses	$1,162,730		$134,218

11. Property, plant and equipment

The following table summarizes the property, plant, and equipment activity for the three- and nine-month periods ended September 30, 2020:

Cost
			Additions through
		Opening balance	acquisition		Additions	Ending balance
Office furniture and equipment	$	‐	$225,500	$	‐	$225,500
Production equipment		‐	2,320,622		54,738	2,375,360
Computer equipment		‐	131,192		‐	131,192
Leasehold improvements		‐	11,020,352		‐	11,020,352
Total ‐ cost		‐	13,697,666		54,738	13,752,404
Accumulated depreciation
		Opening balance	Depreciation		Adjustments	Ending balance
Office furniture and equipment		‐	4,134		‐	4,134
Production equipment		‐	51,781		‐	51,781
Computer equipment		‐	6,614		‐	6,614
Leasehold improvements		‐	93,819		‐	93,819
Total ‐ accumulated depreciation	$	‐	$156,348	$	‐	$156,348

Total ‐ net book value	$	‐				$13,596,056

Of the $0.16 million in depreciation expense for the three- and nine- month periods ended September 30, 2020, $0.15 million was recorded in cost of cannabis sales, while the remaining $0.01 million was recorded as depreciation expense as part operating expenses.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

12. Right-of-use assets and lease obligations

The following table summarizes the Company's right-of-use asset activity for the three- and nine-month periods ended September 30, 2020:

		Net book value ‐			Net book value ‐
		January 1, 2020	Additions	Amortization	September 30, 2020
Cultivation facilities	$	‐	$11,047,558	$(77,404)	$10,970,154
Total balance	$	‐	$11,047,558	$(77,404)	$10,970,154

Additions during the period are in relation to leases assumed by the Company through the acquisition of the assets of JWC (Note 3) on August 28, 2020. In determining the fair value of the right-of-use assets and lease obligations on acquisition of JWC, the Company used 12% and 17% as market interest rates to present value the future lease payments over the remaining term of the leases. The market interest rates used in these calculations were determined as reasonable rates at which the Company could borrow funds in the market to acquire similar assets as those under lease.

Of the $0.08 million in amortization expense, $0.03 million was recorded in cost of cannabis sales, while the remaining $0.05 million was recorded as amortization expense as part of operating expenses for three- and nine- month periods ended September 30, 2020.

The following table shows the breakdown of lease obligations related to the right-of-use assets as at September 30, 2020:

Total lease obligations	$10,906,987
Current portion of lease obligations	(53,092)
Long‐term portion of lease obligations	$10,853,895

The following table summarizes the contractual undiscounted cash flows for the Company’s lease obligations as at September 30, 2020:

Cultivation facilities
Within one year	$1,709,840
Two to five years	8,586,832
Six to thirteen years	17,054,110
$27,350,782

Interest expense related to the lease obligations for the cultivation facilities was $0.15 million for the three and nine- month periods ended September 30, 2020, which has been recorded as an accrued liability. Total cash outflows for the same periods were $0.14 million.

Management has assessed the likelihood of exercising any optional lease terms. If the Company has an expectation that an optional lease term will be exercised at the end of the initial lease term, then Management has included the extension period(s) in the calculation of the right-of-use asset and lease liability values on day one. Management will record a lease modification gain or loss in subsequent periods if the Company alters its expectation regarding the likelihood of exercising lease extension options.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

13. Intangible asset

The following tables summarize the Company's intangible assets and intangible asset activity for the three- and nine-month periods ended September 30, 2020:

Cost
	Opening balance	Additions		Disposals	Ending balance
Software	$19,633	$19,422	$	‐	$39,055
Acquired cannabis plant genetics	‐	135,000		‐	135,000
Total intangible assets ‐ cost	19,633	154,422		‐	174,055

Accumulated amortization
	Opening balance	Additions		Disposals	Ending balance
Software	‐	(620)		‐	(620)
Acquired cannabis plant genetics	‐	(4,950)		‐	(4,950)
Total intangible assets ‐ accumulated amortization	‐	(5,570)		‐	(5,570)

Total intangible assets ‐ net book value	$19,633				$168,485

The Company acquired new genetics in connection with its cannabis licence prior to closing the acquisition of the assets of JWC.

Of the $0.006 million in amortization expense, $0.005 million was recorded in cost of cannabis sales, while the remaining $0.001 million was recorded as amortization expense as part of operating expenses for the three- and nine- month periods ended September 30, 2020.

14. Related party balances and transactions

Related party transactions

Prior to the RTO on October 4, 2019, the Company was a subsidiary of CannaRoyalty Corp. (d/b/a Origin House). All intercompany expenses were recorded as related party expenses and all balances due to or due from Origin House were recorded as due to or due from Trichome Financial's parent company. After completion of the RTO, Origin House held approximately 23% of the common shares of the Company and all intercompany transactions were considered related party transactions. All balances owing to or due from Origin House at September 30, 2020, were recorded as due to or due from a related party and have been reclassified in the 2019 comparative period.

The Company recorded the following related party transactions during the three- and nine-month periods ended September 30, 2020:

  For part of the year, the Company's employees were included in the Origin House benefits plan. During the three- and nine-month periods ended September 30, 2020, nil and $12,329 of benefits expense (2019 - $7,615 and $26,907), were charged by Origin House to the Company.
  Stock based compensation expense for the three- and nine-month periods ended September 30, 2020 of nil and $1,932 (2019 - $3,139 and $13,280).

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019
  For the three- and nine-month periods ended September 30, 2020, Origin House provided nil and $53,824 in administrative services (2019 - $36,642 and $104,930).
  For the three- and nine-month periods ended September 30, 2020, the Company purchased nil and $4,850 of computer equipment from the Origin House (2019 - Nil).
  During the three- and nine-month periods ended September 30, 2020, the Company was owed a $10,120 rebate from Origin House relating to payroll health taxes.

During the three- and nine-month periods ended September 30, 2020, the Company made a $15,442 payment to Origin House to offset the related party balance owing at the time. As at September 30, 2020, the Company recorded a balance owing to Origin House of $23,790 (2019 - receivable balance of $23,583) related to the above noted transactions. These transactions are in the normal course of operations and are measured at the exchange amounts agreed to by the related party.

As at September 30, 2020 the Company was owed $24,934 from Trichome Financial Cannabis Private Credit LP for operating expenses the Company has covered on behalf of the Fund.

Certain members of key management committed to contributing $0.3 million to Trichome Financial Cannabis Private Credit LP (Note 9) to finance the purchase of accounts receivable balances from third-party customers. As at September 30, 2020, these members of key management have contributed $0.19 million of the $0.3 million committed capital contributions.

Key management compensation

The Company recorded key management compensation in the form of share-based payment expense for the three- and nine-month periods ended September 30, 2020, in the amounts of $328,722 and $642,353 (2019 - $4,536 and $19,213). The Company also recorded key management compensation in the form of salaries and benefits for the three- and nine-month periods ended September 30, 2020 in the amounts of $239,458 and $603,048 (2019 - $31,275 and $153,405). For the three and month-periods ended September 30, 2020, the Company recorded a $135,870 consulting fee and accrued an additional consulting fee of $40,000 for work performed by a member of key management.

15. Amounts payable and accrued liabilities

Amounts payable and accrued liabilities consist of the following balances at September 30, 2020:

	September 30, 2020	December 31, 2019
Accounts payable	$675,460	$301,099
DSRA obligation	-	131,813
Accrued interest expense ‐ convertible debt	85,611	‐
Accrued interest expense ‐ lease liabilities	152,915	‐
Accrued payroll expenses	736,923	292,689
Other accrued expenses	476,255	538,559
Total amounts payable and accrued liabilities	$2,127,164	$1,264,160

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

16. Convertible debentures

On August 5, 2020, the Company closed a non-brokered private placement of 6,200 convertible debentures at a price of $1,000 per debenture for aggregate proceeds of $6.2 million. The convertible debentures have a 2-year term and carry an annual coupon rate of 9%, with interest paid quarterly along a calendar year. Each convertible debenture can be converted at the option of the holder into 770 common shares of the Company at any time prior to close of business on the business day immediately preceding the maturity date, at a conversion price equal to $1.30 ("the conversion price") per common share. The Company also has the right to require the holders of the convertible debentures to convert all of the principal amount of the then outstanding convertible debentures at the conversion price, if the five-day volume weighted average of the common shares for each of the twenty trading days prior to the date the Company provides notice via press release is equal to or greater than 130% of the conversion price. The Company can repay the principal and all outstanding accrued interest at any time throughout the term of the loan, without having to pay a penalty to the holders of the convertible debentures.

The Company allocated the above gross proceeds of $6.2 million as follows: $5.1 million was allocated to debt, $0.9 million was allocated to equity representing the conversion component of the convertible debt, and the remaining $0.2 million was allocated to contributed surplus, which represented the value of restricted share units issued as a finder's fee. The equity component representing the conversion feature was fair valued based on the residual value of the net proceeds, less the fair value of the debt component on issuance of the convertible debentures, and its proportionate share of transaction costs. The fair value of the debt component was determined by discounting the present value of the future cash flows associated with the debt using a market rate. Finally, the value of the restricted share units which were issued as a finder's fee and allocated to contributed surplus was based on the Company's stock price on the day of grant.

Management has noted that the discount rate used in determining the fair value of the debt component in the convertible debentures represents a significant unobservable input. However, Management does not expect a significant variation in the discount rate which would have a material impact on the value assigned to the debt and equity components of the convertible debentures.

For the three- and nine-month periods ended September 30, 2020, the Company recorded accretion expense of $0.07 million and recorded accrued interest payable of $0.09 million.

Gross proceeds from issuance of convertible debentures	$6,200,000
Transaction costs*	(228,664)
Value of conversion feature on initial recognition	(852,256)
Accretion expense during the period	69,502
Closing balance at September 30, 2020	$5,188,582
* Includes $192,548 of restricted share units which were issued as a finder's fee and considered a transaction cost.

Subsequent to the initial recognition of the conversion feature on issuance of the convertible debentures, the Company recorded a deferred tax liability of $225,848, thus decreasing the value equity component to $626,408 for the three- and nine- month periods ended September 30, 2020.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

17. Share capital

Common shares

Authorized

As at September 30, 2020, the authorized share capital comprised an unlimited number of common shares. The common shares do not have a par value. All issued shares are fully paid.

Issued and outstanding

	Number of shares	Amount
Balance at January 1, 2019	6,960,000	$335,000
Conversion of series A preferred shares on close of Trichome's RTO	9,513,902	16,332,200
Shares issued for series B subscription receipts	7,849,706	16,484,383
Shares issued for the reverse takeover of 22 Capital Corp.*	751,219	1,577,564
Share issuance costs on RTO	‐	(879,108)
Balance at December 31, 2019	25,074,827	$33,850,039
Restricted shares units converted to common shares in the period	108,750	228,375
Balance at September 30, 2020	25,183,577	$34,078,414

*Number of shares adjusted down by one share from December 31, 2019. This relates to a fractional share adjustment in August 2020.

On September 18, 2017, 3.00 million common shares (or 1.00 million common shares pre the 3:1 share split noted below) were issued at $0.0017 per share. On March 12, 2018, additional common shares of 3.96 million (or 1.32 million common shares pre the 3:1 share split as noted below) were issued, at $0.083 per share.

On October 4, 2019, the Company completed a reverse takeover of 22 Capital Corp. Immediately prior to this reverse takeover, Trichome Financial executed a 3:1 share split of its existing issued and outstanding common shares. The 1.00 million common shares issued at inception of the Company and the 1.32 million common shares issued on March 12, 2018 converted to an aggregate of 6.96 million issued and outstanding common shares on completion of the 3:1 share split, without diluting the ownership interest of any individual shareholder.

As part of the RTO, Trichome Financial issued 0.75 million common shares to the shareholders of 22 Capital for cash proceeds of Nil and a fair value per share of $2.10. The issuance of these shares was accounted for as a transaction expense as part of the RTO, considering the RTO represented an amalgamation of the two companies, and did not qualify as a business combination under IFRS 3 - Business Combinations.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Additionally, upon completion of the RTO, the 3.17 million Class A preferred shares, which were issued as part of a private placement which closed on September 5, 2018, converted into 9.51 million issued and outstanding common shares of the Company. The $16.33 million accreted value of the preferred shares, which is net of the original issuance costs, was reclassified from a liability balance to share capital upon completion of the RTO.

Prior to the RTO, the Company issued subscriptions receipts as part of a Series B private placement, which represented 7.85 million common shares, issued at a price of $2.10 per share. Upon completion of the RTO, these subscription receipts were converted into common shares and $16.48 million, was converted from share deposits to share capital, representing gross proceeds raised from the issuance of the subscription receipts, net of issuance costs.

As at September 30, 2020, the Company had 3.28 million common shares held in escrow related to shares held by insiders of the Company. The shares are held in escrow related to the RTO and are released to their associated owners over time. The remaining amounts in escrow are scheduled to be released from escrow, equally, in October 2020 and April 2021.

Income (Loss) per share

The basic and diluted Net Income (Loss) Per Share has been calculated based on the following net income (loss) and the weighted average number of common shares outstanding:

	Three months ended			Nine months ended
	September 30, 2020		September 30, 2019	September 30, 2020		September 30, 2019
Net income (loss) for the period ‐ applicable for basic earnings (loss) per share	$112,892		$(1,117,908)	$(1,143,817)		$(3,147,227)
Dilution adjustment	111,681	$	‐	$-	$	‐
Net income (loss) for the period ‐ applicable for diluted earnings (loss) per share	$224,573		$(1,117,908)	$(1,143,817)		$(3,147,227)

Issued and outstanding shares at beginning of period	25,074,827		6,960,000	25,074,827		6,960,000
Settlement of restricted share units	33,099		‐	11,114		‐
Net effect from vested and forfeited restricted share units	1,593,005		747,709	1,352,830		624,477
Effect from vested performance share units	630,000		420,000	630,000		420,000
Basic weighted average outstanding common shares	27,330,931		8,127,709	27,068,771		8,004,477
Dilution effect of convertible debentures	2,903,010		‐	-		‐
Dilution effect from restricted share units	1,448,523		‐	-		‐
Diluted weighted average outstanding common shares*	31,682,464		8,127,709	27,068,771		8,004,477
Basic earnings (loss) per share	$0.00		$(0.14)	$(0.04)		$(0.39)
Diluted earnings (loss) per share	$0.01		$(0.14)	$(0.04)		$(0.39)

The calculation of diluted and basic net loss per share for the three and nine-month periods ended September 30, 2020 and September 30, 2019 includes vested RSU's and the prior period comparative has been restated to reflect this.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Class A preferred shares and accretion expense

Trichome Financial issued 9.51 million Class A preferred shares (inclusive of the 3:1 share split which took place immediately prior to the RTO on October 4, 2019) as part of a private placement which closed on September 5, 2018 at $1.58 per share. Gross proceeds were $15.00 million, with issuance costs of $0.50 million. The shares were convertible to cash, at the option of the holder, for $1.72 per share should an initial public offering or a change in control not occur by September 5, 2019. As such, the Class A preferred shares were initially liability-classified on the Company's consolidated statement of financial position, and issuance costs were netted against the gross proceeds. In connection with the RTO, the Class A preferred shares were reclassified to equity, upon conversion to common shares of the Company. During the three- and nine-month periods ended September 30, 2020 Nil accretion expense was recorded (2019 - $0.35 million and $1.25 million) in connection with the liability-classified preferred shares.

Share-based compensation

The Company's Board of Directors approved an Equity Incentive Plan (the "share unit plan") as well as a separate Stock Option Plan (the "stock option plan") for its employees and directors effective October 8, 2019. The share unit plan is specifically for the issuance of performance and restricted share units ("PSUs" and "RSUs"), while the stock option plan is for the administration and issuance of stock options. Under the plans, the maximum number of common shares issuable pursuant to this plan shall not exceed 5,014,996 in aggregate, less the number of common shares issuable pursuant to awards outstanding under the Company's other security-based compensation plans. The number of PSUs, RSUs, and stock options granted, and any applicable vesting conditions related to those share-based payments are determined at the discretion of the compensation committee of the Board of Directors. Share-based reserve represents RSUs and PSUs that have vested, for which common shares have not yet been issued.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

The following tables summarize the activity of equity awards for the three- and nine-month periods ended September 30, 2020:

RSUs	Three months ended
	September 30, 2020		September 30, 2019

	Amount	Value per award	Amount	Value per award
Outstanding, beginning of period	3,000,300	$1.04	1,625,300	$0.92
Granted during the period	154,038	1.25	‐	‐
Forfeited during the period	(40,000)	1.58	‐	‐
Converted to common shares during the period	(108,750)	2.10	‐	‐
Outstanding, end of period	3,005,588	$1.00	1,625,300	$0.92

RSUs	Nine months ended

	September 30, 2020		September 30, 2019

	Amount	Value per award	Amount	Value per award
Outstanding, beginning of period	2,060,300	$1.17	1,475,300	$0.85
Granted during the period	1,094,038	0.82	150,000	1.58
Forfeited during the period	(40,000)	1.58	‐	‐
Converted to common shares during the period	(108,750)	2.10	‐	‐
Outstanding, end of period	3,005,588	$1.00	1,625,300	$0.92

As at September 30, 2020 a total of 1.75 million RSUs have vested. The value of vested RSUs totals $1.76 million, which has been recorded in share-based reserve, and unvested totalled $1.47 million. The awards vest one-third or one-quarter upon grant, and one-third or one-quarter annually thereafter. The fair value of RSUs is determined based on the most recent common share issuance price at the grant date, which is a Level 3 input for all RSUs which were issued prior to the RTO. For any RSUs issued post-RTO, the fair value of the RSUs is a Level 1 input.

During the three- and nine-month periods ended September 30, 2020, the Company recorded share-based compensation expense related to RSUs of $0.17 and $0.75 million (2019 - $0.15 and $0.56 million). Note that 0.15 million RSUs issued during the three-month period ended September 30, 2020 were a finder's fee for the convertible debenture issuance on August 5, 2020 (Note 16) and therefore were capitalized to the liability and equity components of the compound financial instrument.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019
PSUs	Three months ended

	September 30, 2020		September 30, 2019

	Amount	Value per award	Amount	Value per award
Outstanding, beginning of period	630,000	$0.08	630,000	$0.08
Granted during the period	-	-	‐	‐
Outstanding, end of period	630,000	$0.08	630,000	$0.08

PSUs	Nine months ended

	September 30, 2020		September 30, 2019

	Amount	Value per award	Amount	Value per award
Outstanding, beginning of period	630,000	$0.08	630,000	$0.08
Granted during the period	-	-	‐	‐
Outstanding, end of period	630,000	$0.08	630,000	$0.08

As at September 30, 2020 all required performance milestones for the holders of PSUs had been achieved, and all PSUs were vested. The total amount of the vested PSUs at September 30, 2020 was $0.05 million.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

During the three- and nine-month periods ended September 30, 2020, the Company recorded share-based compensation expense for PSUs of Nil (2019 - $0.001 and $0.004 million).

Options - Trichome Financial Corp.	Three months ended
	September 30, 2020		September 30, 2019
		Weighted
	Number of	average exercise		Weighted average
	options	price	Number of options	exercise price
Outstanding, beginning of period	15,000	$1.58	15,000	$1.58
Granted during the period	-	-	‐	‐
Expired during the period	-	-	‐	‐
Outstanding, end of period	15,000	$1.58	15,000	$1.58
Exercisable at the end of period	15,000	$1.58	10,000	$1.58

Options - Trichome Financial Corp.		Nine months ended
	September 30, 2020		September 30, 2019
		Weighted
	Number of	average exercise		Weighted average
	options	price	Number of options	exercise price
Outstanding, beginning of period	85,208	$1.45	15,000	$1.58
Granted during the period	-	-	‐	‐
Expired during the period	(70,208)	1.42	‐	‐
Outstanding, end of period	15,000	$1.58	15,000	$1.58
Exercisable at the end of period	15,000	$1.58	10,000	$1.58

The Company issued 70,208 stock options to the former shareholders of 22 Capital Corp., as part of the RTO on October 4, 2019. The options vested immediately and expired within six months of issuance on April 3, 2020. No options were exercised prior to expiry and all 70,208 stock options were therefore cancelled during the the three months ended June 30, 2020.

As at September 30, 2020, vested options total 15,000. The value of the vested and unexercised options totalled $0.06 million, of which the majority relates to the stock options issued as part of the RTO. The fair value of stock options was determined using the Black-Scholes option pricing model.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019
Options - Trichome JWC Acquisition	Three months ended
Corp.	September 30, 2020		September 30, 2019
		Weighted
	Number of	average exercise			Weighted average
	options	price	Number of options		exercise price
Outstanding, beginning of period	-	$-	‐	$	‐
Granted during the period	5,920,714	1.00	‐		‐
Expired during the period	-	-	‐		‐
Outstanding, end of period	5,920,714	$1.00	‐	$	‐
Exercisable at the end of period	2,960,357	$1.00	‐	$	‐

Options - Trichome JWC Acquisition	Nine months ended
Corp.	September 30, 2020		September 30, 2019
		Weighted
	Number of	average exercise			Weighted average
	options	price	Number of options		exercise price
Outstanding, beginning of period	-	$-	‐	$	‐
Granted during the period	5,920,714	1.00	‐		‐
Expired during the period	-	-	‐
Outstanding, end of period	5,920,714	$1.00	‐	$	‐
Exercisable at the end of period	2,960,357	$1.00	‐	$	‐

As part of the acquisition of JWC on August 28, 2020, the Company implemented an equity incentive plan for its subsidiary - Trichome JWC Acquisition Corp. During the three- and nine-month periods ended September 30, 2020, the Company issued 5.9 million stock options to employees of the Company and Trichome JWC Acquisition Corp. Half of the stock options vest immediately upon grant, with the remaining half vesting equally, quarterly, over a one-year period from the grant date on August 28, 2020. The stock options have an exercise price of $1.00 and expire on the tenth anniversary of the grant date. For the three- and nine-month periods ended September 30, 2020 the Company recorded $0.3 and $0.3 million in stock compensation expense for the Trichome JWC Acquisition Corp. stock options.

The fair value of the Trichome JWC Acquisition Corp. stock options was determined using the black-scholes option pricing model. The inputs into said model were determined as follows:

-  Stock price - determined as the net asset value of Trichome JWC Acquisition Corp. on the grant date of the stock options. The total number of outstanding common shares on that date and hence the value per share was determined based on the fully diluted share count of Trichome JWC Acquisition Corp. on the grant date.

-  Volatility - average volatility of publicly listed comparable companies. Data points used to determine the volatility align with the expected life of the stock options.

-  Expected life - based on the expected time when the stock options will be fully exercised by the holders.

-  Risk-free rate - based on government of Canada bond yields at the time of grant, with similar expected lives as the stock options.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Contributed surplus

Contributed surplus is comprised of share-based compensation.

Non-controlling interest

The table below is the summarized financial information of the Company's subsidiary with non-controlling interests.

Assets
Cash and cash equivalents	$728,545
Amounts receivable	638,948
Prepaid expenses and other assets	1,133,723
Inventory	2,379,972
Biological assets	598,577
Due from related parties	1,455
Intangible assets	130,050
Property plant and equipment	13,596,056
Right of use assets	10,970,154
Total assets	30,177,480

Liabilities and equity
Amounts payable and accrued liabilities	740,744
Lease liabilities ‐ current	53,092
Lease liabilities ‐ long‐term	10,853,895
Non‐controlling interest	(306,828)
Equity attributable to the Company	$18,836,577

The net change in non-controlling interest is as follows for the three- and nine-month periods ended September 30, 2020:

Opening balance ‐ January 1, 2020	$-
TJAC equity incentive plan	306,828
Balance as at September 30, 2020	$306,828

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

18. General and administrative expense

	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Salaries and benefits	$577,271	$188,471	$1,116,248	$518,986
Accrued bonuses	179,358	116,571	416,827	315,075
Professional fees	328,585	113,722	574,132	195,540
Marketing and investor relations	60,117	5,603	193,401	9,733
Executive and advisory fees	-	36,642	53,826	104,930
Rent and CAM fees	56,996	20,709	96,879	47,883
Insurance	89,565	9,255	147,061	27,765
Office and administration costs	58,083	29,280	140,532	52,111
Legal fees	170,327	178,540	629,652	259,251
Travel, meals, and entertainment costs	11,229	26,032	25,335	42,345
Transaction fees	-	‐	-	8,475
Janitorial	3,352	‐	3,352	‐
Vehicles, equipment, and rentals	10,311	‐	10,311	‐
Licenses and permits	7,761	‐	7,761	‐
Repairs and maintenance	7,289	‐	7,289	‐
Shipping	175	‐	175	‐
Utilities	29,056	‐	29,056	‐
Public company costs	7,966	‐	42,536	‐
Total	$1,597,441	$724,825	$3,494,373	$1,582,094

19. Fair value of financial instruments

Financial instruments recorded at fair value on the statement of financial position are classified using a fair value hierarchy that reflects the observability of significant inputs used in making the measurements. The fair value hierarchy has the following levels:

Level 1 - valuation based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - valuation techniques based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 - valuation techniques using one or more significant inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019
			September 30, 2020	December 31, 2019
Cash and cash equivalents	FVTPL	Level 1	$5,309,412	$20,887,704
Investments	FVTPL	Level 1	-	226,368
Derivative assets	FVTPL	Level 2	1,052	154,143
Derivative assets	FVTPL	Level 3	192,864	300,921
Loans receivable	Amortized cost		9,966,066	7,023,217
Loans receivable	FVTPL	Level 3	974,841	‐
Amounts receivable	Amortized cost		732,675	158,169
Amounts receivable	FVTPL	Level 1	78,457	‐
Due from related parties	Amortized cost		26,389	23,583
Due to related parties	Amortized cost		23,790	‐
Amounts payable	Amortized cost		2,127,164	1,264,160
Convertible debentures	Amortized cost		5,188,582	‐

In the normal course of business, the Company holds various financial instruments, which by their nature involve risk, including liquidity risk, interest rate risk, and credit risk of non-performance by counter parties. These financial instruments are subject to normal credit standards, financial controls, risk management as well as monitoring procedures.

The Company is exposed in varying degrees to a variety of financial instrument related risks:

Liquidity risk

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. The Company's objective in managing liquidity risk is to maintain sufficient, readily available capital in order to meet its liquidity requirements. Considering the capital intensity of the business, this includes analyzing expected future cash outflows for new lending arrangements, additional capital draw downs on existing loans, potential future equity investments, as well as cash requirements of the Company's active investments.

As at September 30, 2020, the Company's financial liabilities have contractual maturities as follows. The expected cash outflows are the undiscounted cash balances to be paid over the coming periods.

	0 ‐ 12 months		2 ‐ 5 years		5+ years	Total
Amounts payable, accrued liabilities, and other liabilities	$2,127,164	$	‐	$	‐	$2,127,164
Due from related parties	23,790		‐		‐	23,790
Convertible debentures	‐		6,200,000		‐	6,200,000
Lease liabilities	1,709,840		10,742,584		14,898,358	27,350,782
Total	$3,860,794		$16,942,584		$14,898,358	$35,701,736

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

With the acquisition of JWC on August 28, 2020, the Company's focus on cash outflows to support lending was refocused to also consider future working capital needs of JWC. The Company performs modelling and budgeting activities to assess liquidity needs.

COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic, greatly impacting financial markets and leading governments within the jurisdictions of the Company's borrowers to implement certain social distancing and quarantine measures. As at the date of these Financial Statements, any impact to the Company's borrowers is uncertain, however, the impact of COVID-19 may effect ECLs on a go-forward basis should any of the Company's borrowers be unable to maintain liquidity, cultivation activities, or sales to customers.

Interest rate risk

The Company's exposure to interest rate risk relates to risk of loss due to volatility of interest rates. The Company does not enter into lending arrangements where the interest rate is variable, which reduces its risk to the volatility of market rates. The Company's policy is to invest excess cash in investment grade short term guaranteed investment certificates. The Company periodically monitors the investments it makes and is satisfied with the creditworthiness of its banks. The Company does not hold any loans at a floating rate.

The Company did not institute any changes to its interest rate strategy during the period.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company's primary exposures to credit risk relates to the Company's amounts receivable and loans receivable balances. This risk is mitigated through due diligence performed on counterparties, and other contractual arrangements, which includes pledged assets of the borrower as collateral.

Trichome Financial generally assesses borrowers' management experience/integrity, financial health, business plans, capacity, products, customers, contracts, competitive advantages/disadvantages, and other pertinent factors when assessing credit risk. This includes the analysis of forward-looking financial forecasts. Management, using knowledge and experience in the cannabis industry, assesses the viability of the forecasts prepared by the borrower in order to determine the overall level of credit risk associated with the deployment of capital. On certain loans, interest is paid upfront by the borrower, in addition to set-up fees and original issuer discounts, in order to reduce credit risk. In some instances, loans may also include a minimum working capital surplus to be maintained by the borrower throughout the duration of the loan in order to reduce the risk of the borrower not being able to service their debt obligations with the Company. Finally, as an additional protection to reduce credit risk, the Company may also obtain derivative assets or equity instruments in the borrower when entering certain lending arrangements.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Obtaining these financial assets alleviates the credit risk associated with the capital deployed, as they can be liquidated to recoup any proceeds lost in the case of default on a loan.

In addition to due diligence and the factors noted above, Trichome Financial obtains approval from its Board of Directors for significant lending arrangements. Trichome Financial generally considers collateral of the underlying businesses, including property, plant and equipment, inventory, and receivables, in structuring its investments and managing credit risk. Trichome Financial actively monitors financial results of the underlying businesses regularly against the underlying business plans and industry trends. This typically includes comparing the borrower's forecasts originally considered when entering into the lending arrangement versus actual results. Using this information, Management will then reassess the borrowers' overall credit rating throughout the term of the loan and record an additional expected credit loss as needed, if it has been determined that the borrower's credit rating has diminished since entering the arrangement. As part of this assessment, Management will take into consideration whether or not the expected credit loss associated with the loan needs to be determined based on the expected losses over the next year, or alternatively, if the credit rating of the borrower has significantly diminished, the lifetime expected loss on the loan. There are currently no overdue amounts owing on the Company's loans receivable. If a borrower is not expected to repay the principal balance of the loan on maturity, the Company will amend the terms of the loan agreement to extend the maturity date of the loan.

Trichome Financial's borrowers are generally within the Canadian cannabis industry, however, Trichome Financial diversifies credit risk by lending to companies that operate in different Canadian geographic regions, as well as different sectors within the cannabis market such as cultivation, extraction, and retail.

The Company is also exposed to credit risk with respect to accounts receivable in connection with cannabis sales. Currently, these accounts receivable primarily relate to amounts owed by government provincial cannabis bodies, which the Company considers low risk counterparties. To address risks related to account receivables from non-government counterparties, the Company considers the financial health of the counterparty, and may require cash upfront in certain instances.

Foreign currency risk

Foreign currency risk arises because of fluctuations in exchange rates. The Company has certain assets denominated in U.S. dollars that are affected by changes in exchange rates between the Canadian and U.S. dollar.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

Capital management

The Company's objective when managing capital is to ensure that there are adequate capital resources to safeguard the Company's ability to continue as a going concern and maintain adequate levels of funding to support its ongoing operations and development such that it can continue to provide returns to shareholders and benefits for other stakeholders.

The Company's capital is composed of equity and convertible debentures. The Company's primary uses of capital include both credit and equity investments with companies in the cannabis industry, as well as managing active cannabis production assets. The Company also uses capital to finance operations, capital expenditures, and increases in working capital. The Company currently manages these requirements through debt and equity financings and may need to raise additional funds to reach its goals. The Company's objective when managing capital is to ensure that the Company will continue to have enough liquidity to meet its obligations.

The Company monitors its capital based on the adequacy of its cash resources to fund its business plan and growth strategy. In order to maximize flexibility to finance growth of the business, the Company does not currently pay a dividend to holders of its common shares.

20. Segmented information

During the quarter, Trichome Financial operated under two separate reporting segments. Below is a summary of the financial performance, as well as select balance sheet amounts, of the individual segments during the nine-month period ended September 30, 2020.

Three borrowers generated 84% and 84% of total revenue during the three- and nine-month periods ended September 30, 2020, with the largest comprising 47% and 48% of total revenues respectively over those periods (for the three- and nine-month periods ended September 30, 2019, two borrowers generated 100% and three borrowers generated 98% of total revenues respectively, with the largest comprising 75% and 60% of total revenues respectively over those periods).

TJAC acquired the assets of JWC on August 28, 2020, and therefore, financial results for this segment represent a 33-day period.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019
	Trichome Financial Corp.		Trichome JWC Acquisition Corp.	Consolidated
Select income statement items:
Medical cannabis sales (net of excise tax)	$-		$6,366	$6,366
Interest revenue	926,078		‐	926,078
Royalty and other revenue	37,707		‐	37,707
Total revenue	963,785		6,366	970,151

Cost of cannabis sales	‐		196,348	196,348

Realized fair value amount of inventory sold	‐		‐	-
Unrealized fair value on biological assets	‐		‐	-

General and administrative expenses	925,674		671,767	1,597,441
Expected credit loss	(426,631)		‐	(426,631)
Share‐based compensation expense	172,802		306,828	479,630
Depreciation and amortization expense not included in cost of cannabis sales	620		63,003	63,623
Total operating expenses	672,465		1,041,598	1,714,063

Gain (loss) from operations	291,320		(1,231,580)	(940,260)
Other operating expenses (income)	436,252		(1,263,556)	(827,304)
Net (loss) income before tax	(144,932)		31,976	(112,956)
Deferred tax recovery	225,848		‐	225,848
Net income for the period	$80,916		$31,976	$112,892

	Trichome Financial Corp.		Trichome JWC Acquisition Corp.	Consolidated
Select segmented assets:
Current and non‐current loans receivable	$10,940,907	$	‐	$10,940,907
Amounts receivable	261,068		638,948	900,015
Biological asset	‐		598,577	598,577
Inventory	‐		2,379,972	2,379,972
Equity accounted investees	314,891		‐	314,891
Property, plant and equipment	‐		13,596,056	13,596,056
Intangible assets	38,435		130,050	168,485
Right of use asset	‐		10,970,154	10,970,154

21. Commitments and contingencies

Leases

The Company currently leases two cultivation facilities in Kitchener, Ontario as well as office space in Toronto, Ontario. Commitments over the coming years related to leased cultivation facilities are shown in more detail in Note 12. The leased office space in Toronto, Ontario is on a month-to-month basis and therefore does not have any significant lease commitments moving forward.

Notes to the Consolidated Condensed Interim Financial Statements - unaudited For the three and nine months ended September 30, 2020 and September 30, 2019

22. Subsequent events

On October 30, 2020, the Company sold its Cresco Labs Inc. loan receivable to an unrelated third party. The loan was sold for proceeds of USD$1.98 million (CAD$2.61 million) and resulted in a settlement gain of nil. Proceeds from the sale of the loan will be used by the Company to pursue further investment opportunities in the cannabis industry as well as to meet working capital needs.

On November 19, 2020, one of the Company's borrower, Good Buds, extended its repayment to December 2020. Good Buds is in the final stages of obtaining refinancing with a major lender, for which a portion of the proceeds is to be used to fully repay its loans to the Company.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The Business Corporations Act (British Columbia) (the "BCBCA") provides that a company may:

(a) indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable; and

(b) after the final disposition of an eligible proceeding (as defined below), pay the expenses (as defined below) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding.  The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding, if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the BCBCA, an "eligible party", in relation to a company, means an individual who:

(a) is or was a director or officer of the company;

(b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the company, or (ii) at the request of the company; or

(c) at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "associated corporation" means a corporation or entity referred to in paragraph (b) or (c) of the definition of "eligible party" above.

An "eligible penalty" under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An "eligible proceeding" under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

"expenses" include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a) order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b) order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c) order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d) order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order; or

(e) make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Registrant's articles define "eligible penalty" to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.  An "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The Registrant's articles, subject to the BCBCA, provide that the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  Each director and alternate director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant's articles further provide that subject to any restrictions in the BCBCA, the Registrant may indemnify any person and that the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant's articles does not invalidate any indemnity to which he or she is entitled under the Registrant's articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Registrant; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (iii) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (iv) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Registrant maintains directors' and officers' liability insurance coverage through primary and Side A policies covering the Registrant and its subsidiaries, with annual aggregate policy limits of US$5,000,000, subject to a corporate self-retention of US$5,000,000.  This insurance provides indemnity to the Registrant and to its directors and officers as required or permitted by law for liability claim damages, including legal costs, incurred by officers, directors and alternate directors in their capacity as such.  This policy, subject to its terms and conditions, may also provide coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers is subject to various terms, conditions, and exclusions.

* * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Annual Information Form of the Registrant dated January 27, 2021 (incorporated by reference from Exhibit 99.79 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.2

The Registrant's Audited Consolidated Financial Statements as at and for the financial year ended December 31, 2019, and related notes thereto, together with the independent auditor's report thereon (incorporated by reference from Exhibit 99.2 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.3

Management's Discussion and Analysis for the year and three months ended December 31, 2019 and 2018 (incorporated by reference from Exhibit 99.1 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.4

The Registrant's Unaudited Interim Condensed Consolidated Financial Statements for the three and nine-month periods ended September 30, 2020 and 2019, and related notes thereto (incorporated by reference from Exhibit 99.68 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.5

Management's Discussion and Analysis for the three and nine-month periods ended September 30, 2020 and 2019 (incorporated by reference from Exhibit 99.67 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.6

The Management Information Circular of the Registrant dated February 5, 2020 in connection with the annual general meeting of shareholders of the Registrant held on March 16, 2020 (incorporated by reference from Exhibit 99.13 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.7

The Management Information Circular of the Registrant dated November 12, 2020 in connection with the special meeting of shareholders of the Registrant held on December 16, 2020 (incorporated by reference from Exhibit 99.64 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.8

The Material Change Report of the Registrant dated January 8, 2021 related to the announcement of the definitive arrangement agreement between the Registrant and Trichome Financial Corp. (incorporated by reference from Exhibit 99.74 to the Registrant's Form 40-F, filed with the Commission on February 12, 2021)

4.9

The Material Change Report of the Registrant dated February 17, 2021 related to the completion of the consolidation of the Registrant's common shares on a four to one basis on February 12, 2021 (incorporated by reference from Exhibit 99.3 to the Registrant's Form 6-K, filed with the Commission on March 9, 2021)

4.10

The Material Change Report of the Registrant dated February 26, 2021 related to the appointments of Brian Schinderle and Haleli Barath to the Registrant's board of directors and concurrent resignations of Rafael Gabay and Steven Mintz from the Registrant's board of directors on February 22, 2021 (incorporated by reference from Exhibit 99.6 to the Registrant's Form 6-K, filed with the Commission on March 9, 2021)

4.11

The Material Change Report of the Registrant dated February 26, 2021 related to the Registrant's announcement on February 25, 2021 that its application to list the Registrant's common shares on the NASDAQ Capital Market was approved (incorporated by reference from Exhibit 99.7 to the Registrant's Form 6-K, filed with the Commission on March 9, 2021)

4.12	The Material Change Report of the Registrant dated March 25, 2021 related to the Registrant's completion of the acquisition of Trichome Financial Corp. (incorporated by reference from Exhibit 99.1 to the Registrant's Form 6-K, filed with the Commission on March 29, 2021)

5.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

5.2	Consent of MNP LLP

6.1	Powers of Attorney (included on the signature page of the F-10 Registration Statement filed with the Commission on March 15, 2021)

7.1	Form of Indenture

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

      A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement on Form F-10.

       Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glil Yam, Country of Israel on March 31, 2021.

IM CANNABIS CORP.

By:	/s/ Oren Shuster
	Name:	Oren Shuster
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date
/s/ Oren Shuster Oren Shuster	Chief Executive Officer and Director	March 31, 2021
* Shai Shemesh	Chief Financial Officer	March 31, 2021
* Marc Lustig	Director	March 31, 2021

* Vivian Bercovici	Director	March 31, 2021
* Brian Schinderle	Director	March 31, 2021
* Haleli Barath	Director	March 31, 2021

*By: /s/ Oren Shuster
Name: Oren Shuster
Title:  Attorney-in-fact

AUTHORIZED REPRESENTATIVE

      Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on March 31, 2021.

By:	/s/ Brian Schinderle
	Name:	Brian Schinderle
	Title:	Director